As filed with the Securities and Exchange Commission on September 7, 2018

Registration No. 333-218991

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	2300	81-4701719
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Jerash Holdings (US), Inc.

147 W. 35th Street, Room #1603

New York, NY 10001

(212) 575-9085

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Choi Lin Hung

Chief Executive Officer, President and Treasurer

147 W. 35th Street, Room #1603

New York, NY 10001

(212) 575-9085

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James M. Jenkins, Esq. Alexander R. McClean, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, New York 14604 (585) 232-6500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
		(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-218991) (the “Registration Statement”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to include the consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018 and to update certain other information in the Registration Statement. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 7, 2018

PROSPECTUS

Jerash Holdings (US), Inc.

1,591,750 Shares of Common Stock and
up to 74,000 Shares of Common Stock Underlying Warrants

This prospectus relates to the offering and resale by the selling securityholders identified herein of up to (i) 740,000 shares of common stock, par value $0.001 per share, of Jerash Holdings (US), Inc., and (ii) 74,000 shares of common stock that are issuable upon the exercise of the warrants, issued in connection with a private placement offering that we initially closed on May 15, 2017 and had subsequent closings on August 18, 2017 and September 27, 2017 (the “Private Placement”), and (iii) 851,750 shares of our common stock. The warrants are exercisable at an exercise price of $6.25 per full share until May 15, 2022 with respect to 49,000 underlying shares, until August 18, 2022 with respect to 20,000 underlying shares, and until September 27, 2022 with respect to 5,000 underlying shares.

The registration of the shares of common stock hereunder does not mean that any of the selling securityholders will actually offer or sell the full number of shares being registered pursuant to this prospectus. The selling securityholders may sell the shares of common stock to be registered hereby from time to time. We will, however, receive the exercise price of the warrants if and when the warrants are exercised for cash by the securityholders. We intend to use these proceeds, if any, for general corporate purposes. The selling securityholders may offer and sell the shares in a variety of transactions described under the heading “Plan of Distribution” beginning on page 17, including transactions on any stock exchange, market or facility on which the common stock may be traded, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

We are not selling any securities covered by this prospectus and will not receive any of the proceeds from the sale by the selling securityholders. We are registering the common stock on behalf of the selling securityholders. We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling and other expenses incurred by the selling securityholders, including commissions and discounts, if any, attributable to the sale or disposition by such selling securityholders will be borne by them.

Our common stock is listed on the Nasdaq Capital Market under the symbol “JRSH.” On September 5, 2018, the closing price as reported on the Nasdaq Capital Market was $6.34 per share. This price will fluctuate based on the demand for our common stock.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2018

You should rely only on the information contained in this prospectus and any prospectus supplement prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely upon it. This prospectus is not an offer to sell, nor are the selling securityholders seeking an offer to buy, securities in any state were such offer or solicitation is not permitted. The information in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since these dates.

For investors outside the United States: neither we nor any of the selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of our common stock and the distribution of this prospectus outside the United States.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Jerash,” the “Company,” the “Group,” “we,” “us,” “our” and similar references refer to Jerash Holdings (US), Inc.

Prospectus Summary

The following summary highlights information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before you decide to invest in our common stock, you should read and carefully consider the following summary together with the entire prospectus, including our financial statements and the related notes thereto appearing elsewhere in this prospectus and the matters discussed in the sections in this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See the section in this prospectus entitled “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus.

Our Company

Overview

Through its wholly owned operating subsidiaries, Jerash Holdings (US) Inc. (“Jerash Holdings,” the “Company,” the “Group,” “we,” “us,” “our”) is principally engaged in the manufacturing and exporting of customized, ready-made sport and outerwear from knitted fabric produced in our facilities in Jordan.

The Group is a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, Sears, Hanes, Columbia, Land’s End, VF Corporation (which owns brands such as The North Face, Timberland, Wrangler, Lee, Jansport, etc.), and Philip-Van Heusen (which owns brands such as Calvin Klein, Tommy Hilfiger, IZOD, Speedo, etc.). The Group’s production facilities are made up of three factory units and two warehouses and employ currently approximately 2,900 people. Our employees include local Jordanian workers as well as migrant workers from Bangladesh, Sri Lanka, India, Myanmar and Nepal. The total annual capacity at Jerash Group’s facilities is approximately 6.5 million pieces (average for product categories including crewnecks, polos and jackets).

Merger

Jerash Holdings is a holding company organized in Delaware in January 2016 with nominal or no assets or operations. On May 11, 2017, a merger (the “Merger”) was implemented via two transactions, the first being an equity contribution whereby the shareholders of Global Trend International Limited (“Global Trend”) contributed 100% of the outstanding capital stock of Global Trend to Jerash Holdings in exchange for an aggregate of 8,787,500 shares of the common stock of Jerash Holdings, with Global Trend becoming a wholly owned subsidiary of Jerash Holdings. In the second transaction, Global Trend merged with and into Jerash Holdings, with Jerash Holdings being the surviving entity, as a result of which Jerash Holdings became the direct parent of Global Trend’s wholly-owned operating subsidiaries, Jerash Garments and Fashions Manufacturing Co. Ltd. (“Jerash Garments”) and Treasure Success International Limited (“Treasure Success”).

Organizational Structure

Jerash Holdings has the following wholly owned subsidiaries: (i) Jerash Garments, an entity formed under the laws of Jordan, (ii) Treasure Success, an entity formed under the laws of Hong Kong, (iii) Chinese Garments and Fashions Manufacturing Co. Ltd. (“Chinese Garments”), an entity formed under the laws of Jordan and a wholly owned subsidiary of Jerash Garments, and (iv) Jerash for Industrial Embroidery Company Limited (“Jerash Embroidery”), an entity formed under the laws of Jordan and a wholly owned subsidiary of Jerash Garments.

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This table reflects the Group’s organizational structure:

Jerash Garments was established in Jordan in November 2000 and operates out of the Group’s factory unit in Al Tajamouat Industrial City, a Qualified Industrial Zone (“QIZ”) in Amman, Jordan. Jerash Garments’ principal activities are to house management offices and to operate production lines and sewing, ironing, packing and quality control units, as well as house the Group’s trims and finished products warehouses.

Chinese Garments was established in Jordan in June 2013 and operates out of the Group’s factory unit in Al Tajamouat Industrial City, a QIZ in Amman, Jordan. Chinese Garments’ principal activities are to house administration, human resources, finance and management offices and to operate additional production lines and sewing, ironing, and packing units, as well as house the Group’s trims warehouse.

Jerash Embroidery was established in Jordan in March 2013 and operates out of the Group’s factory unit in Al Tajamouat Industrial City, a QIZ in Amman, Jordan. Jerash Embroidery’s principal activities are to perform the cutting and embroidery for the Group’s products.

Treasure Success was established in Hong Kong in July 2016 and operates in Hong Kong. Treasure Success’s primary activities are to employ sales and merchandising staff and supporting personnel in Hong Kong to support the business of Jerash Garments and its subsidiaries.

Products

Our products are in the customized, ready-made sport and outerwear segment, and the Group derives all of its revenue from the manufacturing and sales of sport and outerwear. The Group’s product offering consists of jackets, polo shirts, crew neck shirts, pants and shorts made from knitted fabric. Our primary product offering is jackets, and in the fiscal years ended March 31, 2018 and 2017, approximately 48% and 58%, respectively, of our total shipped pieces were jackets.

Manufacturing and Production

Our production facilities are located in Al Tajamouat Industrial City, a QIZ in Amman, Jordan, and are comprised of three factory units and two warehouses. Currently, the first factory unit, which the Group owns, employs approximately 1,300 people. Its primary functions are to house the Group’s management offices, as well as production lines, the Group’s trims warehouse, and sewing, ironing, and packaging units. The second factory unit, which the Group leases, employs approximately 1,300 people. Its primary functions are to house the Group’s administrative and human resources personnel, as well as merchandising and accounting departments, as well as additional production lines, the Group’s trims and finished products warehouses, and sewing, ironing, packing and quality control units. The third factory unit, which the Group leases, employs approximately 300 people. Its primary functions are to perform the cutting and embroidery for the Group’s products.

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In 2015, we commenced a project to build a 4,844 square foot workshop in the Tafilah Governorate of Jordan, which will primarily be used as a sewing workshop for Jerash Garments. This project is expected to cost approximately $230,000 to construct and is estimated to be completed during calendar year 2018. In 2018, the Group commenced another project to build a 53,820 square foot workshop in Al-Hasa County in the Tafilah Governorate of Jordan, which is expected to be completed by the middle of calendar year 2019. Provided that we satisfy certain employment requirements over certain time periods, we do not anticipate incurring any significant costs for the project, which is being constructed in conjunction with the Jordanian Ministry of Labor and the Jordanian Education and Training Department. In the event we breach our agreement with these government agencies, we will have to pay such agencies 250,000 Jordanian Dinar (“JOD”) or $353,000. See the section entitled “Properties” below for more information regarding these workshops.

Total annual capacity at the Group’s existing facilities is approximately 6.5 million pieces (average for product categories including crewnecks, polos and jackets). Our production flow begins in the Group’s third factory unit in the cutting department. From there, the product moves to either the Group’s first or second factory unit for processing by the sewing unit, finishing department, quality control, and finally the ironing and packing units. If applicable during this process, the product is sent back to the embroidery department at the Group’s third factory unit for embroidery.

The Group does not have long term supply contracts or arrangements with our suppliers. Most of the Group’s ultimate suppliers for raw materials, such as fabric, zippers and labels, are designated by customers and the Group purchases such materials on a purchase order basis.

Private Placement Offering

Following the Merger, we conducted a private placement of our securities to accredited investors in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) and Rule 506 of Regulation D under the Securities Act (the “Private Placement”). In the Private Placement, we offered shares of our common stock and warrants to purchase shares of our common stock, with each five-year warrant immediately exercisable for one-tenth of one share of common stock at an exercise price per full share equal to $6.25. The Private Placement concluded after three successive closings on May 15, August 18 and September 27, 2017 in which we sold an aggregate of 395,000 shares of common stock and warrants to purchase 79,000 shares of common stock for net proceeds of approximately $1.8 million. We also issued warrants to the designees of our placement agent in the Private Placement to purchase a total of 71,100 units, with each unit consisting of one share of our common stock and one warrant (with each such warrant being immediately exercisable for one-tenth (1/10th) of one share of common stock at an exercise price of $6.25 per share for a period of five years from the applicable issuance date), at an exercise price of $5.50 per unit.

Initial Public Offering

On March 14, 2018, we commenced our initial public offering of common stock pursuant to a registration statement on Form S-1 (File No. 333-222596) (the “IPO”). Upon the IPO’s closing on May 2, 2018, we issued 1,430,000 shares of common stock and raised gross proceeds of $10,010,000 and net proceeds of approximately $8,930,000 after deducting the placement agent’s commissions and expenses and other offering expenses. In addition, pursuant to the underwriting agreement with our placement agent for the IPO, we issued warrants to purchase 57,200 shares of common stock to the placement agent and its affiliates. These warrants have an exercise price of $8.75 per share and may be converted by means of “cashless” exercise during the term of the warrant. These warrants will be exercisable on November 2, 2018 and until the fifth anniversary of their issuance.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include being permitted to:

•	have only two years of audited financial statements and only two years of related MD&A;

•	omit the auditor attestation of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and

•	provide limited disclosure about our executive compensation arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus and the reports we file with the Securities and Exchange Commission (the “SEC”), which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We could remain an emerging growth company until the earlier of October 2022 and the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Risks Associated with Our Business

Before you invest in our securities, you should carefully consider all the information in this prospectus, including the following risks and uncertainties that may materially affect our business, financial condition, results of operations and prospects, as described more fully in the section entitled “Risk Factors:”

•	We rely on one key customer for substantially all of our revenue;

•	We are dependent on a single product segment comprised of a limited number of products;

•	Our customers are in the clothing retail industry, which is subject to substantial cyclical variations;

•	We face intense competition in the worldwide apparel manufacturing industry;

•	All of our manufacturing facilities are located in Amman, Jordan, and we are subject to the risks of doing business abroad;

•	We may require additional financing to fund our operations and capital expenditures; if we are unable to obtain such additional financing our business operations may be harmed;

•	Future sales and issuances of our capital stock or rights to purchase capital stock could result in substantial dilution to our stockholders;

•	We rely on our management team and other key employees, who may face competing demands relating to their time and resources; and

•	The reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, which may lead to volatility and a decrease in the market price of our common stock.

Our Corporate Information

Our principal executive offices are located at 147 W. 35th Street, Room #1603, New York, New York 10001, and our telephone number is (212) 575-9085. Our website address is www.jerashholdings.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus or the registration statement of which it forms a part. You should not rely on any information on our website in making your decision to purchase our common stock.

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The Offering

Offering price	Shares of our common stock may be sold at prevailing market prices as quoted on the Nasdaq Capital Market (“Nasdaq”) under the symbol “JRSH” or in privately negotiated transactions.

Common stock offered by the selling securityholders	Up to 1,665,750 shares of common stock, including 74,000 shares of common stock underlying warrants.

Common stock outstanding prior to this offering (1)	11,325,000 shares, including 1,591,750 shares registered hereunder to be sold by the selling securityholders.

Common stock to be outstanding assuming full exercise of the warrants held by the selling securityholders	11,399,000 shares.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling securityholders. If the selling securityholders exercise all of the warrants on a cash basis, we will receive approximately $462,500. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” beginning on page 18.

Nasdaq Capital Market Symbol	JRSH.

Risk factors	You should read the section of this prospectus entitled “Risk Factors” for a discussion of factors to carefully consider before deciding to invest in shares of our common stock.

(1) The number of shares of our common stock outstanding prior to this offering is based on 11,325,000 shares outstanding as of September 5, 2018 and excludes common stock issuable upon the exercise of the following warrants or stock options:

•	54,000, 20,000, and 5,000 shares of common stock being offered by the selling securityholders that are issuable upon exercise of warrants issued in a private placement of our securities at an exercise price of $6.25 per share and expiring on May 15, August 18 and September 27, 2022, respectively;

•	4,860, 1,800 and 450 shares of common stock issuable upon exercise of warrants issued to the placement agent in our private placement and its designees at an exercise price of $6.25 per share and expiring on May 15, August 18 and September 27, 2022, respectively;

•	50,000 shares of common stock issuable upon exercise of a warrant issued to our board observer at an exercise price of $5.00 per share and expiring on May 15, 2022;

•	989,500 shares of common stock issuable upon exercise of outstanding nonqualified stock options issued under the Jerash Holdings (US), Inc. 2018 Stock Incentive Plan (the “Stock Incentive Plan” or the “Plan”) to certain of our officers and employees at a price of $7.00 per share and expiring on April 9, 2023; and

•	57,200 shares of common stock issuable upon exercise of outstanding warrants held by the IPO placement agent at a price of $8.75 per share and expiring on May 2, 2023.

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Risk Factors

There are numerous risks affecting our business, some of which are beyond our control. An investment in our common stock involves a high degree of risk and may not be appropriate for investors who cannot afford to lose their entire investment. If any of the following risks actually occur, our business, financial condition or operating results could be materially harmed. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. In addition to the risks outlined below, risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. Potential risks and uncertainties that could affect our operating results and financial condition include, without limitation, the following:

Risks Related to Our Business and Our Industry

We rely on one key customer for substantially all of our revenue. We cannot assure you that this or any other customer will continue to buy our products in the same volumes or on the same terms.

Our sales to VF Corporation (which owns brands such as The North Face, Timberland, Wrangler, Lee and Jansport), directly and indirectly, accounted for approximately 79% of our total sales in both fiscal 2017 and fiscal 2018 and 91% of our sales in the quarter ended June 30, 2018. From an accounting perspective, we are considered the primary obligor in our relationship with VF Corporation. We bear the credit and inventory risk, and we have the right to determine the price and to change our product. Therefore, we present the sales and related manufacturing activities on a gross basis.

We are not party to any long-term contracts with VF Corporation or our other customers, and our sales arrangements with our customers do not have minimum purchase requirements. As is common in our industry, VF Corporation and our other customers place purchase orders with us after we complete detailed sample development and approval processes. It is through these sample development and approval processes that we and VF Corporation agree to the purchase and manufacture of the garments in question. From April 1, 2017 to June 30, 2018, VF Corporation issued approximately 9,232 purchase orders to us in amounts ranging from approximately $10 to $570,000. We are not substantially dependent on any particular order from VF Corporation.

We cannot assure you that our customers will continue to buy our products at all or in the same volumes or on the same terms as they have in the past. The failure of VF Corporation to continue to buy our products in the same volumes and on the same terms as in the past may significantly reduce our sales and our earnings. We cannot assure you that VF Corporation will continue to purchase our merchandise at the same historical rate, or at all, in the future, or that we will be able to attract new customers. In addition, because of our reliance on VF Corporation as our key customer and their bargaining power with us, VF Corporation has the ability to exert significant control over our business decisions, including prices.

To the extent The North Face brand of VF Corporation, the brand under which the majority of our products are sold, experiences any adverse change in brand image, reputation or popularity, our sales and earnings would be materially adversely impacted.

A material decrease in the quantity of sales made to our principal customers, a material adverse change in the terms of such sales or a material adverse change in the financial condition of our principal customers, including due to damage to their reputation or brand, could significantly reduce our sales and our earnings.

We may require additional financing to fund our operations and capital expenditures.

As of June 30, 2018, we had cash and cash equivalents of approximately $12.9 million and restricted cash of approximately $3.7 million. There can be no assurance that our available cash, together with resources from our operations, will be sufficient to fund our operations and capital expenditures. In addition, our cash position may decline in the future, and we may not be successful in maintaining an adequate level of cash resources. Treasure Success entered into an secured credit facility with Hong Kong and Shanghai Banking Corporation (“HSBC”) for up to a minimum of $20,000,000 (the “Credit Facilities”) to finance the working capital needs of the Company. The Credit Facilities consists of (i) an $8,000,000 import credit facility with HSBC entered into on May 29, 2017 (the “Facility Letter”) and (ii) a $12,000,000 invoice discounting/factoring facility entered into on August 21, 2017 (the “Factoring Agreement”). As of June 30, 2018, $6,345,846 was outstanding under the Facility Letter and $713,687 was outstanding under the Factoring Agreement. In addition, we may be required to seek additional debt or equity financing in order to support our growing operations. We may not be able to obtain additional financing on satisfactory terms, or at all, and any new equity financing could have a substantial dilutive effect on our existing stockholders. If we cannot obtain additional financing, we may not be able to achieve our desired sales growth, and our results of operations would be negatively affected.

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Defaults under the Credit Facilities could result in a foreclosure on our assets by our lender which would negatively impact our financial condition and results of operations.

The Credit Facilities are guaranteed by us and Jerash Garments, as well as by our significant stockholders Mr. Choi Lin Hung, our chairman, chief executive officer, president, treasurer and a significant stockholder, and Mr. Ng Tsze Lun, a significant stockholder, whose interests may differ from the other stockholders of the Company as a result of their personal guarantees. The Credit Facilities are collateralized by a blanket security interest and includes various financial and other covenants. If in the future we default under the Credit Facilities, our lender could, among other things, declare our debt to be immediately due and payable. If this were to occur, we would be unable to repay our bank debt in full unless we could sell sufficient assets or obtain new financing through a replacement credit facility or equity transaction. If a new credit facility could be obtained, it is likely that it would have higher interest rates and impose significant additional restrictions and requirements on us. There is no assurance that we would be able to obtain a waiver or amendment from our lender or obtain replacement debt financing or issue sufficient equity securities to refinance these facilities. If we are unable to pay off the facility, our lender could foreclose on our assets, which may negatively impact our financial condition and results of operations.

If the market share of our customers declines, our sales and earnings may decline.

Our sales can be adversely affected in the event that our direct and indirect customers do not successfully compete in the markets in which they operate. In the event that the sales of one of our major customers decline for any reason, regardless of whether it is related to us or to our products, our sales to that customer may also decline, which could reduce our overall sales and our earnings.

We rely on our management team and other key employees, who may face competing demands relating to their time and resources. The loss of one or more executives or key employees could harm our business.

Our success depends upon the continued service provided by our management team, including Choi Lin Hung, Richard J. Shaw, and Wei Yang. Members of our management team have competing demands for their time and resources. Our Chief Financial Officer serves pursuant to a consulting agreement requiring him to provide approximately 40 hours of service to the Company per month. Our Chairman and Chief Executive Officer has business interests in addition to ours, which may cause conflicts of interest with respect to our operations. To the extent the members of our management team have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and their other activities.

While we have entered into consulting agreements with each of these individuals, the consulting agreements are not long-term and may be terminated upon 30 days’ or less prior written notice or no notice. The loss of one or more of our personnel could disrupt our operations and harm our business.

We may have conflicts of interest with our affiliates and related parties, and in the past we have engaged in transactions and entered into agreements with affiliates that were not negotiated at arms’ length.

We have engaged, and may in the future engage, in transactions with affiliates and other related parties. These transactions may not have been, and may not be, on terms as favorable to us as they could have been if obtained from non-affiliated persons. While an effort has been made and will continue to be made to obtain services from affiliated persons and other related parties at rates and on terms as favorable as would be charged by others, there will always be an inherent conflict of interest between our interests and those of our affiliates and related parties. Through his wholly-owned entity Merlotte, Mr. Choi Lin Hung, our chairman, chief executive officer, president, treasurer and a significant stockholder, has an indirect ownership interest in certain of the companies, including Ford Glory and Value Plus (Macao Commercial Offshore) (“Value Plus”), with which we have, or in the future may have, such agreements or arrangements. In addition, we have entered into agreements with Victory Apparel, which is wholly-owned by Mr. Choi Lin Hung and Mr. Lee Kian Tjiauw, significant stockholders. We anticipate renewing the terms of our Credit Facilities to extend its term and expect that the personal guarantees of Mr. Choi and Mr. Ng Tsze Lun, a significant stockholder, will be released in exchange for Treasure Success and Jerash Holdings agreeing to guarantee the amounts under the Credit Facilities. The release of these guarantees will personally benefit Mr. Choi and Mr. Ng but will require Jerash Holdings and Treasurer Success to incur potential liability in connection with their guarantee. Our majority stockholders may economically benefit from our arrangements with related parties. If we engage in related party transactions on unfavorable terms, the Company’s operating results will be negatively impacted.

Our revenues and cash requirements are affected by the seasonal nature of our business.

A significant portion of our revenues are received during the first six months of our fiscal year, or from April through September. A majority of our VF Corporation orders are derived from winter season fashions, the sales of which occur in the spring and summer and are merchandized by VF Corporation during the autumn months (September through November). As such, the second half of our fiscal year reflect lower sales in anticipation of the spring and summer seasons.

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We rely on a single product segment comprised of a limited number of products.

While we are diversifying our product offerings, for the fiscal year ended March 31, 2018, our product offerings were 48% jackets, 34% crewnecks, 10% polo shirts and 8% pants and shorts. A shift in demand from these products, particularly knitted fabric jackets, may reduce the growth of new business for our products, as well as reduce existing business in those products. If demand in jackets made from knitted fabric were to decline, we may endeavor to expand or transition our product offerings to other segments of the clothing retail industry. There can be no assurance that we would be able to successfully make such an expansion or transition, or that our sales and margins would not decline in the event we made such an expansion or transition.

Our direct and indirect customers are in the clothing retail industry, which is subject to substantial cyclical variations and could have a material adverse effect on our results of operations.

Our direct and indirect customers are in the clothing retail industry, which is subject to substantial cyclical variations and is strongly affected by any downturn or slowdown in the general economy.  Factors in the clothing retail industry that may influence our operating results from quarter to quarter include:

•	the volume and timing of customer orders we receive during the quarter;

•	the timing and magnitude of our customers’ marketing campaigns;

•	the loss or addition of a major customer or of a major retailer nomination;

•	the availability and pricing of materials for our products;

•	the increased expenses incurred in connection with introducing new products;

•	currency fluctuations;

•	political factors that may affect the expected flow of commerce; and

•	delays caused by third parties.

In addition, uncertainty over future economic prospects could have a material adverse effect on our results of operations. Many factors affect the level of consumer spending in the clothing retail industry, including, among others:

•	general business conditions;

•	interest rates;

•	the availability of consumer credit;

•	taxation; and

•	consumer confidence in future economic conditions.

Consumer purchases of discretionary items, including our products, may decline during recessionary periods and also may decline at other times when disposable income is lower. Consequently, our customers may have larger inventories of our products than expected, and to compensate for any downturn they may reduce the size of their orders, change the payment terms, limit their purchases to a lower price range and try to change their purchase terms, all of which may have a material adverse effect on our financial condition and results of operations.

The clothing retail industry is subject to changes in fashion preferences. If our customers misjudge a fashion trend or the price which consumers are willing to pay for our products decreases, our revenues could be adversely affected.

The clothing retail industry is subject to changes in fashion preferences. We design and manufacture products based on our customers’ judgment as to what products will appeal to consumers and what price consumers would be willing to pay for our products. Our customers may not be successful in accurately anticipating consumer preferences and the prices that consumers would be willing to pay for our products. Our revenues will be reduced if our customers are not successful, particularly if our customers reduce the volume of their purchases from us or require us to reduce the prices at which we sell our products.

If we experience product quality or late delivery problems, or if we experience financial problems, our business will be negatively affected.

We may from time to time experience difficulties in making timely delivery of products of acceptable quality. Such difficulties may result in cancellation of orders, customer refusal to accept deliveries or reductions in purchase prices, any of which could have a material adverse effect on our financial condition and results of operations. There can be no assurance that we will not experience difficulties with manufacturing our products.

8

We face intense competition in the worldwide apparel manufacturing industry.

We compete directly with a number of manufacturers of sport and outerwear from knitted fabric. Some of these manufacturers have a lower cost base than us, longer operating histories, larger customer bases, greater geographical proximity to customers and greater financial and marketing resources than we do. Increased competition, direct or indirect, could reduce our revenues and profitability through pricing pressure, loss of market share and other factors. We cannot assure you that we will be able to compete successfully with existing or new competitors, as the market for our products evolves and the level of competition increases. We believe that our business will depend upon our ability to provide apparel products of good quality and meeting our customers’ pricing and delivery requirements, as well as our ability to maintain relationships with our major customers. There can be no assurance that we will be successful in this regard.

In addition, our customers operate in an intensely competitive retail environment. In the event that any of our customers’ sales decline for any reason, whether or not related to us or to our products, our sales to such customers could be materially reduced, which will have a negative impact on our financial condition and results of operations.

We have previously experienced material weaknesses in our internal control over financial reporting. If we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to accurately and timely disclose information about our financial results or prevent fraud. Any inability to accurately and timely disclose financial results could harm our business and reputation and cause the market price of our common stock to decline.

A system of financial controls and procedures is necessary to ensure that information about our financial results is recorded, processed, summarized and reported in an accurate and timely fashion. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. If we cannot disclose required information or provide reliable financial reports, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation may be harmed. Our independent registered public accounting firm previously identified that we had a material weakness because we lacked sufficient personnel with an appropriate level of knowledge of accounting principles generally accepted by the United States of America (“U.S. GAAP”) and financial reporting. Although we have taken certain steps to address this deficiency, it is possible that we may have a material weakness identified in the future if the controls and procedures we have implemented are inadequate. We are undertaking a review of our internal controls over financial reporting pursuant to Rule 404 of the Sarbanes-Oxley Act and will implement any changes recommended by the review.

Our results of operations are subject to fluctuations in currency exchange rates.

Exchange rate fluctuations between the U.S. dollar and the Jordanian dinar or Hong Kong dollar, as well as inflation in Jordan or Hong Kong, may negatively affect our earnings. A substantial majority of our revenues and a substantial portion of our expenses are denominated in U.S. dollars. However, a significant portion of the expenses associated with our Jordanian or Hong Kong operations, including personnel and facilities-related expenses, are incurred in Jordanian dinar or Hong Kong dollars, respectively. Consequently, inflation in Jordan or Hong Kong will have the effect of increasing the dollar cost of our operations in Jordan and Hong Kong, respectively, unless it is offset on a timely basis by a devaluation of the Jordanian dinar or Hong Kong dollar, as applicable, relative to the U.S. dollar. We cannot predict any future trends in the rate of inflation in Jordan or Hong Kong or the rate of devaluation of the Jordanian dinar or Hong Kong dollar, as applicable, against the U.S. dollar. In addition, we are exposed to the risk of fluctuation in the value of the Jordanian dinar and Hong Kong dollar vis-a-vis the U.S. dollar. There can be no assurance that the Jordanian dinar and Hong Kong dollar will remain effectively pegged to the U.S. dollar. Any significant appreciation of the Jordanian dinar or Hong Kong dollar against the U.S. dollar would cause an increase in our Jordanian dinar or Hong Kong dollar expenses, as applicable, as recorded in our U.S. dollar denominated financial reports, even though the expenses denominated in Jordanian dinar or Hong Kong dollars, as applicable, will remain unchanged. In addition, exchange rate fluctuations in currency exchange rates in countries other than Jordan where we operate and do business may also negatively affect our earnings.

We are subject to the risks of doing business abroad.

All of our products are manufactured outside the United States, at our subsidiaries’ production facilities in Jordan. Foreign manufacturing is subject to a number of risks, including work stoppages, transportation delays and interruptions, political instability, foreign currency fluctuations, economic disruptions, expropriation, nationalization, the imposition of tariffs and import and export controls, changes in governmental policies (including U.S. policy towards Jordan) and other factors, which could have an adverse effect on our business. In addition, we may be subject to risks associated with the availability of and time required for the transportation of products from foreign countries. The occurrence of certain of these factors may delay or prevent the delivery of goods ordered by customers, and such delay or inability to meet delivery requirements would have a severe adverse impact on our results of operations and could have an adverse effect on our relationships with our customers.

9

Our ability to benefit from the lower labor costs in Jordan will depend on the political, social and economic stability of Jordan and in the Middle East in general. We cannot assure you that the political, economic or social situation in Jordan or in the Middle East in general will not have a material adverse effect on our operations, especially in light of the potential for hostilities in the Middle East. The success of the production facilities also will depend on the quality of the workmanship of laborers and our ability to maintain good relations with such laborers in these countries. We cannot guarantee that our operations in Jordan or any new locations outside of Jordan will be cost-efficient or successful.

U.S. Federal Income Tax Reforms could adversely affect us.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation referred to as the Tax Cuts and Jobs Act (the “TCJ Act”). The TCJ Act makes broad and complex changes to the U.S. corporate income tax system and includes a Toll Charge, which is a one-time mandatory deemed repatriation tax on accumulated foreign subsidiaries’ previously untaxed foreign earnings. The Toll Charge will be paid over an eight-year period, starting in 2018, and will not accrue interest. The TCJ Act also imposed a GILTI, which is a new tax on certain off-shore earnings at an effective rate of 10.5% for tax years beginning after December 31, 2017 (increasing to 13.125% for tax years beginning after December 31, 2025) with a partial offset for foreign tax credits. Our preliminary estimate of the Toll Charge is subject to the finalization of management’s analysis related to certain matters, such as developing interpretations of the provisions of the TCJ Act, changes to certain estimates and amounts related to the earnings and profits of certain subsidiaries, and the filing of our tax returns. U.S. Treasury regulations, administrative interpretations or court decisions interpreting the TCJ Act may require further adjustments and changes in our estimates, which could have a material adverse effect on our business, results of operations or financial conditions. While we do not anticipate that the GILTI will have a material impact on our financial results, the change caused us to record a one-time income tax payable during the first quarter of fiscal 2019 that will be paid over eight years.

Our business could suffer if we violate labor laws or fail to conform to generally accepted labor standards or the ethical standards of our customers.

We are subject to labor laws issued by the Jordanian Ministry of Labor for our facilities in Jordan. In addition, many of our customers require their manufacturing suppliers to meet their standards for working conditions and other matters. If we violate applicable labor laws or generally accepted labor standards or the ethical standards of our customers by, for example, using forced or indentured labor or child labor, failing to pay compensation in accordance with local law, failing to operate our factories in compliance with local safety regulations, or diverging from other labor practices generally accepted as ethical, we could suffer a loss of sales or customers. In addition, such actions could result in negative publicity and may damage our reputation and discourage retail customers and consumers from buying our products.

Our products may not comply with various industry and governmental regulations and our customers may incur losses in their products or operations as a consequence of our non-compliance.

Our products are produced under strict supervision and controls to ensure that all materials and manufacturing processes comply with the industry and governmental regulations governing the markets in which these products are sold. However, if our controls fail to detect or prevent non-compliant materials from entering the manufacturing process, our products could cause damages to our customers’ products or processes and could also result in fines being incurred. The possible damages, replacement costs and fines could significantly exceed the value of our products and these risks may not be covered by our insurance policies.

We depend on our suppliers for machinery and maintenance of machinery. We may experience delays or additional costs satisfying our production requirements due to our reliance on these suppliers.

We purchase machinery and equipment used in our manufacturing process from third party suppliers. If our suppliers are not able to provide us with maintenance, additional machinery or equipment as needed, we might not be able to maintain or increase our production to meet any demand for our products, which would negatively impact our financial condition and results of operations.

We are a holding company and rely on dividends, distributions and other payments, advances and transfers of funds from our subsidiaries to meet our obligations.

We are a holding company that does not conduct any business operations of our own. As a result, we rely on cash dividends and distributions and other transfers from our operating subsidiaries to meet our obligations. The deterioration of income from, or other available assets of, our operating subsidiaries for any reason could limit or impair their ability to pay dividends or other distributions to us, which in turn could adversely affect our financial condition and results of operations.

10

Periods of sustained economic adversity and uncertainty could negatively affect our business, results of operations and financial condition.

Disruptions in the financial markets, such as what occurred in the global markets in 2008, may adversely impact the availability and cost of credit for our customers and prospective customers, which could result in the delay or cancellation of customer purchases. In addition, disruptions in the financial markets may have an adverse impact on regional and world economies and credit markets, which could negatively impact the availability and cost of capital for us and our customers. These conditions may reduce the willingness or ability of our customers and prospective customers to commit funds to purchase our services or products, or their ability to pay for our services after purchase. These conditions could result in bankruptcy or insolvency for some customers, which would impact our revenue and cash collections. These conditions could also result in pricing pressure and less favorable financial terms to us and our ability to access capital to fund our operations.

Risks Related to Operations in Jordan

We are affected by conditions to, and possible reduction of, free trade agreements.

 We benefit from exemptions from customs duties and import quotas due to our location in Al Tajamouat Industrial City, a Qualifying Industrial Zone in Amman, Jordan, and the free trade agreements with the United States. QIZs are industrial parks that house manufacturing operations in Jordan and Egypt. They are special free trade zones established in collaboration with Israel to take advantage of the free trade agreements between the United States and Israel. Under the trade agreement between Jordan and the United States, goods produced in QIZ areas can directly access U.S. markets without tariff or quota restrictions if they satisfy certain criteria. If there is a change in such benefits or if any such agreements were terminated, our profitability may be reduced.

President Donald Trump expresses antipathy towards existing and proposed trade agreements, has called for greater restrictions on free trade generally, has announced significant increases on tariffs on goods imported into the United States, and has withdrawn the United States from certain trade agreements including the Trans-Pacific Partnership. It remains unclear what specifically President Trump would or would not do with respect to trade agreements, tariffs and duties relating to products manufactured in Jordan. If President Trump takes action or publicly speaks out about the need to terminate or re-negotiate existing free trade agreements on which we rely, or in favor of restricting free trade or increasing tariffs and duties applicable to our products, such actions may adversely affect our sales and have a material adverse impact on our business, results of operations and cash flows.

Our results of operations would be materially and adversely affected in the event we are unable to operate our principal production facilities in Amman, Jordan.

All of our manufacturing process is performed in a complex of production facilities located in Amman, the capital of Jordan. We have no effective back-up for these operations and, in the event that we are unable to use the production facilities located in Amman, Jordan as a result of damage or for any other reason, our ability to manufacture a major portion of our products and our relationships with customers could be significantly impaired, which would materially and adversely affect our results of operation.

Our operations in Jordan may be adversely affected by social and political uncertainties or change, military activity, health-related risks or acts of terrorism.

From time to time Jordan has experienced instances of civil unrest, terrorism and hostilities among neighboring countries, including Syria and Israel. A peace agreement between Israel and Jordan was signed in 1994. Terrorist attacks, military activity, rioting, or civil or political unrest in the future could influence the Jordanian economy and our operations by disrupting operations and communications and making travel within Jordan more difficult and less desirable. In late May 2018, protests about a proposed tax bill began throughout Jordan. On June 5, 2018, King Abdullah II of Jordan responded to the protests by removing and replacing Jordan’s prime minister. If political uncertainty rises in Jordan, our business, financial condition, results of operations and cash flows may be negatively impacted.

Political or social tensions also could create a greater perception that investments in companies with Jordanian operations involve a high degree of risk, which could adversely affect the market price of our common stock. We do not have insurance for losses and interruptions caused by terrorist attacks, military conflicts and wars, which could subject us to significant financial losses. The realization of any of these risks could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

We may face interruption of production and services due to increased security measures in response to terrorism.

Our business depends on the free flow of products and services through the channels of commerce. In response to terrorists’ activities and threats aimed at the United States, transportation, mail, financial and other services may be slowed or stopped altogether. Extensive delays or stoppages in transportation, mail, financial or other services could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we may experience an increase in operating costs, such as costs for transportation, insurance and security as a result of the activities and potential delays. We may also experience delays in receiving payments from payors that have been affected by the terrorist activities. The United States economy in general may be adversely affected by terrorist activities and any economic downturn could adversely impact our results of operations, impair our ability to raise capital or otherwise adversely affect our ability to grow our business.

11

We are subject to regulatory and political uncertainties in Jordan.

We conduct substantially all of our business and operations in Jordan. Consequently, government policies and regulations, including tax policies, in Jordan will impact our financial performance and the market price of our common stock.

Jordan is a constitutional monarchy, but the King holds wide executive and legislative powers. The ruling family has taken initiatives that support the economic growth of the country. However, there is no assurance that such initiatives will be successful or will continue. The rate of economic liberalization could change, and specific laws and policies affecting manufacturing companies, foreign investments, currency exchange rates and other matters affecting investments in Jordan could change as well. A significant change in Jordan’s economic policy or any social or political uncertainties that impact economic policy in Jordan could adversely affect business and economic conditions in Jordan generally and our business and prospects.

If we violate applicable anti-corruption laws or our internal policies designed to ensure ethical business practices, we could face financial penalties and reputational harm that would negatively impact our financial condition and results of operations.

We are subject to anti-corruption and anti-bribery laws in the United States and Jordan. Jordan’s reputation for potential corruption and the challenges presented by Jordan’s complex business environment, including high levels of bureaucracy, red tape, and vague regulations, may increase our risk of violating applicable anti-corruption laws. We face the risk that we, our employees or any third parties such as our sales agents and distributors that we engage to do work on our behalf may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business, including the Foreign Corrupt Practices Act of 1977 (“FCPA”). Any violation of the FCPA or any similar anti-corruption law or regulation could result in substantial fines, sanctions, civil or criminal penalties and curtailment of operations that might harm our business, financial condition or results of operations.

Our stockholders may face difficulties in protecting their interests and exercising their rights as a stockholder of ours because we conduct substantially all of our operations in Jordan and certain of our officers and directors reside outside of the United States.

Certain of our officers and directors reside outside the United States. Therefore, our stockholders may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in any of these jurisdictions based upon U.S. laws, including the federal securities laws or other foreign laws against us, our officers and directors. Furthermore, we conduct substantially all of our operations in Jordan through our operating subsidiaries. Because the majority of our assets are located outside the United States, any judgment obtained in the United States against us or certain of our directors and officers may not be collectible within the United States.

Risk Factors Relating to our Securities

If we fail to comply with the continuing listing standards of the Nasdaq Capital Market, our common stock could be delisted from the exchange.

 If we were unable to meet the Nasdaq continued listing requirements, our common stock could be delisted from the Nasdaq. Any such delisting of our common stock could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, if in the future we were to determine that we need to seek additional equity capital, being delisted from Nasdaq could have an adverse effect on our ability to raise capital in the public or private equity markets.

Our majority stockholders will control the Company for the foreseeable future, including the outcome of matters requiring stockholder approval.

 Three of our stockholders beneficially own approximately 71.5% of our outstanding common stock as of September 5, 2018. Our other stockholders do not have any ability to exercise control over us, and such entities and individuals will have the ability, acting together, to elect all of our directors and to substantially influence the outcome of corporate actions requiring stockholder approval, such as: (i) a merger or a sale of the Company, (ii) a sale of all or substantially all of our assets; and (iii) amendments to our corporate documents. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other stockholders and be disadvantageous to our stockholders with interests different from those entities and individuals.

12

Our stockholders’ ownership interest in us may be diluted by exercises of currently outstanding or committed warrants.

We have granted warrants to purchase up to 71,100 units to designees of the placement agent in connection with our Private Placement that initially closed on May 15, 2017 and had subsequent closings on August 18, 2017 and September 27, 2017. Each unit consists of one share of our common stock and one warrant (with each such warrant being immediately exercisable for one-tenth of one share of common stock at an exercise price of $6.25 per share for a period of five years from the issuance date). The private placement agent warrants are exercisable with respect to 48,600 units beginning on July 15, 2017 and expiring on May 15, 2022, 18,000 units beginning on October 18, 2017 and expiring on August 18, 2022, and 4,500 units beginning on November 27, 2017 expiring on September 27, 2022. The private placement agent’s warrants are exercisable at a price per unit equal to $5.50.

Also in connection with the Private Placement, we issued five-year warrants to purchase up to 79,000 shares of our common stock to various accredited investors at an exercise price of $6.25 per share. Such warrants expire on May 15, 2022 with respect to 54,000 warrants, August 18, 2022 with respect to 20,000 warrants, and September 27, 2022 with respect to 5,000 warrants. We have also issued a five-year warrant to our board observer to purchase up to 50,000 shares of common stock. The warrant has an exercise price of $5.00 per share and may be converted by means of a cashless exercise during the term of the warrant. This warrant may be exercised any time until May 15, 2022.

Finally, in connection with our initial public offering, we issued to the underwriter and its affiliates warrants to purchase 57,200 shares of common stock at an exercise price of $8.75 per share and an expiration date of May 2, 2023.

To the extent any of the foregoing warrants are exercised, our stockholders’ ownership interest in us will be diluted, which may reduce the market price of our common stock.

Future sales and issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause the market price of our common stock to decline.

We may issue additional securities in the future. Pursuant to our Stock Incentive Plan, we may issue up to 1,484,250 shares of common stock to certain members of management and key employees of the Company.

Future sales and issuances of our common stock or rights to purchase our common stock could result in substantial dilution to our existing stockholders. We may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities, our stockholders may be materially diluted. New investors in any future transactions could gain rights, preferences and privileges senior to those of holders of our common stock.

If securities or industry analysts do not publish research or reports about us, or if they adversely change their recommendations regarding our common stock, our stock price and trading volume of our common stock could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us, our industry and our market. If no analyst elects to cover us and publish research or reports about us, the market for our common stock could be severely limited and our stock price could be adversely affected. In addition, if one or more analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. If one or more analysts who elect to cover us issue negative reports or adversely change their recommendations regarding our common stock, the market price of our common stock could decline.

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

We are required to comply with the laws, regulations, requirements and certain corporate governance provisions under the Exchange Act and the Sarbanes-Oxley Act. Complying with these statutes, regulations and requirements will occupy a significant amount of time of our board of directors and management, and will significantly increase our costs and expenses and will make some activities more time-consuming and costly. In connection with becoming a reporting company, we will need to continue or begin:

•	instituting a more comprehensive compliance function;

•	preparing and distributing periodic and current reports under the federal securities laws;

•	establishing new internal policies, such as those related to insider trading; and

•	involving and retaining outside counsel and accountants to a greater degree than before we became a reporting company.

Our ongoing compliance efforts will increase general and administrative expenses and may divert management’s time and attention from the development of our business, which may adversely affect our financial condition and results of operations. We estimate that we may incur approximately $600,000 in costs during the fiscal year ending March 31, 2019 in connection with becoming a public company.

13

Our lack of experienced accounting staff may impact our ability to report our future financial results on a timely and accurate basis, and we need to retain the services of additional accountants and consultants with the required accounting experience and expertise.

With the exception of our chief financial officer, our accounting and finance staff lacks depth and skill in the application of U.S. GAAP with respect to external financial reporting for Exchange Act reporting companies. We intend to engage the services of additional accounting personnel and expert consultants to assist with our financial accounting and reporting requirements to develop our internal control over financial reporting and to produce timely financial reports. Until we do so, we may experience difficulty producing reliable and timely financial statements, which could cause investors to lose confidence in our reported financial information, the market price of our stock to decline significantly, reduce the likelihood that we would be able to obtain additional financing on acceptable terms, and harm our business and financial condition.

We will not be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act until the end of the second fiscal year reported on our second annual report on Form 10-K.

We will not be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act until our annual report on Form 10-K for the fiscal year ending March 31, 2019. In addition, as a smaller reporting company, we are not required to obtain an auditor attestation of management’s evaluation of internal controls over financial reporting once such internal controls are in place. As a result, we may fail to identify and remediate a material weakness or deficiency in our internal control over financial reporting, which may cause our financial statements and related disclosure to contain material misstatements and could cause delays in filing required financial statements and related reports. Furthermore, the process of designing and implementing internal controls over financial reporting may divert our internal resources and take a significant amount of time and expense to complete. The actual or perceived risk associated with our lack of internal controls could cause investors to lose confidence in our reported financial information, which could negatively impact the market for our common stock and cause us to be unable to obtain additional financing on acceptable terms or at all, which could cause harm to our business and financial condition.

The reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, which may lead to volatility and a decrease in the market price of our common stock.

For as long as we continue to be an emerging growth company, we may take advantage of exemptions from reporting requirements that apply to other public companies that are not emerging growth companies. Investors may find our common stock less attractive because we may rely on these exemptions, which include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If investors find our common stock less attractive as a result of exemptions and reduced disclosure requirements, there may be a less active trading market for our common stock and our stock price may be more volatile or may decrease.

14

Special Note Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including: any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Such forward-looking statements may be contained in the sections “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” among other places in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in this prospectus. We do not intend, and undertake no obligation, to update any forward-looking statement except as required by law.

Selling Securityholders

This prospectus covers the resale from time to time by the selling securityholders identified in the table below of up to an aggregate of (i) 740,000 shares of our common stock and (ii) 74,000 shares of common stock that are issuable upon the exercise of the warrants, issued in connection with the Private Placement, and (iii) 851,750 shares of our common stock.

We are registering our securities hereby pursuant to the terms of the registration rights agreement (the “Registration Rights Agreement”) among us and the investors in the Private Placement in order to permit the selling securityholders identified in the table below to offer the securities for resale from time to time. Because the shares of common stock issuable upon the exercise of the warrants are subject to adjustment if our shares of common stock are subdivided or combined (by any stock split, stock dividend, merger, consolidation, reclassification, reorganization or otherwise), the number of shares that will actually be issuable upon any exercise thereof may be more or less than the number of shares being offered by this prospectus.

None of the selling securityholders are licensed broker-dealers or affiliates of licensed broker-dealers. Other than as described in the table below, the selling securityholders and their affiliates have not held a position or office, or had any other material relationship, with us within the past three years.

The table below (i) lists the selling securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of our common stock by each of the selling securityholders (including securities issued in transactions unrelated to the Private Placement, if any); (ii) have been prepared based upon information furnished to us by the selling securityholders; and (iii) to our knowledge, is accurate as of the date of this prospectus. The selling securityholders may sell all, some or none of their securities in this offering. The selling securityholders identified in the table below may have sold, transferred or otherwise disposed of some or all of their securities since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling securityholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

15

	Number of Shares Beneficially Owned Prior to this Offering		Maximum Number of Shares to be Sold in this Offering		Number of Shares Beneficially Owned After this Offering (1)		Percentage of Common Stock Beneficially Owned After this Offering (2)
Shell Creek, LLC (3)	176,000	(4)	176,000	(4)	—		—
PAT Amicus Investments, LLC (5)	44,000	(6)	44,000	(6)	—		—
Craig D. Cairns	11,000	(7)	11,000	(7)	—		—
Jared Penney	22,000	(8)	22,000	(8)	—		—
The Entrust Group Inc. fbo David F Barden IRA #7230002696	11,000	(9)	11,000	(9)	—		—
Gary J. Haseley (10)	116,000	(11)	55,000	(11)	61,000	(11)	*
Philip Tsz Fung Lo	154,000	(12)	154,000	(12)	—		—
Ronald Billitier	22,000	(13)	22,000	(13)	—		—
Yang Yu Tsen	44,000	(14)	44,000	(14)	—		—
Chow Chung Yan	220,000	(15)	220,000	(15)	—		—
Lau Lin Ling Helen	22,000	(16)	22,000	(16)	—		—
Kan Chi Kin Kenneth	33,000	(17)	33,000	(17)	—		—
Merlotte Enterprise Limited (18)	4,305,875		430,588		3,875,287		34.2%
Lee Kian Tjiauw	2,798,031		322,303		2,475,728		21.9%
Ng Tsze Lun(19)	1,324,631		98,859		1,225,772		10.5%

*	Indicates less than 1%
(1)	For each selling securityholder and to the extent applicable, the totals reported in this column assume that (a) all of the securities to be registered by the registration statement of which this prospectus is a part, including the shares of common stock issuable upon exercise of the warrants held by such selling securityholder, are sold in this offering; (b) the selling securityholders do not (i) sell any of the securities, if any, that have been issued to them in transactions unrelated to the Private Placement; and (ii) acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.
(2)	Percentage ownership for each selling securityholder is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder and is based on 11,325,000 outstanding shares of our common stock as of the date of this prospectus, and assumes that all shares underlying such selling securityholder’s warrants that are being offered by such selling securityholder by this prospectus have been issued and are outstanding.
(3)	Paul Hamlin, Al Hamlin and Theodore Kachris, as managers of Shell Creek, LLC, have shared voting and dispositive power over the securities held for the account of this selling securityholder.
(4)	Includes 16,000 shares of common stock issuable upon the exercise of warrants.
(5)	Paul Hamlin, Al Hamlin and Theodore Kachris, as managers of PAT Amicus Investments, LLC, and Peter Kachris, as manager of Storgic, LLC, a member of PAT Amicus Investments, LLC, have shared voting and dispositive power over the securities held for the account of this selling securityholder.
(6)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.
(7)	Includes 1,000 shares of common stock issuable upon the exercise of warrants.
(8)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.
(9)	Includes 1,000 shares of common stock issuable upon the exercise of warrants.
(10)	Gary J. Haseley was appointed as a director of the Company on May 3, 2018.
(11)	Includes (i) 50,000 shares of common stock held by Mr. Haseley; (ii) 57,000 shares of common stock of which Mr. Haseley may be deemed to be the beneficial owner due to his interest in GH Global Enterprises LLC; (iii) 1,000 shares of common stock held by Mr. Haseley’s spouse; (iv) 3,000 shares of common stock held in Haseley family trusts; and (v) 5,000 shares of common stock issuable upon the exercise of warrants.
(12)	Includes 14,000 shares of common stock issuable upon the exercise of warrants.
(13)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.
(14)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.
(15)	Includes 20,000 shares of common stock issuable upon the exercise of warrants.
(16)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.
(17)	Includes 3,000 shares of common stock issuable upon the exercise of warrants.
(18)	Merlotte Enterprise Limited is wholly owned by Mr. Choi Lin Hung, our Chairman, Chief Executive Officer, President and Treasurer. Mr. Choi was appointed a director of Global Trend on March 21, 2012, and became our President, Treasurer and director upon consummation of the Merger. Mr. Choi has held the position of director of Jerash Garments since 2012, the position of general manager of Chinese Garments and Jerash Embroidery since 2015, and the position of director of Treasure Success since 2016.
(19)	Ng Tsze Lun serves as the Company’s Head of Marketing pursuant to a consulting agreement between Treasure Success, the Company’s wholly-owned subsidiary, and Multi-Glory Corporation Ltd, a company wholly owned by Mr. Ng. This consulting agreement became effective as of January 16, 2018. Mr. Ng’s shares include (i) 988,594 shares of common stock; and (ii) immediately exercisable stock option grants entitling Mr. Ng to purchase 336,037 shares granted on April 9, 2018 pursuant to the Stock Incentive Plan, which expire on April 9, 2023.

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Determination of Offering Price

The selling securityholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at prevailing market prices, at prices related to the prevailing market price or at privately negotiated prices.

Plan of Distribution

The shares may be sold or distributed from time to time by the selling securityholders, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales;

•	transactions involving cross or block trades on any securities market where our common stock is trading;

•	through direct sales to purchasers or sales effected through agents;

•	privately negotiated transactions;

•	any combination of the foregoing; or

•	any other method permitted by law.

In addition, the selling securityholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling securityholders. The selling security holders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

Each selling securityholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to engage in a distribution of the common stock. Upon us being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the distribution of common stock, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being distributed and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Each selling securityholder may sell all, some or none of the securities registered pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the shares of common stock registered hereunder will be freely tradable in the hands of persons other than our affiliates that acquire such shares.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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Offers Outside the United States

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock or warrants offered by the selling securityholders under this prospectus. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised for cash. If the selling securityholders exercise all of the warrants on a cash basis (assuming, in each case, no adjustments are made to the exercise price or number of shares issuable upon exercise of the warrants), we will receive approximately $462,500. We intend to use those proceeds, if any, for general corporate purposes.

Market for our Common Stock

Our common stock has been traded and quoted on the Nasdaq Capital Market under the symbol “JRSH” since May 4, 2018. Before that, our stock was not traded on any stock exchange. As of September 5, 2018, there were 11,325,000 shares of common stock issued and outstanding held by approximately 67 stockholders of record.

On March 14, 2018, we commenced our IPO pursuant to a registration statement on Form S-1 (File No. 333-222596). Upon the IPO’s closing on May 2, 2018, we issued 1,430,000 shares of common stock. In addition, pursuant to the underwriting agreement with its placement agent for the IPO, we issued warrants to purchase 57,200 shares of common stock to the placement agent and its affiliates. These warrants have an exercise price of $8.75 per share and may be converted by means of “cashless” exercise during the term of the warrant. These warrants will be exercisable on November 2, 2018 and until the fifth anniversary of their issuance.

We declared and paid a dividend of $5,307,500 in the fiscal year ended March 31, 2017. We did not declare any dividends for the fiscal year ended March 31, 2018. We do not intend to declare dividends in the near future as we anticipate that we will retain any future earnings for the development, operation and expansion of our business. We did not repurchase any of our common stock in the fiscal years ended March 31, 2017 and 2018.

The following table presents, for the periods indicated, the high and low sales prices of our common stock as reported on Nasdaq. Our common stock was first quoted on Nasdaq on May 4, 2018.

	High	Low
Fiscal Year ending March 31, 2019
Period from July 1, 2018 to September 5, 2018	$7.68	$5.83
First quarter	$10.99	$6.76

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the Group’s financial condition and results of operations should be read in conjunction with the Group’s consolidated financial statements and the related notes included elsewhere in this filing.

EXECUTIVE OVERVIEW

Overview

Jerash Holdings is a holding company organized as a corporation in Delaware in January 2016 with nominal or no assets or operations. Through our wholly owned operating subsidiaries, the Group is principally engaged in the manufacturing and exporting of customized, ready-made sport and outerwear from knitted fabric produced in the Group’s facilities in Jordan.

The Group is an approved manufacturer by many well-known brands and retailers, such as Walmart, Costco, Sears, Hanes, Columbia, Land’s End, VF Corporation (which owns brands such as The North Face, Timberland, Wrangler, Lee, Jansport, etc.), and Philip-Van Heusen (which owns brands such as Calvin Klein, Tommy Hilfiger, IZOD, Speedo, etc.). Our production facilities are made up of three factory units and two warehouses and currently employ approximately 2,900 people. Our employees include local Jordanian workers as well as migrant workers from Bangladesh, Sri Lanka, India, Myanmar and Nepal. The total annual capacity at the Group’s facilities is approximately 6.5 million pieces (average for product categories including crewnecks, polos and jackets).

Merger

On May 11, 2017, we implemented the Merger via two transactions, the first being an equity contribution whereby the shareholders of Global Trend, contributed 100% of the outstanding capital stock of Global Trend to Jerash Holdings in exchange for an aggregate of 8,787,500 shares of common stock of Jerash Holdings with Global Trend becoming the wholly-owned subsidiary of Jerash Holdings. In the second transaction, Global Trend merged with and into Jerash Holdings with Jerash Holdings being the surviving entity, as a result of which Jerash Holdings became the direct parent of Global Trend’s wholly owned operating subsidiaries, Jerash Garments and Treasure Success.

Accounting Treatment of Merger

For accounting purposes, Global Trend is recognized as the accounting acquirer, and Jerash Holdings is the legal acquirer or accounting acquiree. As such, following the Merger, the historical financial statements of Global Trend are treated as the historical financial statements of the combined company. Accordingly, the financial information in this Annual Report on Form 10-K, including management’s discussion and analysis of financial condition and results of operations and the consolidated financial statements and the related notes thereto appearing elsewhere in this filing, reflect the consolidated financial statements of Global Trend, its subsidiaries and its affiliate, which includes as a variable interest entity Victory Apparel Jordan Company Limited (“Victory Apparel”). Victory Apparel was incorporated in Jordan in 2005 and it is a wholly owned subsidiary of WCL. Wealth Choice Limited (“WCL”) acquired Global Trend and Jerash Garments from two third-party individuals on March 21, 2012. On March 31, 2006, Victory Apparel purchased all of the property and equipment of Jerash Garments at an industrial building in Al Tajamouat Industrial City purchased by Jerash Garments on July 31, 2000. The land and building were not registered in Victory Apparel’s name, and Jerash Garments continued to hold the land and building in its name in trust for Victory Apparel. The declaration of trust was never registered with the Land Registry of Jordan, and on June 30, 2016, Victory Apparel and Jerash Garments dissolved the sale agreement, resulting in the property and equipment being owned free and clear by Jerash Garments. Victory Apparel does not currently have any material assets or operations of its own, and Mr. Choi and Mr. Lee, the Group’s significant stockholders who together indirectly own 100% of Victory Apparel through WCL, intend to dissolve the entity

Seasonality of Sales

A significant portion of our revenues are received during the first six months of our fiscal year. The majority of our VF Corporation orders are derived from winter season fashions, the sales of which occur in Spring and Summer and are merchandized by VF Corporation during the Autumn months (September through November). As such, the second half of our fiscal years reflect lower sales in anticipation of the spring and summer seasons. One of our strategies is to increase sales with other customers where clothing lines are stronger during the spring months. This strategy also reflects our current plan to increase the Group’s number of customers to mitigate our current concentration risk with VF Corporation.

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RESULTS OF OPERATIONS

Three months ended June 30, 2018 and June 30, 2017

The following table summarizes the results of our operations during the three-month periods ended June 30, 2018 and 2017 and provides information regarding the dollar and percentage increase or (decrease) during such periods..

(All amounts, other than percentages, in thousands of U.S. dollars)

	Three Months Ended June 30, 2018		Three Months Ended June 30, 2017		Period over Period Increase (Decrease)
Statement of Income Data:	Amount	As % of Sales	Amount	As % of Sales	Amount	%
Revenue	$18,363	100%	$21,350	100%	$(2,987)	(14)%
Cost of goods sold	13,703	75%	16,498	77%	(2,795)	(17)%
Gross profit	4,660	25%	4,852	23%	(192)	(4)%
Selling, general and administrative expenses	5,185	28%	1,417	7%	3,768	266%
Other income/ (expense), net	6	0%	(6)	0%	12	(200)%
Net (loss) income before taxation	$(519)	(3)%	$3,429	16%	$(3,948)	(115)%
Taxation	(366)	(2)%	-	-	(366)	-
Net (loss) income	$(885)	(5)%	$3,429	16%	$(4,314)	(126)%

Revenue. Revenue decreased by approximately $3.0 million or 14%, to $18.3 million, for the three months ended June 30, 2018 from approximately $21.4 million for the same period in fiscal 2018. The decrease was mainly the result of deferred shipments attributable to the national holidays in Jordan for EID al-Fitr from June 15 to June 18, 2018 that affected our shipments and created backlog at the port of Aqaba the following week. We normally send our products to the port of Aqaba over weekends and freight forwarders designated by customers will effect shipments per customers’ instructions on Monday and Tuesday. Approximately $2.5 million of shipments scheduled to be shipped in June were shipped in early July due to the EID al-Fitr holiday.

The following table outlines the dollar amount and percentage of total sales to the Group’s customers for the fiscal years ended March 31, 2018 (“fiscal 2018”), March 31, 2017 (“fiscal 2017”), and for the three months ended June 30, 2018.

(All amounts, other than percentages, in thousands of U.S. dollars)

	Fiscal Year 2018		Fiscal Year 2017		Three Months Ended June 30, 2018
	Sales		Sales		Sales
	Amount	%	Amount	%	Amount	%
VF Corporation(1)	$54,614	78.8%	$29,690	47.8%	$16,730	91.1%
Ford Glory International Limited(2)	—	—	23,351	37.6%	-	-%
Classic Fashion Apparel Industry Ltd.	4,756	6.9%	3,354	5.4%	115	0.6%
Columbia	5,891	8.5%	2,161	3.5%	1,503	8.2%
Dynamic Sourcing Ent, Inc.	281	0.4%	2,011	3.2%	4	0%
Philip-Van Heusen	1,523	2.2%	795	1.3%	-	—
United Creations LLC	2,167	3.1%	1	0%	-	—
Others	64	0.1%	678	1.2%	11	0.1%
Total	$69,296	100.0%	$62,041	100.0%	$18,363	100.0%

(1) Substantially all of our products are sold under The North Face brand that is owned by VF Corporation.

(2) Until August 2016, substantially all of our sales were to Ford Glory International Limited (“Ford Glory”) which then sold the products to the end customers. Ford Glory is 49% owned by Mr. Choi Lin Hung, our chairman, chief executive officer, president and a significant stockholder, through his wholly owned entity Merlotte Enterprise Limited (“Merlotte”) and therefore is considered an affiliate of the Company. Following August 1, 2016, there was a transition period for orders placed directly with Ford Glory during the remainder of fiscal 2017. For the fiscal years ended March 31, 2018 and for the three months ended June 30, 2018, none of our sales were made to Ford Glory and approximately 63.5% and 0% of our net sales for the fiscal years ended March 31, 2018 and for the three months ended June 30, 2018, respectively, were made directly to our customers with support of Ford Glory. During fiscal 2017, for sales orders received before customers successfully changed their vendor registrations to issue orders directly to us, we fulfilled the order for customers on behalf of Ford Glory, including inventory purchases and manufacturing. As customers now issue sales orders to us directly, support from Ford Glory was phased out during fiscal 2018 as we no longer rely on Ford Glory to receive sales orders. Our merchandising personnel now receive orders directly from our customers through our wholly owned subsidiaries, Treasure Success and Jerash Garments.

20

In fiscal year 2017, we depended on VF Corporation for sales through Ford Glory. In fiscal 2018, we also depended on a few key customers. Substantially all of our sales through Ford Glory in fiscal 2017, and independent of Ford Glory in 2018, were to VF Corporation. The following table outlines the dollar amount and percentage of our sales through Ford Glory for fiscal year 2017.

Customer	Fiscal Year 2017
	Sales
	Amount	%
VF Corporation [1]	$18,957	81.2%
Columbia	2,614	11.2%
Philip-Van Heusen	1,780	7.6%
Total	$23,351	100.0%

(1) Substantially all of our products are sold under The North Face brand that is owned by VF Corporation.

Revenue by Geographic Area

(All amounts, other than percentages, in thousands of U.S. dollars)

	Three Months Ended June 30, 2018		Three Months Ended June 30, 2017		Period over Period Increase (decrease)
Region	Amount	%	Amount	%	Amount	%
United States	$17,809	97%	$21,065	99%	$(3,256)	(15)%
Jordan	130	1%	57	0%	73	128%
Others	424	2%	228	1%	196	86%
Total	$18,363	100%	$21,350	100%	$(2,987)	(14)%

According to the U.S. Customs and Border Protection Jordan Free Trade Treaty, which became effective December 2001, all apparel manufactured in Jordan can be exported to the U.S. with free duty. This treaty provides substantial benefits to us by allowing us to compete and to expand our garment export business in the U.S.

The decrease in sales to the U.S. of approximately 15% in the three months ended June 30, 2018 was mainly attributable to the delay in shipments described above, which were destined for the U.S. in July 2018. Revenue from Jordan and other locations increased by approximately 128% and 86%, respectively, as they were less affected by the above-mentioned shipping delays.

Cost of goods sold. Following the decrease in sales revenue, our cost of goods sold decreased by approximately $2.8 million or 17%, to approximately $13.7 million, for the three months ended June 30, 2018 compared to approximately $16.5 million for the same period in fiscal 2018. As a percentage of revenues, the cost of goods sold decreased by approximately 2% to 75% for the three months ended June 30, 2018 compared to 77% for the same period in fiscal 2018. The decrease in cost of goods sold as a percentage of revenues was primarily attributable to improved production efficiency in the period. For the three months ended June 30, 2018, we purchased approximately 30% and 13% of our raw materials from two major suppliers, Duck San Enterprise Co., Ltd and Universal Star Corporation. For the three months ended June 30, 2017, the Company purchased approximately 92% of its raw materials from one supplier, Onset Time Limited.

Gross profit margin. Gross profit margin was approximately 25% for the three months ended June 30, 2018, an improvement of approximately 2% from 23% for the same period in fiscal 2018. The improvement in gross profit margin was attributable to enhanced production efficiency in the period. Gross profit decreased by approximately $192,000 or 4%, to $4.7 million, for the three months ended June 30, 2018 from approximately $4.9 million for the same period in fiscal 2018. The decrease was primarily a result of the decrease in revenue of approximately $3.0 million for the three months ended June 30, 2018.

Selling, general and administrative expenses. Selling, general and administrative expenses increased by approximately 266% from approximately $1.4 million for the three months ended June 30, 2017 to approximately $5.2 million for the three months ended June 30, 2018. The increase was primarily due to the inclusion of stock based compensation of approximately $3.2 million for options granted to thirteen employees and consultants in the quarter ended June 30, 2018, increases in expenses to expand marketing and supporting functions in the Hong Kong office, expenses related to banking and finance functions, and legal and professional fees and compliance costs associated with our IPO, which closed in May 2018.

21

In accordance with the Stock Incentive Plan adopted by the Company on March 21, 2018, a total of 1,484,250 share of common stock are reserved for issuance under the Plan for grants to management, key employees and consultants of the Company. On April 9, 2018, a total of 989,500 shares were granted to thirteen employees and consultants. These options have an exercise price of $7.00 per share of common stock and vested immediately. Based on the valuation with Black Scholes model as described in Note 8 of our financial statements, the value of each option is $3.24. The aggregate stock-based compensation in the three months ended June 30, 2018, was approximately $3.2 million. There was stock based compensation of approximately $117,000 related to the 50,000 warrants granted to a board observer in the quarter ended June 30, 2017.

Other income (expense), net. Other income, net was approximately $5,600 for the three months ended June 30, 2018, as compared to other expense, net of approximately $6,300 for the same period in fiscal 2018. This increase in income was primarily due to the foreign currency exchange gain from converting Jordanian dinars to U.S. dollars for financial reporting.

Net (loss) income before taxation. Net loss before taxation for the three months ended June 30, 2018 was $0.5 million compared to net income before taxation of approximately $3.4 million in the three months ended June 30, 2017. The decrease was mainly attributable to the $3.2 million of stock-based compensation reported in fiscal 2019 mentioned above, increases in expenses to expand marketing and supporting functions in the Hong Kong office, expenses relating to banking and finance functions, and legal and professional fees and compliance costs associated with our IPO, which closed in May 2018.

Taxation. The TCJ Act imposes a one-time transition tax on deemed repatriation of historical earnings of foreign subsidiaries, and future foreign earnings are subject to U.S. taxation. The change has caused the Company to record a one-time income tax payable to be paid over 8 years. The one-time transition tax was calculated using the Company’s total post-1986 overseas earnings and profits based on a rate of 15.5% for the Company’s cash and cash equivalents and a rate of 8% for its other assets. The Company previously booked a provisional charge of $1.4 million in fiscal 2018 related to the transition tax for all of its foreign subsidiaries, resulting in an increase in income tax expense of approximately $1.4 million for the year ended March 31, 2018. The income tax payable attributable to the transition tax is due over an 8-year period beginning in 2018. The Company revised its estimate of the impact of the transition tax, which resulted in $1,892,000 of transition tax due. Accordingly, the Company booked a current charge to income tax expense of $492,000. At June 30, 2018, $175,000 of current income tax is reflected as Income tax payable in current liabilities while a noncurrent income tax payable of approximately $1.6 million attributable to the transition tax is reflected in "other liabilities" of the Company’s Consolidated Balance Sheet.

Income tax expense for the three months ended June 30, 2018 was $0.4 million compared to $0 in the three months ended June 30, 2017. This increase is attributable to a $0.5 million charge relating to revising the estimated impact of the transition tax provision of the TCJ Act, which amount is a true up to the provisional amount booked at March 31, 2018. The transition tax charge is offset by a $0.1 million tax benefit relating to the Company’s application of the estimated annual effective tax rate to the Company’s pre-tax income for the three months ended June 30, 2018.

Net (loss) income. Net loss for the three months ended June 30, 2018 was $0.9 million compared to a net income of $3.4 million for the same period in fiscal 2018. The loss was primarily attributable to the $3.2 million of stock-based compensation reported in fiscal 2019 mentioned above, increases in expenses to expand marketing and supporting functions in the Hong Kong office, expenses relating to banking and finance functions, legal and professional fees and compliance costs associated with our IPO, which closed in May 2018, and incremental provision for the Transition Tax mentioned above.

Fiscal years ended March 31, 2018 and March 31, 2017

The following table presents certain information from our statement of income for fiscal years 2017 and 2018 and should be read, along with all of the information in this management’s discussion and analysis, in conjunction with the consolidated financial statements and related notes included elsewhere in this filing.

(All amounts, other than percentages, in thousands of U.S. dollars)

	Years Ended March 31,
	2018		2017		Year over Year
Statement of Income Data:	Amount	As % of Sales	Amount	As % of Sales	Amount	%
Revenue	$69,296	100%	$62,041	100%	$7,255	12%
Cost of goods sold	51,342	74%	46,637	75%	4,705	10%
Gross profit	17,954	26%	15,404	25%	2,550	17%
Selling, general and administrative expenses	6,119	9%	4,706	8%	1,413	30%
Other expense, net	32	0%	50	0%	(18)	(36%)
Net income before taxation	$11,803	17%	$10,648	17%	$1,155	11%
Income tax expense	1,400		0		1,400	—
Net income	$10,403		10,648		(245)	(2.3%)

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Revenue. Revenue increased by approximately $7.3 million or 12%, to approximately $69.3 million in fiscal 2018 from approximately $62.0 million in fiscal 2017. The growth was mainly the result of the expansion of our business with one of our major customers, particularly, in export product types with higher sales value, such as jackets, and the economic recovery of the U.S., which remains the Group’s major export destination. Approximately 88% and 90% of our products were exported to the U.S. in fiscal 2018 and 2017 respectively.

As a garment manufacturing group, we excel in manufacturing sport and outerwear and derive most of our revenue from the manufacturing and sales of sport and outerwear, which is the only segment in which we operate.

The table below presents our revenues for fiscal years 2017 and 2018 by geographic area.

Revenue by Geographic Area

(All amounts, other than percentages, in thousands of U.S. dollars)

	Years Ended March 31,
	2018		2017		Year over Year
Region	Amount	%	Amount	%	Amount	%
United States	$61,239	88%	$55,779	90%	$5,460	10%
Jordan	7,268	11%	5,969	10%	1,299	22%
Others	789	1%	293	0%	496	169%
Total	$69,296	100%	$62,041	100%	$7,255	12%

Since December 2001, all apparel manufactured in Jordan could be exported to the U.S. without duty imposed, pursuant to the U.S. Customs and Border Protection Jordan Free Trade Treaty. This treaty provides substantial competitiveness and benefit for us to expand the Group’s garment export business in the U.S. Our sales to the U.S. increased by approximately 9.8% in fiscal 2018 compared to fiscal 2017. According to the Major Shippers Report issued by the Office of Textiles and Apparel under the U.S. Department of Commerce, U.S. apparel import from Jordan increased by approximately 6.7% from $1.30 billion in the fiscal year ended March 31, 2017 to approximately $1.38 billion in the fiscal year ended March 31, 2018. The Group’s sales growth ratio has been exceeding the industrial average growth ratio, and the Group still has plenty of room to expand our garment export business in the U.S., as Jerash accounts for only 4.8% of the total Jordanian garment exports to the U.S., according to The World Bank.

Cost of goods sold. Following the growth in sales revenue, our cost of goods sold increased by approximately $4.7 million or 10%, to approximately $51.3 million in fiscal 2018 from approximately $46.6 million in fiscal 2017. As a percentage of revenues, the cost of goods sold decreased by approximately 1% to 74% in fiscal 2018 from 75% in fiscal 2017. The slight decrease in cost of goods sold as a percentage of revenues was primarily attributable to higher selling price and lower fixed cost per unit due to the increase of production volume.

Gross profit margin. Gross profit margin was approximately 26% in fiscal 2018, which increased by approximately 1% from 25% in fiscal 2017. The increase in gross profit margin was primarily driven by higher selling price, economies of scale in general, and improved production efficiency.

Selling, general and administrative expenses. Selling, general and administrative expenses increased by approximately 30% from approximately $4.7 million in fiscal 2017 to approximately $6.1 million in fiscal 2018. The increase was mainly attributable to the full year operational expenses of approximately $1.0 million of a company established in Hong Kong for sales and marketing functions in fiscal 2018 (the company had operated for approximately six months in fiscal 2017 after it began operations in October 2016), legal and professional fees for the Merger, private placement completed in fiscal 2018 and initial public offering that closed during the first quarter of fiscal 2019, stock-based compensation expense of $116,578 recognized for warrants issued in fiscal 2018, and additional bank charges resulting from the utilization of bank facilities granted by HSBC in August 2017, as further discussed below in “— Credit Facilities.”

Other expense, net. Other expense, net was approximately $32,000 and $50,000 in fiscal 2018 and 2017, respectively which were relatively consistent in both years.

Net income before taxation. Net income for the year ended March 31, 2018 increased by approximately 11% from approximately $10.6 million to approximately $11.8 million. The increase was mainly attributable to the increase in inventory turnover by approximately 12% and the improvement in gross profit margin from approximately 25% in fiscal 2017 to approximately 26% in fiscal 2018, for the reasons mentioned above.

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Income tax expenses. On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act, or the TCJ Act. The TCJ Act included a broad range of complex provisions impacting the taxation of multi-national companies. The TCJ Act makes broad and complex changes to the U.S. corporate income tax system and includes a Toll Charge, which is a one-time mandatory deemed repatriation tax on accumulated foreign subsidiaries’ previously untaxed foreign earnings. The Toll Charge will be paid over an eight-year period, starting in 2018, and will not accrue interest. The TCJ Act also imposed a GILTI, which is a new tax on certain off-shore earnings at an effective rate of 10.5% for tax years beginning after December 31, 2017 (increasing to 13.125% for tax years beginning after December 31, 2025) with a partial offset for foreign tax credits. Generally, accounting for the impacts of newly enacted tax legislation. Including the Toll Charge, is required to be completed in the period of enactment, however in response to the complexities and ambiguity surrounding the TCJ Act, the SEC released Staff Accounting Bulletin No. 118 (“SAB 118”) to provide companies with relief around the initial accounting for the TCJ Act. Pursuant to SAB 118, the SEC has provided a one-year measurement period for companies to analyze and finalize accounting for the TCJ Act. During the one-year measurement period, SAB 118 allows companies to recognize provisional amounts when reasonable estimates can be made for the impacts resulting from the TCJ Act. We will finalize accounting for the TCJ Act during the one-year measurement period, and any adjustments to the provisional amounts will be included in income tax expense or benefit in the appropriate period, and disclosed if material, in accordance with guidance provided by SAB 118.

While our accounting for the TCJ Act is not complete, we have recognized a provisional charge (based on information available as of June 4, 2018) of approximately $1.4 million related to the Toll Charge. To determine the amount of the Toll Charge, we must determine, in addition to other factors, the amount of post-1986 foreign earnings and profits of the relevant subsidiaries, as well as the amount of non-U.S. income taxes paid on such earnings, if any.

The income tax payable attributable to the Toll Charge is due over an eight-year period beginning in 2018. At March 31, 2018, an income tax payable of $1.4 million attributable to the transition tax is reflected in the Consolidated Balance Sheet.

The TCJ Act has significant complexity and our final tax liability may materially differ from provisional estimates due to additional guidance and regulations that may be issued by the U.S. Treasury Department, the Internal Revenue Service (“IRS”) and state and local tax authorities, and for Jerash’s finalization of the relevant calculations required by the new tax legislation.

We continue to analyze the provisions of the TCJ Act which are effective after December 30, 2017, including but not limited to the imposition of GILTI.

Under U.S. GAAP, companies are allowed to make an accounting policy election to either treat taxes resulting from GILTI as a current-period expense when they are incurred or factor such amounts into the measurement of deferred taxes. We have not completed our analysis of the effects of the GILTI provisions and will further consider the accounting policy election within the measurement period as provided under SAB 118.

Net income. Net income was $10.4 million and $10.6 million in fiscal 2018 and 2017, respectively. The slight decrease was attributable to the $1.4 million one-time repatriation tax provided for in fiscal 2018 which is to be paid over eight years.

LIQUIDITY AND CAPITAL RESOURCES

Jerash Holdings is a holding company incorporated in Delaware. As a holding company, we rely on dividends and other distributions from our Jordanian subsidiaries to satisfy our liquidity requirements. Current Jordanian regulations permit the Group’s Jordanian subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Jordanian accounting standards and regulations. In addition, our Jordanian subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends. The Group has relied on direct payments of expenses by the Group’s subsidiaries (which generate all of our revenues), to meet the Group’s obligations to date. To the extent payments are due in U.S. dollars, the Group has occasionally paid such amounts in Jordanian dinar to an entity controlled by the Group’s management capable of paying such amounts in U.S. dollars. Such transactions have been made at prevailing exchange rates and have resulted in immaterial losses or gains on currency.

Three months ended June 30, 2018 and June 30, 2017

As of June 30, 2018, we had cash of approximately $12.9 million and restricted cash of approximately $3.7 million.

Our current assets as of June 30, 2018 were approximately $50.3 million, and our current liabilities were approximately $10.4 million, which resulted in a ratio of approximately 4.8:1. Total equity as of June 30, 2018 was approximately $45.0 million.

We had net working capital of $40.0 million and $29.0 million as of June 30, 2018 and March 31, 2018, respectively.

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We have funded our working capital needs from our operations. Our working capital requirements are influenced by the level of our operations, the numerical and dollar volume of our sales contracts, the progress of execution on our customer contracts, and the timing of accounts receivable collections.

Credit Facilities

On May 29, 2017, our wholly-owned subsidiary, Treasure Success, entered into a facility letter (“Facility Letter”) with Hong Kong and Shanghai Banking Corporation (“HSBC”) to provide credit to us. Under the terms of the Facility Letter, we have a total credit limit of $8,000,000. The Facility Letter provides us with various credit facilities for importing and settling goods from our suppliers. The available credit facilities as described in greater detail below includes an import facility, import facilities with loan against import, trust receipts, clean import loan, and advances to us against purchase orders. HSBC charges an interest rate of 1.5% per annum over LIBOR or HIBOR, as applicable, for credit related to the release of goods immediately on our documentary credit.

HSBC charges a commission of: i) 0.25% for the first $50,000, ii) 0.125% for the balance in excess of $50,000 and up to $100,000 and iii) 0.0625% for balance in excess of $100,000 and an interest rate of 1.5% per annum over LIBOR or HIBOR, as applicable, for credit related to trust receipts whereby HSBC has title to the goods or merchandise released immediately to us. HSBC has approved certain of our suppliers that are eligible to use clean import loans. HSBC charges a commission of: i) 0.25% for the first $50,000, ii) 0.125% for the balance in excess of $50,000 and up to $100,000 and iii) 0.0625% for balance in excess of $100,000 and an interest of 1.5% per annum over LIBOR or HIBOR, as applicable, for credit services related to clean import loans or release of the goods or merchandise based on evidence of delivery or invoice. HSBC will advance up to 70% of the purchase order value in our favor. HSBC charges a handling fee of 0.25% and an interest rate of 1.5% per annum over LIBOR or HIBOR, as applicable, for credit services related to advances.

The Facility Letter is collateralized by the guarantees of us and Jerash Garments, and the personal guarantees by Mr. Choi Lin Hung and Mr. Ng Tsze Lun. Jerash Garments is also required to maintain an account at HSBC for receiving payments from VF Sourcing Asia S.A.R.L. and its related companies. In addition, to secure the Facility Letter, we granted HSBC a charge of $3,000,000 over the Company’s deposits.

The Facilities are subject to review at any time and, in any event by May 1, 2018. HSBC has discretion on whether to renew the Facility Letter prior to expiration and the Company is currently negotiating an extension of the Facility Letter on similar terms. HSBC has discretion on whether to renew the Facility Letter prior to expiration. As of June 30, 2018, $6,345,846 was outstanding under the Facility Letter. Borrowings under the Facility Letter are due within 120 days of each borrowing date or upon demand by HSBC.

On June 5, 2017, Treasure Success entered into an Offer Letter - Invoice Discounting / Factoring Agreement and on August 21, 2017, Treasure Success entered into the Invoice Discounting/Factoring Agreement (together, the “Factoring Agreement”) with HSBC for certain debt purchase services related to our accounts receivables. Under the terms of the Factoring Agreement, we may borrow up to $12,000,000. In exchange for advances on eligible invoices from HSBC for our approved customers, HSBC charges a fee to advance such payments at a discounting charge of 1.5% per annum over 1-month LIBOR or HIBOR, as applicable. Such fee accrues on a daily basis on the amount of funds in use. HSBC has final determination of the percentage amount available for prepayment from each of our approved customers. We may not prepay an amount from a customer in excess of 85% of the funds available for borrowing.

HSBC also provides credit protection and debt services related to each of our preapproved customers. For any approved debts or collections assigned to HSBC, HSBC charges a flat fee of 0.35% on the face value of the invoice for such debt or collection. We may assign debtor payments that are to be paid to HSBC within 90 days, defined as the maximum terms of payment. We may receive advances on invoices that are due within 30 days of the delivery of our goods, defined as the maximum invoicing period.

The advances made by HSBC are collateralized by the guarantees of us and Jerash Garments, and the personal guarantees by Mr. Choi Lin Hung and Mr. Ng Tsze Lun. In addition, to secure the Factoring Agreement, we granted HSBC a charge of $3,000,000 over our deposits. If we fail to pay any sum due to HSBC, HSBC may charge a default interest at the rate of 8.5% per annum over the best lending rate quoted by HSBC on such defaulted amount.

The Company is in the process of negotiating an extension to the Factoring Agreement on similar terms. The factoring services are subject to review at any time and, in any event by May 1, 2018. Either party may terminate the agreement subject to a 30 days’ notice period. As of June 30, 2018, there were $713,687 outstanding under the Factoring Agreement.

The following table sets forth a summary of our cash flows for the periods indicated:

(All in amounts in thousands of U.S. dollars)

	Three months ended June 30,
	2018	2017
Net cash (used in) operating activities	$(10,112)	(4,245)
Net cash (used in)/provided by investing activities	(482)	152
Net cash provided by financing activities	14,933	1,904
Effect of exchange rate changes on cash	(8)	(6)
Net increase/(decrease) in cash	4,331	(2,195)
Cash, beginning of three month period	8,598	3,654
Cash, end of three month period	12,929	1,459

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Operating Activities

Net cash used by operating activities was approximately $10.1 million for the three months ended June 30, 2018, compared to cash used by operating activities of approximately $4.2 million for the three months ended June 30, 2017. The increase in net cash used by operating activities was primarily attributable to the following factors:.

•	Decrease in net profit of approximately $4.3 million for reasons mentioned above;

•	An increase in advance paid to fabric suppliers to secure supplies for production in the three months ended June 30, 2018; and

•	A decrease in accounts payable of approximately $3.6 million in the three months ended June 30, 2018 as compared to increase of $2.0 million in the three months ended June 30, 2017 due to settlement for purchases in earlier months.

Investing Activities

Net cash used in investing activities was approximately $0.5 million for the three months ended June 30, 2018 and there was cash provided by investing activities of $0.2 million in the same period in fiscal 2018. The net cash used in investing activities in the quarter ended June 30, 2018 were used in purchases of property, plant and equipment.

Financing Activities

Net cash provided in financing activities was approximately $14.9 million for the three months ended June 30, 2018. The cash inflow mainly resulted from the net proceeds of $8.9 million of the IPO, which closed on May 2, 2018, and the bank loans of $6.1 million under the bank facilities given to Treasure Success International Limited.

Statutory Reserves

In accordance with the Corporate Law in Jordan, the subsidiaries in Jordan are required to make appropriations to certain reserve funds, based on net income determined in accordance with generally accepted accounting principles in Jordan. Appropriations to the statutory reserve are required to be 10% of net income until the reserve is equal to 100% of the entity’s share capital. This reserve is not available for dividend distribution. As our subsidiaries have already reserved the maximum required by law, they did not reserve any additional amounts during the three months ended June 30, 2018 and 2017.

The following table provides the amount of our statutory reserves, the amount of restricted net assets, consolidated net assets, and the amount of restricted net assets as a percentage of consolidated net assets, as of June 30, 2018 and 2017.

	As of June 30,
	2018	2017
Statutory Reserves	$72	$72
Total Restricted Net Assets	$72	$72
Consolidated Net Assets	$45,009	$26,515
Restricted Net Assets as Percentage of Consolidated Net Assets	0.16%	0.27%

Total restricted net assets accounted for approximately 0.16% of our consolidated net assets as of June 30, 2018. As discussed above, our subsidiaries in Jordan are required to reserve 10% of net profits until the reserve is equal to 100% of the subsidiary’s share capital. Our subsidiaries have already reserved the maximum amount required. We believe the potential impact of such restricted net assets on our liquidity is limited.

Capital Expenditures

We had capital expenditures of approximately $0.5 million and $0.2 million for the three months ended June 30, 2018 and 2017, respectively, for purchases of equipment in connection with our business activities and increase of capacity. Additions in plant and machinery amounted to approximately $0.4 million and approximately $92,000 for the three months ended June 30, 2018 and 2017, respectively, and additions to leasehold improvements amounted to approximately $46,000 and $72,000 for the three months ended June 30, 2018 and 2017 respectively.

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In 2015, we commenced a project to build a 4.844 square foot workshop in the Tafilah Governorate of Jordan, which will primarily be used as a sewing workshop for Jerash Garments. This project is expected to cost $230,000 and is expected to be completed in calendar year 2018. There is another project for the construction of a 53.820 square foot workshop in Al-Hasa County in the Tafilah governorate of Jordan, which is expected to be completed by the middle of calendar year 2019.

 We project that we will use an aggregate of approximately $3.1 million to fund our capital expenditures for fiscal 2019 and fiscal 2020 for further enhancement of production capacity to meet future sales growth. We expect that our capital expenditures will increase in the future as our business continues to develop and expand. We have used cash generated from our subsidiaries’ operations to fund our capital commitments in the past and anticipate using such funds and proceeds received from our expected initial public offering to fund capital expenditure commitments in the future.

Fiscal years ended March 31, 2018 and March 31, 2017

As of March 31, 2018, we had cash of approximately $8.6 million and restricted cash of approximately $3.6 million compared to cash of approximately $3.7 million and restricted cash of approximately $0.5 million as of March 31, 2017, which was mainly the security deposit for obtaining the Credit Facilities from HSBC.

Our current assets as of March 31, 2018 were approximately $36.9 million, and our current liabilities were approximately $7.9 million, which resulted in a current ratio of approximately 4.7:1. Our current assets as of March 31, 2017 were approximately $30.3 million, and our current liabilities were approximately $11.9 million, which resulted in a current ratio of approximately 2.5:1. Total equity as of March 31, 2018 and 2017 was approximately $34.1 million and 22.0 million, respectively.

We had net working capital of $29.0 million and $18.4 million as of March 31, 2018 and 2017, respectively. Based on the Group’s current operating plan, we believe that cash on hand and cash generated from operation will be sufficient to support our working capital needs for the next 12 months from the date this document is filed.

We have funded our working capital needs from operations. The Group’s working capital requirements are influenced by the level of the Group’s operations, the numerical and dollar volume of the Group’s sales contracts, the progress of execution on the Group’s customer contracts, and the timing of accounts receivable collections.

Credit Facilities

On May 29, 2017, the Group’s wholly owned subsidiary, Treasure Success, entered into a facility letter (“Facility Letter”) with Hong Kong and Shanghai Banking Corporation (“HSBC”) to provide credit to the Group. Under the terms of the Facility Letter, the Group has a total credit limit of $8,000,000. The Group anticipates amending the Facility Letter to extend the term of the facility with substantially similar terms. The Facility Letter currently provides us with various credit facilities for importing and settling payment for goods purchased from the Group’s suppliers. The available credit facilities as described in greater detail below includes an import facility, import facilities with loan against import, trust receipts, clean import loan, and advances to us against purchase orders. HSBC charges an interest rate of 1.5% per annum over LIBOR or HIBOR, as applicable, for credit related to the release of goods immediately on the Group’s documentary credit. LIBOR was 1.88% and HIBOR was 0.99% at March 31, 2018.

HSBC charges a commission of: i) 0.25% for the first $50,000, ii) 0.125% for the balance in excess of $50,000 and up to $100,000 and iii) 0.0625% for balance in excess of $100,000 and an interest rate of 1.5% per annum over LIBOR or HIBOR, as applicable, for credit related to trust receipts whereby HSBC has title to the goods or merchandise released immediately to us. HSBC has approved certain of the Group’s suppliers that are eligible to use clean import loans. HSBC charges a commission of: i) 0.25% for the first $50,000, ii) 0.125% for the balance in excess of $50,000 and up to $100,000 and iii) 0.0625% for balance in excess of $100,000 and an interest of 1.5% per annum over LIBOR or HIBOR, as applicable, for credit services related to clean import loans or release of the goods or merchandise based on evidence of delivery or invoice. HSBC will advance up to 70% of the purchase order value in the Group’s favor. HSBC charges a handling fee of 0.25% and an interest rate of 1.5% per annum over LIBOR or HIBOR, as applicable, for credit services related to advances.

The Facility Letter is collateralized by the guarantees of Jerash Holdings (US), Inc, Jerash Garments, and the personal guarantees of Mr. Choi and Mr. Ng Tsze Lun. Jerash Garments is also required to maintain an account at HSBC for receiving payments from VF Sourcing Asia S.A.R.L. and its related companies. In addition, to secure the Facility Letter, the Group granted HSBC a charge of $3,000,000 over the Company’s deposits. This charge is accounted for as restricted cash in our balance sheet at March 31, 2018. Following the anticipated amendment of the Facility Letter, the Group anticipates that the personal guarantees of Mr. Choi and Mr. Ng, along with the charge over the Group’s deposits will be released in exchange for the addition of Jerash Garments to the Facility Letter, along with Treasure Success and Jerash Holdings providing guarantees of Jerash Garments’ payments under the Facility Letter.

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The Facility Letter is subject to review at any time and valid until May 1, 2018. HSBC has discretion on whether to renew the Facility Letter prior to expiration and the Group is currently negotiating an extension of the Facility Letter on similar terms. As of March 31, 2018, $624,772 was outstanding under the Facility Letter. Borrowings under the Facility Letter are due within 120 days of each borrowing date or upon demand by HSBC.

On June 5, 2017, Treasure Success entered into an Offer Letter - Invoice Discounting / Factoring Agreement and on August 21, 2017, Treasure Success entered into the Invoice Discounting/Factoring Agreement (together, the “Factoring Agreement”) with HSBC for certain debt purchase services related to the Group’s accounts receivables. The Group anticipates amending the Factoring Agreement to extend the term of the facility with substantially similar terms. Under the current terms of the Factoring Agreement, the Group may borrow up to $12,000,000. In exchange for advances on eligible invoices from HSBC for the Group’s approved customers, HSBC charges a fee to advance such payments at a discounting charge of 1.5% per annum over 1-month LIBOR or HIBOR, as applicable. Such fee accrues on a daily basis on the amount of funds in use. HSBC has final determination of the percentage amount available for prepayment from each of the Group’s approved customers. The Group may not prepay an amount from a customer in excess of 85% of the funds available for borrowing. As of March 31, 2018, $355,423 was outstanding under the Invoice Discounting / Factoring Agreement.

HSBC also provides credit protection and debt services related to each of the Group’s preapproved customers. For any approved debts or collections assigned to HSBC, HSBC charges a flat fee of 0.35% on the face value of the invoice for such debt or collection. The Group may assign debtor payments that are to be paid to HSBC within 90 days, defined as the maximum terms of payment. The Group may receive advances on invoices that are due within 30 days of the delivery of the Group’s goods, defined as the maximum invoicing period.

The advances made by HSBC are collateralized by the guarantees of us and Jerash Garments, and the personal guarantees by Mr. Choi and Mr. Ng Tsze Lun. In addition, to secure the Factoring Agreement, the Group granted HSBC a charge of $3,000,000 over the Group’s deposits. If the Group fails to pay any sum due to HSBC, HSBC may charge a default interest at the rate of 8.5% per annum over the best lending rate quoted by HSBC on such defaulted amount. Following the anticipated amendment of the Factoring Agreement, the Group anticipates that the personal guarantees of Mr. Choi and Mr. Ng, along with the charge over the Group’s deposits will be released in exchange for the addition of Jerash Garments to the Factoring Agreement, along with Treasure Success and Jerash Holdings providing guarantees of Jerash Garments’ payments under the Factoring Agreement.

The Factoring Agreement is subject to the review by HSBC at any time, and valid until May 1, 2018 and we are in the process of negotiating an extension on similar terms. Either party may terminate the agreement subject to a 30-day notice period. As of March 31, 2018, there was $355,423 outstanding under the Factoring Agreement. Amounts borrowed under the Factoring Agreement are due within 120 days of each borrowing date or upon demand by HSBC.

The following table sets forth a summary of the Group’s cash flows for the fiscal years ended March 31, 2017 and 2018.

(All in amounts in thousands of U.S. dollars)

	2018	2017
Net cash provided by operating activities	$5,164	$7,677
Net cash used in investing activities	(541)	(829)
Net cash provided (used) in financing activities	325	(6,000)
Effect of exchange rate changes on cash	(4)	(18)
Net increase in cash	4,944	830
Cash, beginning of year	3,654	2,824
Cash, end of year	$8,598	$3,654

Non-cash financing activities
Warrants issued to placement agent in connection with the private placement	162	—
Prepaid stock issuance cost netted with proceeds from private placement	239	—

Operating Activities

Net cash provided by operating activities was approximately $5.2 million in fiscal 2018, compared to net cash provided by operating activities of approximately $7.7 million in fiscal 2017. The decrease in net cash provided by operating activities was primarily attributable to the following factors:

•	Accounts payable decreased by approximately $5.5 million in fiscal 2018, compared to an increase of accounts payable of approximately $10 million in fiscal 2017, due to payments being made earlier than in fiscal 2017.

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•	Accounts payable – related parties decreased by approximately $5.9 million in fiscal 2017, compared to no change in fiscal 2018, which was primarily attributable to the Company conducting business directly with its vendors rather than through its affiliates during fiscal 2018.

•	Accounts receivable – related party decreased by approximately $2.3 million in fiscal 2018, compared to an increase of approximately $2.3 million in fiscal 2017, due to the Company’s affiliate’s collection of receivables on behalf of the Company pursuant to the support arrangement with that affiliate in the fiscal year ending March 31, 2018.

•	Advance to suppliers increased by approximately $1.1 million in fiscal 2018, which was primarily attributable to Treasure Success starting to purchase directly from its suppliers in December 2017.

Investing Activities

Net cash used in investing activities was approximately $0.5 million and $0.8 million for the years ended March 31, 2018 and 2017, respectively. The lower net cash used in investing activities was a combined result of a $0.4 million increase in property, plant, and equipment, and a $0.7 million decrease in other receivables – related party.

Financing Activities

Net cash provided by financing activities was approximately $0.3 million for the year ended March 31, 2018. The cash inflow was resulted from the net proceeds from a private placement of approximately $1.8 million, proceeds from short-term loans of approximately $1 million and repayment of amounts due from stockholders of approximately $0.7 million, and an increase of restricted cash of approximately $3.1 million.

Non-cash Financing Activities

The Group has non-cash financing activities related to the placement of common stocks in fiscal 2018. Expense recognized for warrants issued to the placement agent in connection with the private placement was $161,926. There was also a prepaid stock issuance cost of $239,105 netted with proceeds from the private placement.

Statutory Reserves

In accordance with the Corporate Law in Jordan, Jerash Holdings’ subsidiaries in Jordan are required to make appropriations to certain reserve funds, based on net income determined in accordance with generally accepted accounting principles of Jordan. Appropriations to the statutory reserve are required to be 10% of net income until the reserve is equal to 100% of the entity’s share capital. This reserve is not available for dividend distribution. As the statutory reserve balance was reached prior to fiscal 2015, there was no additional appropriation into the statutory reserve in fiscal 2017 and 2018.

The following table provides the amount of the Group’s statutory reserves, the amount of restricted net assets, consolidated net assets, and the amount of restricted net assets as a percentage of consolidated net assets, as of March 31, 2017 and 2018.

(All in amounts, other than percentages, in thousands of U.S. dollars)

	As of March 31,
	2018	2017
Statutory Reserves	$72	$72
Total Restricted Net Assets	$72	$72
Consolidated Net Assets	$34,057	$22,018
Restricted Net Assets as Percentage of Consolidated Net Assets	0.21%	0.33%

Total restricted net assets accounted for approximately 0.21% of the Group’s consolidated net assets as of March 31, 2018. As the Group’s subsidiaries in Jordan are only required to set aside 10% of net profits to fund the statutory reserves and it has reached the maximum amount. We believe the potential impact of such restricted net assets on our liquidity is limited.

Capital Expenditures

We had capital expenditures of approximately $0.9 million and $0.5 million in fiscal 2018 and 2017, respectively, for purchases of equipment in connection with our business activities and to increase capacity. Additions in plant and machinery amounted to approximately $0.6 million and $0.2 million in fiscal 2018 and 2017, respectively, and additions to leasehold improvements amounted to approximately $0.2 million and $0.3 million in fiscal 2018 and 2017, respectively.

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In 2015, the Group commenced a project to build a 4,844 square foot workshop in the Tafilah Governorate of Jordan, which will primarily be used as a sewing workshop for Jerash Garments. This project is expected to cost $230,000 and is expected to be completed during calendar year 2018. In 2018, the Group commenced another project to build a 53,820 square foot workshop in Al-Hasa County in the Tafilah Governorate of Jordan, which is expected to be completed in the middle of calendar year 2019. Provided that we satisfy certain employment requirements over certain time periods, we do not anticipate incurring any significant costs for the project, which is being constructed in conjunction with the Jordanian Ministry of Labor and the Jordanian Education and Training Department. In the event we breach our agreement with these government agencies, we will have to pay such agencies JOD250,000 or $353,000. See the section entitled “Properties” below for more information regarding this workshop.

The Group projected that there will be an aggregate of approximately $1.7 million of capital expenditures in both fiscal 2019 and 2020 for further enhancement of production capacity to meet future sales growth. We expect that our capital expenditures will increase in the future as our business continues to develop and expand. The Group has used cash generated from our subsidiaries’ operations to fund our capital commitments in the past and anticipate using such funds and proceeds received from our initial public offering to fund capital expenditure commitments in the future.

Off-balance Sheet Commitments and Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, the Group has not entered into any derivative contracts that are indexed to our own shares and classified as stockholders’ equity, or that are not reflected in the Group’s consolidated financial statements.

CRITICAL ACCOUNTING POLICIES

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect our reported amount of assets, liabilities, revenue, costs and expenses, and any related disclosures. Although there were no material changes made to the accounting estimates and assumptions in the past two years, we continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

We believe that the following accounting policies involve a higher degree of judgment and complexity in their application and require us to make significant accounting estimates. Accordingly, these are the policies that we believe are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

Revenue recognition

Revenue Recognition for Contracts with Customers

In May 2014, the FASB issued guidance which provided a single, comprehensive accounting model for revenue arising from contracts with customers. This guidance was revised and clarified through supplemental adoption guidance subsequent to May 2014. This new revenue recognition guidance superseded most of the prior revenue recognition guidance, which specified that revenue should be recognized when risks and rewards are transferred to a customer. Under the new guidance, revenue is recognized at an amount that reflects the consideration expected to be received for those goods and services pursuant to a five-step approach: (1) identify the contracts with the customer; (2) identify the separate performance obligations in the contracts; (3) determine the transaction price; (4) allocate the transaction price to separate performance obligations; and (5) recognize revenue when, or as, each performance obligation is satisfied. The new guidance also requires additional disclosures about the nature, timing and uncertainty of revenue and cash flow arising from customer contracts, including significant judgments and changes in judgments.

Pursuant to ASC 606 and ASC 270-10-50-1A, we have conducted an analysis for each of our customers with the five-step approach that has been reviewed by our audit committee. We derive all of our revenue through the supply of apparel products to our customers. We normally receive purchase orders from customers for the supply of apparel products with specifications provided by customers to them at a specific quantity to a specific location on or before a specific date. Purchase orders are contracts between our Company and the customers. Performance obligations include to deliver a stated quantity of a specific product in acceptable quality (with style number, product description and color) to a specific location in accordance to the shipping term on or before a specific date detailed on a purchase order.

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Revenue is recognized when performance obligations under the terms of the purchase orders with our customers are satisfied. Our performance obligations generally consist of delivering our products to a specific location designated by the customers on purchase orders. Control of the products is generally transferred upon delivering the products to customers based on shipping terms mostly free on board shipping point. Once control is transferred to the customers, we have completed our performance obligations related to the contract. After completion of our performance obligation, we have an unconditional right to consideration as outlined in the purchase orders determined by the shipped quantity and the unit price.

We offer credit terms to our customers. Receivables are recognized when revenue is recognized. Our receivables resulting from contracts with our customers are typically 45 to 60 days from sailing date from shipping point in accordance with established credit terms. Most of our performance obligations under terms of our contracts with customers have an expected original duration of one year or less. Before the performance obligations are fulfilled, we maintain costs of the products related to purchase orders in our inventory. Both inventory values as of June 30, 2018 and March 31, 2018, were approximately $20 million.

Receivables resulted from sales revenue recognition as of June 30, 2018 was $13.2 million, with an increase of $8.0 million comparing to $5.2 million as of March 31, 2018. The increase was primarily attributable to higher sales revenue recognized in the month of June 2018, after completion of our performance obligations, with a credit term of 45 to 60 days from sailing dates granted to our customer. We did not have any business combinations in the quarter ended June 30, 2018 that might cause significant changes in contract assets and contract balances, nor was there any impairment of contract assets. There was also no change in time frame for a right to consideration to become unconditional or any change in the time frame for a performance obligation to be satisfied.

The new guidance does not affect the methodology we have been adopting to recognize revenue in previous fiscal years and thus there was no adjustment for the cumulative effect of applying the guidance to retained earnings for compliance with the guidance.

Accounts receivable

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually grants credit to customers with good credit standing with a maximum of 90 days and determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management's best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Actual amounts received may differ from management's estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. No allowance was considered necessary as of June 30, 2018 and March 31, 2018 and 2017.

Recent Accounting Pronouncements

See Note 3 – Recent Accounting Pronouncements in the notes to our unaudited financial statements for the quarter ended June 30, 2018 and Note 3 – Recent Accounting Pronouncements to our audited financial statements for the year ended March 31, 2018 for a discussion of recent accounting pronouncements.

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Business

Overview

We, through our wholly owned operating subsidiaries, are principally engaged in the manufacturing and exporting of customized, ready-made sport and outerwear from knitted fabric produced in our facilities in Jordan.

We are a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, Sears, Hanes, Columbia, Land’s End, VF Corporation (which owns brands such as The North Face, Timberland, Wrangler, Lee, Jansport, etc.), and Philip-Van Heusen (which owns brands such as Calvin Klein, Tommy Hilfiger, IZOD, Speedo, etc.). Our production facilities are made up of three factory units and two warehouses and employ currently approximately 2,900 people. Our employees include local Jordanian workers as well as migrant workers from Bangladesh, Sri Lanka, India, Myanmar and Nepal. The total annual capacity at these facilities is approximately 6.5 million pieces (average for product categories including crewnecks, polos and jackets).

Merger

Jerash Holdings is a holding company organized as a corporation in Delaware in January 2016 with nominal or no assets or operations. On May 11, 2017, a merger (“the Merger”) was implemented via two transactions. First, the shareholders of Global Trend contributed 100% of the outstanding capital stock of Global Trend to Jerash Holdings in exchange for an aggregate of 8,787,500 shares of the common stock of Jerash Holdings, with Global Trend becoming a wholly owned subsidiary of Jerash Holdings. Second, Global Trend merged with and into Jerash Holdings, with Jerash Holdings being the surviving entity, as a result of which Jerash Holdings became the direct parent of Global Trend’s wholly-owned operating subsidiaries, Jerash Garments and Treasure Success.

Organizational Structure

Jerash Holdings has the following wholly owned subsidiaries: (i) Jerash Garments, an entity formed under the laws of Jordan, (ii) Treasure Success, an entity formed under the laws of Hong Kong, (iii) Chinese Garments and Fashions Manufacturing Co. Ltd. (“Chinese Garments”), an entity formed under the laws of Jordan and a wholly owned subsidiary of Jerash Garments, and (iv) Jerash for Industrial Embroidery Company Limited (“Jerash Embroidery”), an entity formed under the laws of Jordan and a wholly owned subsidiary of Jerash Garments.

This table reflects the Group’s organizational structure:

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Jerash Garments was established in Jordan in November 2000 and operates out of our factory unit in Al Tajamouat Industrial City, a QIZ in Amman, Jordan. Jerash Garments’ principal activities are to house management offices and to operate production lines and sewing, ironing, packing and quality control units, as well as house our trims and finished products warehouses.

Chinese Garments was established in Jordan in June 2013 and operates out of our factory unit in Al Tajamouat Industrial City, a QIZ in Amman, Jordan. Chinese Garments’ principal activities are to house administration, human resources, finance and management offices and to operate additional production lines and sewing, ironing, and packing units, as well as house our trims warehouse.

Jerash Embroidery was established in Jordan in March 2013 and operates out of our factory unit in Al Tajamouat Industrial City, a QIZ in Amman, Jordan. Jerash Embroidery’s principal activities are to perform the cutting and embroidery for our products.

Treasure Success was established in Hong Kong in July 2016 and operates in Hong Kong. Treasure Success’s primary activities are to employ sales and merchandising staff and supporting personnel in Hong Kong to support the business of Jerash Garments and its subsidiaries.

Products

Our products are in the customized, ready-made sport and outerwear segment, and we derive all of our revenue from the manufacturing and sales of sport and outerwear. Our product offerings consist of jackets, polo shirts, crew neck shirts, pants and shorts made from knitted fabric. Our primary product offering is jackets, and in the three months ended June 30, 2018 and 2017 and the fiscal years ended March 31, 2018 and 2017, approximately 78%, 81%, 48% and 58%, respectively, of our total shipped pieces were jackets.

Manufacturing and Production

Our production facilities are located in Al Tajamouat Industrial City, a QIZ in Amman, Jordan, and are comprised of three factory units and two warehouses. Currently, the first factory unit, which the Group owns, employs approximately 1,300 people. Its primary functions are to house the Group’s management offices, as well as production lines, the Group’s trims warehouse, and sewing, ironing, and packaging units. The second factory unit, which the Group leases, employs approximately 1,300 people. Its primary functions are to house the Group’s administrative and human resources personnel, as well as merchandising and accounting departments, as well as additional production lines, the Group’s trims and finished products warehouses, and sewing, ironing, packing and quality control units. The third factory unit, which the Group leases, employs approximately 300 people. Its primary functions are to perform the cutting and embroidery for the Group’s products.

In 2015, we commenced a project to build a 4,844 square foot workshop in the Tafilah Governorate of Jordan, which will primarily be used as a sewing workshop for Jerash Garments. This project is expected to cost approximately $230,000 to construct and is estimated to be completed during calendar year 2018. In 2018, the Group commenced another project to build a 53,820 square foot workshop in Al-Hasa County in the Tafilah Governorate of Jordan, which is expected to be completed by the middle of calendar year 2019. Provided that we satisfy certain employment requirements over certain time periods, we do not anticipate incurring any significant costs for the project, which is being constructed in conjunction with the Jordanian Ministry of Labor and the Jordanian Education and Training Department. In the event we breach our agreement with these government agencies, we will have to pay such agencies JOD250,000 or $353,000. See the section entitled “Properties” below for more information regarding these workshops.

Total annual capacity at our existing facilities is approximately 6.5 million pieces (average for product categories including crewnecks, polos and jackets). Our production flow begins in our third factory unit in the cutting department. From there, the product moves to either our first or second factory unit for processing by the sewing unit, finishing department, quality control, and finally the ironing and packing units. If applicable during this process, the product is sent back to the embroidery department at our third factory unit for embroidery.

We do not have long term supply contracts or arrangements with our suppliers. Most of our ultimate suppliers for raw materials, such as fabric, zippers and labels, are designated by customers and we purchases such materials on a purchase order basis. For the three months ended June 30, 2018, we purchased approximately 30% and 13% of our raw materials from two major suppliers, Duck San Enterprise Co., Ltd and Universal Star Corporation. For the three months ended June 30, 2017, we purchased approximately 92% of our raw materials from one supplier, Onset Time Limited. For the fiscal year ended March 31, 2018, we purchased approximately 61% of our raw materials from two suppliers, Onset Time Limited (“ONSET”) (43%) and Duck San Enterprise Co., Ltd. (18%). For the fiscal year ended March 31, 2017, we purchased approximately 88% of our raw materials from two suppliers, ONSET (64%) and Value Plus (24%).

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Employees

As of June 30, 2018, the Group had an aggregate of approximately 2,900 employees located in Jordan and in Hong Kong, all of which are full-time employees.

Customers

The following table outlines the dollar amount and percentage of total sales to our customers for the quarter ended June 30, 2018, fiscal 2018, fiscal 2017, and the year ended March 31, 2016 (“fiscal 2016”).

(All amounts, other than percentages, in thousands of U.S. dollars)

	Quarter Ended June 30, 2018		Fiscal Year 2018		Fiscal Year 2017		Fiscal Year 2016
	Sales		Sales		Sales		Sales
	Amount	%	Amount	%	Amount	%	Amount	%
VF Corporation(1)	$16,730	91.1	$54,614	78.8	$29,690	47.8	$—	—
Ford Glory International Limited(2)	—	—	—	—	23,351	37.6	50,195	95.5
Classic Fashion Apparel Industry Ltd.	115	0.6	4,756	6.9	3,354	5.4	303	0.6
Columbia	1,503	8.2	5,891	8.5	2,161	3.5	—	—
Dynamic Sourcing Ent, Inc.	4	0	281	0.4	2,011	3.2	—	—
Philip-Van Heusen	—	—	1,523	2.2	795	1.3	—	—
United Creations LLC	—	—	2,167	3.1	1	0	1,959	3.7
Others	11	0.1	64	0.1	678	1.2	100	0.2
Total	$18,363	100.0	$69,296	100.0	$62,041	100.0	$52,557	100.0

(1) Substantially all of the Group’s products are sold under The North Face brand that is owned by VF Corporation.

(2) Until August 2016, substantially all of our sales were to Ford Glory which then sold the products to the end customers. Ford Glory is 49% owned by Mr. Choi Lin Hung, our chairman, chief executive officer, president and a significant stockholder, through his wholly owned entity Merlotte and therefore is considered an affiliate of the Group. Following August 1, 2016, there was a transition period for orders placed directly with Ford Glory during the remainder of fiscal 2017. For the fiscal years ended March 31, 2017 and March 31, 2018 and for the three months ended June 30, 2018, approximately 37.6%, 0% and 0%, respectively, of our net sales were made to Ford Glory and approximately 52.6%, 63.5%, 0% of our net sales for the fiscal years ended March 31, 2017 and March 31, 2018 and the three months ended June 30, 2018, respectively, were made directly to our customers with support of Ford Glory. During fiscal 2017, for sales orders received before customers successfully changed their vendor registrations to issue orders directly to us, we fulfilled the order for customers on behalf of Ford Glory, including inventory purchases and manufacturing. As customers now issue sales orders to us directly, support from Ford Glory was phased out during fiscal 2018 as we no longer rely on Ford Glory to receive sales orders. Our merchandising personnel now receive orders directly from our customers through our wholly owned subsidiaries, Treasure Success and Jerash Garments.

In fiscal years 2017 and 2016, the Group depended on one key customer for sales through Ford Glory. In fiscal 2018, the Group also depended on a few key customers. Substantially all of the Group’s sales through Ford Glory in fiscal 2016 and 2017, and independent of Ford Glory in 2018, were to VF Corporation. The following table outlines the dollar amount and percentage of the Group’s sales through Ford Glory for fiscal years 2016 to 2017.

	Fiscal Year 2017		Fiscal Year 2016
	Sales		Sales
Customer	(US$, in thousands)%		(US$, in thousands)%
VF Corporation [1]	$18,957	81.2%	44,675	89.0%
Columbia	2,614	11.2%	3,151	6.3%
Philip-Van Heusen	1,780	7.6%	2,369	4.7%
Total	$23,351	100.0%	50,195	100.0%

(1) Substantially all of the Group’s products are sold under The North Face brand that is owned by VF Corporation.

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The Group established our relationship with VF Corporation in 2012. Substantially all of the Group’s products are sold under The North Face Brand that is owned by VF Corporation. Currently, we manufacture primarily outwear for The North Face. Approximately 79% of the Group’s sales in both fiscal 2018 and 2017, respectively, were derived from the sale of the Group’s products to VF Corporation. We are not party to any long-term contracts with VF Corporation or the Group’s other customers, and our sales arrangements with our customers do not have minimum purchase requirements. As is common in our industry, VF Corporation and our other customers place purchase orders with us after the Group completes detailed sample development and approval processes that we and our customers have agreed upon for their purchase and manufacture of the garments in question. It is through the sample development and approval processes that the Group and VF Corporation and our other customers agree to the purchase and manufacture of the garments in question. For fiscal 2018, VF Corporation issued approximately 6,500 purchase orders to us in amounts ranging from approximately $10 to $570,000. The Group is not substantially dependent on any particular order from VF Corporation.

VF Corporation is in the retail industry, which is subject to substantial cyclical variations. Consequently, there can be no assurance that sales to current customers will continue at the current rate or at all. In addition, our annual and quarterly results may vary, which may cause our profits and the market price of our common stock to decline.

The Group continues to seek to expand and strengthen our relationship with our current customers and other brand names. However, the Group cannot assure you that these brands will continue to buy our products in the same volumes or on the same terms as they did in the past.

Competition

The markets for the manufacturing of sport and outerwear are highly competitive. The competition in the fields in which we operate is focused primarily on the price of the product, its quality, and the level of customer service. Our products compete with products of other apparel manufacturers in Israel, Europe, the United States, South and Central America and Asia.

Most competition with other manufacturers in the clothing industry focuses on reducing production costs, reducing supply lead times, design, product quality, and efficiency of supply to the customer. Since production costs depend to a large extent on labor costs, in recent years most production in the industry has been moved to countries where the labor costs are low. Some of our competitors have a lower cost base, longer operating experience, broader customer base and other advantages over us which allow them to compete with us. As described in more detail under “- Conditions in Jordan” below, we are able to sell our products manufactured at our facilities in Jordan to the United States free from customs duties and import quotas under certain conditions. These favorable terms enable us to remain competitive on the basis of price. In December 2017, the European Union (“EU”) extended a free trade agreement to us such that goods manufactured by us in Jordan that are subsequently shipped to EU countries are shipped free of duty.

Conditions in Jordan

The Group’s manufacturing facilities are located in Jordan. Accordingly, the Group is directly affected by political, security and economic conditions in Jordan.

From time to time Jordan has experienced instances of civil unrest, terrorism and hostilities among neighboring countries, including Syria and Israel. A peace agreement between Israel and Jordan was signed in 1994. Terrorist attacks, military activity, rioting, or civil or political unrest in the future could influence the Jordanian economy and the Group’s operations by disrupting operations and communications and making travel within Jordan more difficult and less desirable. Political or social tensions also could create a greater perception that investments in companies with Jordanian operations involve a high degree of risk, which could adversely affect the market and price for the Group’s common stock.

Jordan is a constitutional monarchy, but the King holds wide executive and legislative powers. The ruling family has taken initiatives that support the economic growth of the country. However, there is no assurance that such initiatives will be successful or will continue. The rate of economic liberalization could change, and specific laws and policies affecting manufacturing companies, foreign investments, currency exchange rates and other matters affecting investments in Jordan could change as well.

A proposed tax bill that was part of an economic reform plan backed by the International Monetary Fund and aimed at narrowing Jordan’s growing debt contained new taxes on products, such as internet subscriptions, and the elimination of subsidies on bread led to protests throughout Jordan beginning on May 30, 2018. On June 5, 2018, King Abdullah II of Jordan responded to the protests by removing Jordan’s prime minister and replacing him with Omar al-Razzaz. Prime Minister Razzaz then withdrew the proposed tax bill from consideration and formed a new cabinet. On June 11, 2018 Saudi Arabia, Kuwait and the United Arab Emirates pledged $2.5 billion of aid to Jordan (including a deposit into Jordan’s central bank), annual budget support for the next five years and development projects.

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Trade Agreements

The Group benefits from exemptions from customs duties and import quotas due to the Group’s location in Al Tajamouat Industrial City, a QIZ in Amman, Jordan, and the free trade agreements with the United States and the EU.

QIZs are industrial parks that house manufacturing operations in Jordan and Egypt. They are special free trade zones established in collaboration with Israel to take advantage of the free trade agreements between the United States and Israel. Under the trade agreement between Jordan and the U.S., goods produced in QIZ areas can directly access U.S. markets without tariff or quota restrictions if they satisfy certain criteria.

Income Tax Incentives

The Encouragement of Investment Committee of Jordan resolved that Jerash Garments’ project is an economically approved project in accordance with the Encouragement of Investment Law number 16 of 1995 and accordingly was granted exemptions from customs duties on the plant’s equipment and machinery. Further, in accordance with the Jordanian Income Tax law, all of Jerash Garments’ exports are 100% exempted, provided a specific Declaration in that respect is filed with the Jordanian Customs and Income Tax Departments. We expect these exemptions to continue through calendar 2019.

In addition, projects in QIZ areas are exempted from paying income and social services tax, total exemptions from buildings and land tax, and exemptions or reduction on most municipality fees.

Government Regulation

The Group’s manufacturing and other facilities in Jordan are subject to various local regulations relating to the maintenance of safe working conditions and manufacturing practices. Management believes that it is currently in compliance in all material respects with all such regulations. The Group is not subject to governmental approval of the Group’s products or manufacturing process.

Properties

Jerash Garments owns an industrial building of approximately 89,340 square feet in Al Tajamouat Industrial City. The Group leases additional space totaling approximately 258,334 square feet in industrial buildings in Al Tajamouat Industrial City. In addition, the Group leases space for our workers in dormitories located inside and outside of Al Tajamouat Industrial City. Treasure Success leases its office space in Hong Kong from Ford Glory, pursuant to an agreement dated October 3, 2016 providing for rent in the amount of HK$21,600 (approximately $2,760) per month and having a one-year term with an option to extend the term for an additional year at the same rent. We expect this agreement to be renewed on similar terms. We also lease our headquarters in New York, New York, pursuant to an agreement dated January 1, 2018 providing for rent in the amount of $720 per month and having a six-month term with an option to extend the term for an additional six months at the same rent. The Group believes the real property that we own and lease is sufficient to conduct the Group’s operations as they are currently conducted.

In 2015, the Group commenced a project to build a 4,844 square foot workshop in the Tafilah Governorate of Jordan, which will primarily be used as a sewing workshop for Jerash Garments. This project is expected to cost approximately $230,000 to construct and is estimated to be completed during calendar year 2018.

In 2018, the Group commenced another project to build a 53,820 square foot workshop in Al-Hasa County in the Tafilah Governorate of Jordan, which is expected to be completed by the middle of calendar year 2019. This project is a joint project with the Jordanian Ministry of Labor and the Employment and Training Department in Jordan. Pursuant to the agreement between these parties, we guaranteed up to JOD125,000 or $176,000 for this project and agreed to employ at least 500 workers for the first 12 months following the completion of the project. The Ministry of Labor is financing the building of the workshop and the Employment and Training Department will support 50% of the workers’ salaries, as well as transportation and social security costs in the first 12 months following the completion of the project. We will use the workshop without rent for the first three years after we commence manufacturing in the workshop, after which time we anticipate entering into a lease agreement for the workshop. In the event that we do not comply with the terms of the agreement, we must pay the Ministry of Labor and the Employment and Training Department JOD250,000 or $353,000.

Legal Proceedings

We are not currently involved in any material legal proceedings. From time-to-time the Group is, and the Group anticipates that we will be, involved in legal proceedings, claims and litigation arising in the ordinary course of our business and otherwise. The ultimate costs to resolve any such matters could have a material adverse effect on the Group’s financial statements. We could be forced to incur material expenses with respect to these legal proceedings, and in the event there is an outcome in any that is adverse to us, the Group’s financial position and prospects could be harmed.

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Management

Our Directors

The follow table sets forth the name, age and position of each of our directors as of September 5, 2018.

Name	Age	Director Since	Independent	Occupation
Choi Lin Hung	56	2017	No	Chairman, Chief Executive Officer, President and Treasurer of the Company
Wei (“Kitty”) Yang	35	2017	No	Vice President and Secretary of the Company
Gary J. Haseley	57	2018	Yes	Retired; Former Senior Vice President and General Manager of Kaman Automation, Control & Energy
Sean Socha	49	2018	Yes	Chief Financial Officer of Finger Lakes Technologies Group, Inc.
Mak Chi Yan	55	2018	Yes	Executive Director of Genting Securities Limited

Set forth below for each director is a brief statement about the directors’ age, principal occupation and business experience, including any directorships with any other public companies, describing the specific individual qualities and skills of each director that contribute to the overall effectiveness of the Board and its committees.

Choi Lin Hung Age: 56 Director since: May 2017	Principal Occupation: Chairman, Chief Executive Officer, President and Treasurer of the Company
Business Experience:

•      Experience with the Company’s subsidiaries since 2012:

o       Director of Jerash Garments since 2012

o       General Manager of Chinese Garments and Jerash Embroidery since 2015

o       Director of Treasure Success since 2016

•      Previously held positions with Deutsche Bank and First Pacific Bank

Current Directorships:

•      Victory City International Holdings Ltd., a textile and fabric manufacturing group listed on the Stock Exchange of Hong Kong

•      Jiangmen V-Apparel Manufacturing Ltd., a garment manufacturing company incorporated in the People’s Republic of China, which is a subsidiary of Victory City International Holdings Ltd.

Skills and Expertise:
• Over 20 years of experience in the garment industry, including fabric manufacturing and trading • Critical institutional knowledge of Jerash and its subsidiaries • Financial and treasury expertise

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Wei “Kitty” Yang Age: 35 Director since: May 2017	Principal Occupation: Vice President and Secretary of the Company
Business Experience:

•      Deputy General Manager of Jerash Garments since 2014

•      Former Deputy Operations Officer for Martino Holding Limited, handling business operations with global clientele and suppliers from 2010 to 2014

•      Former Partner at Eternity Travel Agency from 2008 to 2010

•      Former Human Resources Chief at Jordan Dragon Garment Co. Ltd., a company listed in Taiwan, where she established and implemented human resources policies and processes for over 4,000 employees

Skills and Expertise:

•      Fluent in English, Arabic and Chinese

•      Experience as a liaison with overseas customers and suppliers and in human resources management

•      Critical institutional knowledge of Jerash and its subsidiaries

Gary Haseley Age: 57 Director since: May 2018	Principal Occupation: Retired; Former Senior Vice President and General Manager of Kaman Automation, Control & Energy
Business Experience:

•      Former Senior Vice President and General Manager of Kaman Automation, Control & Energy, a division of Kaman Corporation, a manufacturer in the aerospace industry and the third largest distributor in the power transmission/motion control market from 2012 to 2016

•      Former President and Chief Executive Officer of Zeller Corporation, a distributor of electrical and automation components and solutions, from 2001 to 2012

Current Directorships:
• Genesee Regional Bank • Transcat, Inc. (Nasdaq: TRNS)
Skills and Expertise:
• Over 20 years of experience in the distribution and services markets • Experience in corporate governance best practices

Sean Socha Age: 49 Director since: May 2018	Principal Occupation: Executive Vice President of Corporate Development of FirstLight Fiber
Business Experience:

•      Executive Vice President of Corporate Development of FirstLight Fiber since 2017

•      Chief Financial Officer of Finger Lakes Technology Group, Inc. from 2014 to 2017

•      Former Chief Financial Officer and Chief Operating Officer of Tech Valley Communications from 2011 to 2014

•      Former Chief Financial Officer and Senior Vice President of ClearMomentum, Inc. from 2009 to 2011

Skills and Expertise:
• In-depth understanding of finance and accounting practices • Leadership skills as a senior officer

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Mak Chi Yan Age: 55 Director since: May 2018	Principal Occupation: Executive Director of Genting Securities Limited
Business Experience:

•      Executive Director of Genting Securities Limited since 2011

•      Former Associate Director of Uob Kay Hian Hong Kong Limited from 2003 to 2011

•      Former Vice President of Institutional Sales at Worldsec International Limited, an affiliate of the Bank of Tokyo-Mitsubishi, Ltd. from 2000 to 2002

•      Former Head of International Sales for the Corporate & Institutional Business Group at HLG Securities SDN BHD from 1999 to 2000

Skills and Expertise:
• In-depth understanding of finance, business development and operations • Leadership skills as a senior officer

Our Executive Officers

The table and biographies below identify our executive officers, the term they have served with us and their business experience:

Name	Age	Office and Position
Choi Lin Hung	56	Chairman, Chief Executive Officer, President and Treasurer of the Company
Richard J. Shaw	51	Chief Financial Officer
Wei (“Kitty”) Yang	35	Vice President and Secretary of the Company

Choi Lin Hung, the Chairman of the Board, is the Chief Executive Officer, President and Treasurer of the Company. His biographical information is set forth above under the heading “— Directors and Executive Officers.”

Richard J. Shaw has served as our Chief Financial Officer since May 2017. Mr. Shaw has served as the President of LogiCore Strategies LLC, a financial and business advisory services firm, since June 2014. Since May 2016, Mr. Shaw has served as Chief Financial Officer and Treasurer of Tripborn, Inc., an online travel agency that offers travel reservations and related travel services to travel agents in India. In addition, since March 2016, Mr. Shaw has served as the Chief Financial Officer of BirchBioMed, Inc., a clinical-stage biomedical company focused on the commercialization, clinical evaluation and development of anti-scarring drugs, autoimmune therapeutics/therapies and novel strategies for transplantation. Prior to these roles as Chief Financial Officer, Mr. Shaw served as Chief Operating Officer for Roberts Office Furniture Concepts, a designer, manufacturer and remanufacturer of sustainable office furniture and workplace systems, from September 2013 to June 2016. From June 2012 to August 2013, he served as Chief Financial Officer of High Peaks Hospitality, LLC, an independent hotel ownership, development construction and management company. Prior to that experience, from May 2008 to June 2012, Mr. Shaw was the Chief Financial Officer of Harden Furniture, Inc., a manufacturer of solid wood furniture and upholstery. Mr. Shaw earned a BS in Accounting from LeMoyne College and is a Certified Public Accountant, licensed by the State of New York.

Wei (“Kitty”) Yang, our Vice President and Secretary, is also a member of the Board. Her biographical information is set forth above under the heading “— Directors and Executive Officers.”

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Corporate Governance

Board and Committee Independence

The Board determines whether each of our directors is considered independent. For a director to be considered independent, the director must meet the bright-line independence standards under the Nasdaq listing standards. The Board must also affirmatively determine that, in its opinion, each director has no relationship that would interfere with the directors’ exercise of independent judgment in carrying out the director’s responsibilities. In addition to the Nasdaq listing standards, the Board will consider all relevant facts and circumstances in determining whether a director is independent. There are no family relationships among any of our directors and executive officers. The Board has determined that Gary Haseley, Sean Socha, and Mak Chi Yan each satisfy the independence requirements of Nasdaq.

Leadership Structure of the Board

The Board does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be a non-employee director or an employee. The Board believes that it should have the flexibility to choose this role in any manner that is in the best interests of our Company and our stockholders. Under the Company’s bylaws, the Board of Directors may elect a Chairperson of the Board from among the directors or from among other officers as it may determine to preside at meetings of the stockholders and directors and to perform other duties as the Board may determine.

Currently, our Chairman of the Board is also our Chief Executive Officer, President and Secretary, Choi Lin Hung. We believe that Mr. Choi’s leadership of the Company in this dual role is appropriate for the Company at this time because his involvement with the Company’s operations and business strategy provide the main focus for the Board. The Board does not currently have a lead independent director. The Board believes its current leadership structure is appropriate because Mr. Choi’s leadership ensures the Company maintains continuity as it grows as a public company listed on Nasdaq and affords the Board access to Mr. Choi’s institutional knowledge of the Company.

Board Committees

The Board of Directors has created three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board has adopted a formal, written charter for each of the committees under which each committee operates. The charters can be found in the Corporate Governance section of the Investor Relations tab on the Company’s website at www.jerashholdings.com. As a matter of routine corporate governance, each committee intends to review its charter and practices on an annual basis to determine whether its charter and practices are consistent with listing standards of Nasdaq.

Committee Composition

Director	Audit	Compensation	Nominating and Corporate Governance
Gary J. Haseley	X	C	X
Choi Lin Hung
Sean Socha	C	X	X
Mak Chi Yan	X	X	C
Wei (“Kitty”) Yang

C = Committee chairperson; X = Committee member

Audit Committee

The Audit Committee of the Board (the “Audit Committee”) is composed of three independent directors: Sean Socha, who is the chairperson, Gary Haseley and Mak Chi Yan. Each member of the Audit Committee is an independent director as defined by rules of the SEC and Nasdaq. In addition, the Board of Directors has determined that Sean Socha is an audit committee financial expert as defined by SEC rules.

The Audit Committee has the sole power and authority to select and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s management all matters relating to the annual audit of the Company. Because the Audit Committee was formed in May 2018, it did not hold any meetings in fiscal 2018. Prior to the time the Audit Committee was formed, the Board fulfilled the duties within the Audit Committee’s scope of authority.

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Compensation Committee

The Compensation Committee of the Board (the “Compensation Committee”) is composed of three independent directors: Gary Haseley, who is the chairperson, Sean Socha and Mak Chi Yan. Each member of the Compensation Committee is an independent director as defined by the rules of the SEC and Nasdaq.

The Compensation Committee has the power and authority to review and approve the remuneration arrangements for the Company’s executive officers, directors and certain employees. The Compensation Committee also interprets and administers our employee benefit plans, including by selecting participants and approving awards under those plans. The Compensation Committee has the power and authority to form, and delegate authority to, subcommittees. Because the Compensation Committee was formed in May 2018, it did not hold any meetings in fiscal 2018. Prior to the time the Compensation Committee was formed, the Board fulfilled the duties within the Compensation Committee’s scope of authority.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) is composed of three independent directors: Mak Chi Yan, who is the chairperson, Gary Haseley and Sean Socha. Each member of the Nominating and Corporate Governance Committee is an independent director as defined by the rules of the SEC and Nasdaq.

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates for membership on the Board. Each year, prior to the annual meeting of stockholders, the Nominating and Corporate Governance Committee intends to recommend nominees to serve as our directors for the following year. Because the Nominating and Corporate Governance Committee was formed in May 2018, it did not hold any meetings in fiscal 2018. Prior to the time the Nominating and Corporate Governance Committee was formed, the Board fulfilled the duties within the Nominating and Corporate Governance Committee’s scope of authority.

Board Role in Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the Board, including with respect to cybersecurity risks. We intend that the Audit Committee will receive reports from management on at least a quarterly basis regarding management’s assessment of risks to the Company. In addition, we intend for the Audit Committee to report regularly to our Board, which also monitors our risk profile. The Audit Committee and the Board will focus on the most significant risks we face and our general risk management strategies, while our management team coordinates responses to day-to-day risks.

Code of Ethics

We have a Code of Ethics that applies to all of our directors and executive officers, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics is publicly available in the Corporate Governance section of the Investor Relations tab on the Company’s website at www.jerashholdings.com. We intend to post any amendments to or waivers from the Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions, on our website.

Anti-Corruption Policy

We have adopted an Anti-Corruption Policy that applies to all of our directors, officers, employees, subsidiaries, agents, consultants, joint venture partners and any other third-party representative that conducts business on behalf of the Company outside of the U.S. or interacts with non-U.S. government officials. This Anti-Corruption Policy sets forth our guiding principles to comply with the U.S. Foreign Corrupt Practices Act of 1977 and other anti-corruption and anti-bribery laws to which we may be subject, including the anti-corruption provisions of the Penal Code of Jordan. Our Anti-Corruption Policy is publicly available in the Corporate Governance section of the Investor Relations tab on the Company’s website at www.jerashholdings.com.

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Director Compensation

The Company does not pay any director who is also an employee of the Company or its subsidiaries for his or her service as director. In fiscal 2018, our Board consisted entirely of non-independent directors. We did not pay any director compensation in fiscal 2018.

In addition to reimbursement for reasonable expenses incurred in connection with serving on the Board, in fiscal 2019 we intend to pay each independent director an annual fee of  $75,000 in cash or common stock at each director’s election.

Board Observer

On July 1, 2017, we granted Theodore Kachris certain observation rights with respect to the Board. For his services as a board observer, Mr. Kachris received a warrant to purchase 50,000 shares of our common stock and $12,500 annually. Mr. Kachris’ term as a board observer expired on March 31, 2018.

Executive Compensation

Executive Compensation

The following table sets forth the compensation paid by us during the fiscal years ended March 31, 2018 and 2017 for services performed on our behalf with respect to the persons who served as our named executive officers as of March 31, 2018 and for fiscal 2018. Our named executive officers are Mr. Choi, Mr. Shaw, Ms. Yang and Mr. Murphy. Mr. Choi serves as our Chairman, Chief Executive Officer, President and Treasurer, Mr. Shaw serves as our Chief Financial Officer and Ms. Yang serves as our Vice President, Secretary and director. Prior to May 2017, Timothy G. Murphy served as our President, Treasurer, Secretary and sole director.

Summary Compensation Table

Name and Principal Position	Year Ended March 31,	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Choi Lin Hung	2018	75,000	—	—	—	$75,000
Chief Executive Officer, President and Treasurer	2017	—	—	—	—	—

Richard J. Shaw	2018	50,000	—	—	—	50,000
Chief Financial Officer	2017	—	—	—	—	—

Wei (“Kitty”) Yang	2018	62,750	—	—	—	62,750
Vice President and Secretary	2017	33,333	81,442	—	—	114,775

Timothy G. Murphy	2018	—	—	—	—	—
Former President, Treasurer and sole director	2017	—	—	—	—	—

Both Mr. Choi and Mr. Murphy previously served without any compensation. Effective January 12, 2018, Treasure Success, our wholly-owned subsidiary, entered into a consulting agreement with Yukwise Limited, pursuant to which Mr. Choi is compensated for his services as the principal executive officer of the Company. Treasure Success compensates Yukwise Limited for Mr. Choi’s time at a rate of  $25,000 per month.

In January 2017, Ms. Yang entered into an employment agreement with our subsidiary, Jerash Garments, with respect to her services as deputy general manager. We have not entered into an employment agreement with Ms. Yang to serve as our Vice President or our Secretary.

We entered into a consulting agreement effective May 26, 2017 with LogiCore pursuant to which Richard J. Shaw serves as the Company’s Chief Financial Officer. The Company compensates LogiCore for Mr. Shaw’s time at a rate of  $5,000 per month.

Except as disclosed herein, we did not otherwise award or pay, and our named executive officers and directors did not otherwise earn, any compensation with respect to our last two fiscal years ended March 31, 2018 and 2017.

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Equity Compensation Plan Information

On March 21, 2018, the board of directors adopted the Stock Incentive Plan, pursuant to which the board of directors may grant equity awards to certain members of management, key employees, and consultants of the Company. The Stock Incentive Plan authorizes up to 1,484,250 shares of Common Stock to be issued to employees, directors or consultants of the Company. The Board may grant awards of stock options, restricted stock, restricted stock units and other awards pursuant to the Stock Incentive Plan. Awards may be granted under the Stock Incentive Plan at any time and from time to time on or prior to the tenth anniversary of its effective date, or March 21, 2028. The Stock Incentive Plan will be administered by the Board or a committee thereof, if so directed by the Board.

The following table reflects the shares available for issuance under our Stock Incentive Plan as of the end of the most recently completed fiscal year:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans not approved by security holders	—	—	1,484,250

Total	—	—	1,484,250

On April 9, 2018, the Board approved the issuance of 989,500 nonqualified stock options under the Plan to thirteen of our executive officers, employees and consultants in accordance with the Plan at an exercise price of $7.00 per share, and a term of five years. As of the date of this prospectus, all of the outstanding options were fully vested and exercisable. Mr. Choi, our Chief Executive Officer, President and Treasurer, and Yang Wei, our Vice President and Secretary, received stock option grants entitling them to purchase 336,038 and 100,000 shares of our common stock, respectively.

Security Ownership of Certain Beneficial Owners and Management

The following table provides information as of September 5, 2018, concerning beneficial ownership of our common stock known to us to be held by (1) our named executive officers, (2) our directors, (3) our named executive officers and directors as a group and (4) each person or entity we know to beneficially own more than five percent of our common stock. The percentages of shares owned shown in the table below are based on 11,325,000 shares of our common stock outstanding as of the date of this prospectus. The address for our executive officers is 147 W. 35th Street, Room #1603, New York, New York 10001.

Name	Number of Shares (1)		Percentage (1)
Named Executive Officers and Directors
Choi Lin Hung (2)	4,641,913	(3)	39.8%
Chairman, Chief Executive Officer, President and Treasurer
Kitty Yang	361,350	(4)	3.2%
Vice President, Secretary and Director
Richard J. Shaw	1,000		*
Chief Financial Officer
Gary J. Haseley	116,000	(5)	1.0%
Director
Sean Socha	—		—
Director
Mak Chi Yan	—		—
Director
All directors and executive officers as a group (6 persons)	5,120,263		43.4%
5% Beneficial Owners
Merlotte Enterprise Limited (2)	4,305,875		38.0%
19/F, Ford Glory Plaza
37-39 Wing Hong Street
Cheung Sha Wan, Kowloon, Hong Kong
Lee Kian Tjiauw	2,798,031		24.7%
Flat A, 9/F, Block 3, Regency Park
3 Wah King Road
Kwai Chung, Hong Kong
Ng Tsze Lun	1,324,631	(6)	11.4%
19/F, Ford Glory Plaza
37-39 Wing Hong Street
Cheung Sha Wan, Kowloon, Hong Kong

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*	indicates less than 1%
(1)	Applicable percentages are based on 11,325,000 shares of common stock outstanding as of the date of this prospectus. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.
(2)	As the sole member of Merlotte, Mr. Choi may be deemed to be the beneficial owner of the 4,305,875 shares held by Merlotte.
(3)	Includes immediately exercisable stock option grants entitling Mr. Choi to purchase 336,038 shares granted on April 9, 2018 pursuant to the Stock Incentive Plan, which expire on April 9, 2023.
(4)	Includes (i) 41,350 shares of common stock held by Ms. Yang; (ii) 200,000 shares of common stock held by Ms. Yang’s husband, Eric Tang; (iii) immediately exercisable stock option grants entitling Ms. Yang to purchase 100,000 shares granted on April 9, 2018 pursuant to the Stock Incentive Plan, which expire on April 9, 2023; and (iv) immediately exercisable stock option grants issued to Eric Tang entitling Mr. Tang to purchase 20,000 shares granted on April 9, 2018 pursuant to the Stock Incentive Plan, which expire on April 9, 2023.
(5)	Includes (i) 50,000 shares of common stock held by Mr. Haseley; (ii) 57,000 shares of common stock of which Mr. Haseley may be deemed to be the beneficial owner due to his interest in GH Global Enterprises LLC; (iii) 1,000 shares of common stock held by Mr. Haseley’s spouse; (iv) 3,000 shares of common stock held in Haseley family trusts; and (v) a warrant entitling Mr. Haseley to purchase 5,000 shares of common stock for an exercise price of $6.25 that expires on May 15, 2022.
(6)	Includes (i) 988,594 shares of common stock held by Mr. Ng; and (ii) immediately exercisable stock option grants entitling Mr. Ng to purchase 336,037 shares granted on April 9, 2018 pursuant to the Stock Incentive Plan, which expire on April 9, 2023.

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Certain Relationships and Related Person Transactions

Review and Approval of Related Party Transactions

We review all relationships and transactions in which we and any of our directors, executive officers or their immediate family members are participants to determine whether those persons have a direct or indirect material interest in the relevant transaction. Our Audit Committee is responsible for reviewing, approving and overseeing transactions between us and any related person and other potential conflict of interest situations. Our bylaws provide that a transaction will not be void or voidable because it is a related party transaction if:

•	the material facts of the relationship or related party’s interest in the transaction are disclosed to the Board or the Audit Committee and the Board or Audit Committee authorizes the transaction with the affirmative votes of a majority of directors disinterested in the transaction;

•	the material facts of the relationship or related party’s interest in the transaction are disclosed to the stockholders entitled to vote on the transaction and the transaction is approved in good faith by a vote of the stockholders; or

•	the transaction is fair to the Company as of the time it is authorized, approved or ratified by the Board, any committee of the Board or the stockholders.

Related Party Transactions

Historically, we have engaged in transactions with entities that are considered our affiliates. These entities include:

•	Ford Glory, which is 49% owned by Mr. Choi through Merlotte;

•	Ford Glory Holdings Limited (“Ford Glory Holdings”), which is 49% owned by Mr. Choi through Merlotte, is the parent company of Ford Glory, and was formerly our indirect parent company;

•	Global Trend, which merged into us on May 11, 2017 and which was the former parent company of Jerash Garments;

•	Jerash Garments, which is our wholly-owned subsidiary;

•	Jerash Embroidery, which is our indirect wholly-owned subsidiary through Jerash Garments;

•	Merlotte, which is wholly owned by Mr. Choi;

•	Multi-Glory Corporation Ltd., which is wholly owned by Ng Tsze Lun, one of our significant stockholders;

•	Treasure Success, which is our wholly-owned subsidiary;

•	Value Plus, which is 49% owned by Mr. Choi through Merlotte; and

•	Yukwise Limited, which is wholly owned by Mr. Choi.

Transactions with Affiliates

On November 29, 2016, the Board of Directors of Jerash Garments declared and approved a cash dividend of   $6,000,000 to its parent company, Global Trend. On November 30, 2016, the Board of Directors of Global Trend declared and approved a cash dividend of  $5,307,500 to its stockholders. Jerash Garments paid the dividend of $6,000,000 directly to Global Trend’s stockholders on December 14, 2016. The overpaid amount was treated as due from stockholders and was fully collected from stockholders on May 8, 2017. The amount due from stockholders was interest-free. As of June 30, 2018, there is no outstanding balance with respect to this overpaid dividend.

Until August 2016, substantially all of our sales were to Ford Glory, which Ford Glory then sold to the end customers. Ford Glory is 49% owned by Mr. Choi Lin Hung, our Chairman, Chief Executive Officer, President, Treasurer and a significant stockholder, through his wholly-owned entity, Merlotte. Thereafter, we began conducting business directly with our customers and no longer through our affiliate, Ford Glory. Following August 1, 2016, there was a transition period for orders placed directly with Ford Glory. For fiscal 2017, fiscal 2018 and the three months ended June 30, 2018, $23,350,919, $0 and $0, respectively, of our net sales were made to Ford Glory. For fiscal 2018 and the three months ended June 30, 2018, $43,997,617 and $0, or approximately 63.5% and 0% of our net sales, respectively, were made directly to our customers with the support of Ford Glory.

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We also periodically purchase merchandise or raw materials from certain related party suppliers. For fiscal 2017, we purchased $6,068,593 of our raw materials from two related party suppliers, Value Plus and Ford Glory. For fiscal 2018 and the three months ended June 30, 2018, we did not purchase any of our raw materials from related party suppliers. We had accounts receivable from Ford Glory of  $0, $50,027, and $2,343,892 as of June 30, 2018, March 31, 2018 and March 31, 2017, respectively.

Treasure Success, our wholly-owned subsidiary, leases its office space in Hong Kong from Ford Glory International Limited, pursuant to an agreement dated October 3, 2016 providing for rent in the amount of HK$21,600 (approximately $2,760) per month and having a one-year term with an option to extend the term for an additional year at the same rent.

Our wholly-owned subsidiary, Treasure Success, entered into an invoice discounting/factoring facility for $12,000,000 with HSBC that is guaranteed by Mr. Choi and Mr. Ng. Their interests may differ from other stockholders of the Company as a result of their personal guarantees.

Private Placement

Timothy Murphy, our president, treasurer, secretary and director until May 2017, is the chief financial officer of Maxim Group LLC (“Maxim”). We engaged Maxim as the placement agent for the Private Placement in 2017. Pursuant to the terms of an engagement letter between Maxim and us, Maxim received commissions on the proceeds raised in the Private Placement in the aggregate amount of  $355,500 and warrants (the “Maxim Warrants”). Pursuant to the terms of the engagement letter, Maxim was entitled to, and did elect to, have the Maxim Warrants issued into the names of its affiliates. In connection with the Private Placement, we issued Maxim Warrants to purchase 71,100 units, with each unit consisting of one share of our common stock and one warrant (with each such warrant being immediately exercisable for 1∕10th of one share of Common Stock at an exercise price of  $6.25 per share for a period of five years from the issuance date), at an exercise price of  $5.50 per unit. In addition to its service as our placement agent, Maxim also provided merger advisory services to us in connection with the merger in which Jerash Garments became our wholly-owned subsidiary, for which we paid Maxim aggregate fees of $100,000.

Agreements Relating to Contributions of Consultants

Eric Tang, who is the husband of our Vice President, Secretary and director, Ms. Yang, has provided us with consulting services since 2013 primarily in sales and marketing, including playing a critical role providing consulting services in connection with our transition from receiving purchase orders from Ford Glory to receiving purchase orders directly from VF Corporation, one of our major customers. On December 1, 2016, Mr. Tang entered into an employment agreement with our wholly-owned subsidiary, Treasure Success, to serve as our Administration Manager providing marketing advice. Mr. Tang is entitled to receive monthly compensation of HK$39,000 (approximately US$5,000). We do not consider Mr. Tang to be an executive officer of our company. Mr. Tang received aggregate compensation in the amount of HK$507,000 (approximately US$65,000) and HK$155,059 (approximately US$19,880) during fiscal 2018 and the two-year period ended March 31, 2017 in exchange for his consulting services and his employment, respectively.

We entered into a consulting agreement effective May 26, 2017 with LogiCore Strategies, LLC (“LogiCore”), pursuant to which Richard J. Shaw serves as the Company’s Chief Financial Officer. Mr. Shaw wholly owns LogiCore. The Company compensates LogiCore for Mr. Shaw’s time at a rate of $5,000 per month. During fiscal 2018, we paid LogiCore $50,000 for Mr. Shaw’s services.

Effective January 12, 2018, Treasure Success, our wholly-owned subsidiary, entered into a consulting agreement with Yukwise Limited, pursuant to which Mr. Choi is compensated for his services as the Chief Executive Officer, President and Treasurer of the Company. Treasure Success compensates Yukwise Limited for Mr. Choi’s time at a rate of $25,000 per month. During fiscal 2018, we paid Yukwise Limited $75,000 for Mr. Choi’s services.

Effective January 16, 2018, Treasure Success, our wholly-owned subsidiary, entered into a consulting agreement with Multi-Glory Corporation Ltd., pursuant to which Ng Tsze Lun, a significant stockholder of the Company, will provide consulting services to the Company as Head of Marketing. In exchange for such services, Treasure Success will compensate Multi-Glory Corporation Ltd. at a rate of $300,000 annually. During fiscal 2018, we paid Multi-Glory Corporation Ltd. $75,000 for Mr. Ng’s services.

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Description of Capital Stock

The following description includes the material attributes of our capital stock. This description is not complete, and we qualify it by referring to our certificate of incorporation, as amended, and our bylaws.

Our certificate of incorporation authorizes us to issue 15,500,000 shares of capital stock, divided into two classes:

•	15,000,000 shares of common stock, $0.001 par value per share (“common stock”); and

•	500,000 shares of preferred stock, $0.001 par value per share (“preferred stock”).

Our board of directors has approved, and recommended that our stockholders approve, the amendment and restatement of our certificate of incorporation. If approved by our stockholders at our 2018 annual meeting of stockholders, the amended and restated certificate of incorporation will authorize us to issue 30,500,000 shares of capital stock, with 30,000,000 shares of common stock and 500,000 shares of preferred stock. This amended and restated certificate of incorporation will become effective when filed with the Secretary of State of the State of Delaware.

Common Stock

Our common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by stockholders. The holders of our common stock do not have cumulative voting rights.

Directors are elected by a plurality vote of the shares represented in person or by proxy. All other actions by stockholders will be approved by a majority of votes cast except as otherwise required by law.

The holders of common stock are entitled to receive dividends ratably when, as and if declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Holders of common stock have no preemptive, subscription, redemption, sinking fund, or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Effects on our Common Stock if We Issue Preferred Stock

Our board of directors has authority, without further action by the stockholders, to issue up to 500,000 shares of preferred stock in one or more series. Our board of directors has the authority to determine the terms of each series of preferred stock, within the limits of the certificate of incorporation and the laws of the state of Delaware. These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights.

The issuance of any preferred stock may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws

Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the Nasdaq rules or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-prevailing market price of the stock.

Exclusive Forum of Certain Actions

Our certificate of incorporation provides that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery of the State of Delaware. Although we believe this provision benefits the Company and its stockholders by providing increased consistency in the law to be applied in lawsuits brought against or on behalf of the Company, this provision may have the effect of discouraging lawsuits against us or our directors, officers and employees.

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Amendment of Bylaws

Our certificate of incorporation grants our board of directors the power to adopt, amend or repeal our bylaws, except as otherwise set forth in the bylaws.

Warrants

In connection with the Private Placement, we issued to the investors participating in the Private Placement five-year warrants to purchase up to an aggregate of 79,000 shares of common stock at an exercise price of $6.25 per share. If at any time after six months following the issuance date of the warrants and prior to the expiration date there is not an effective registration statement on file with the SEC covering the resale of the shares underlying the warrants, the warrants may be exercised by means of a “cashless exercise.”

Registration Rights

On May 15, 2017, in connection with the Private Placement, we entered into a registration rights agreement with the investors participating in the Private Placement. Pursuant to the registration rights agreement, we filed this Resale Registration Statement to register the securities sold in the Private Placement, which Resale Registration Statement was initially declared effective by the SEC on October 27, 2017. 1,591,750 shares of common stock and up to 74,000 shares of common stock underlying warrants are eligible to be sold under this Resale Registration Statement. Additionally, the investors will be entitled to certain piggyback registration rights for the securities in the event they are not otherwise registered for resale, which registration rights require us to notify the investors if we propose to register any shares of common stock under the Securities Act, and to include the securities for which we receive timely requests from such investors for inclusion in connection with such offering.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is V Stock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

U.S. Tax Matters

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE SECURITIES, THE SHARES AND WARRANTS THAT COMPRISE SUCH SECURITIES AND ANY SHARES OF OUR COMMON STOCK UNDERLYING THE SECURITIES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER UNITED STATES FEDERAL TAX LAWS.

The following is a summary of certain material United States federal income tax consequences to you of the acquisition, ownership and disposition of our common stock and warrants, and the shares of common stock underlying the warrants. This discussion is not a complete analysis of all of the potential United States federal income tax consequences relating thereto, and, except as otherwise specifically provided herein, it does not address any estate and gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other United States federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) all as in effect as of the date of this prospectus. These authorities may change, possibly retroactively, resulting in United States federal income tax consequences different from those discussed below.

The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of our common stock and warrants, and the shares of common stock underlying the warrants, by particular investors, and does not address state, local or non-U.S. tax laws, or any aspect of U.S. federal tax law other than income taxation (such as the estate and gift tax). In particular, this summary does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as financial institutions, insurance companies, investors liable for the alternative minimum tax, regulated investment companies, real estate investment trusts, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, partnerships and other pass-through entities, dealers or traders in securities or currencies, investors that will hold securities as part of straddles, hedging transactions, conversion transactions or other integrated transactions for U.S. federal income tax purposes or investors whose functional currency is not the U.S. dollar). This discussion is limited to holders who purchase securities pursuant to this prospectus and who hold our common stock and warrants, and the shares of common stock underlying the warrants, as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

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If a partnership (or other entity taxed as a partnership for United States federal income tax purposes) holds the securities, the tax treatment of a partner in the partnership will depend on the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, partnerships holding the securities and the partners in such partnerships should consult their tax advisors regarding the specific United States federal income tax consequences to them.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of securities who, for United States federal income tax purposes, is (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state or in the District of Columbia; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in place to be treated as a United States person.

General Principles Related to Taxation of U.S. Holders

Distributions on Shares of our Common Stock. A distribution of cash or other property (other than certain pro rata distributions of our capital stock) in respect of our common stock owned by a U.S. Holder generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of such U.S. Holder’s adjusted tax basis in such shares of our common stock, and then as capital gain (which will be treated in the manner described below under “- Sale or Other Taxable Dispositions of Securities”). In the case of certain non-corporate U.S. Holders, any distribution on shares of our common stock treated as a dividend generally will be eligible for a reduced tax rate so long as certain holding period and other requirements are met. In general, dividends paid on our common stock will not be eligible for the dividends received deduction provided to corporations receiving dividends from certain United States corporations.

Sale or Other Taxable Dispositions of Securities. Upon a sale, exchange or other disposition of the securities or the common stock underlying the securities, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such security. Any gain or loss so recognized on such security generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such security for more than one year at the time of such sale, exchange or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Information reporting will generally apply to non-corporate U.S. Holders with respect to payments of dividends on our common stock or the shares of common stock underlying the securities and to certain payments of proceeds on the sale or other disposition of the common stock or the shares of common stock underlying the securities. Certain non-corporate U.S. Holders may be subject to U.S. backup withholding on payments of dividends on the common stock or the shares of common stock underlying the securities and certain payments of proceeds on the sale or other disposition of the common stock or the shares of common stock underlying the securities unless the beneficial owner furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. Holder’s United States federal income tax liability, which may entitle the U.S. Holder to a refund, provided the U.S. Holder timely furnishes the required information to the IRS.

Medicare Tax. A U.S. person that is an individual or estate, or a trust that does not fall into the special classes of trusts that are exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes interest, “S Corporation” flow through income, dividends, and net gains from the disposition of the Securities or the securities underlying the Securities, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our securities.

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Legal Matters

The validity of the shares of our common stock to be issued in this offering will be passed upon for us by our counsel, Harter Secrest & Emery LLP, Rochester, New York. Harter Secrest & Emery LLP and its partners or former partners owned an aggregate of 55,607 shares of our common stock as of September 5, 2018.

Experts

Friedman LLP, our independent registered public accounting firm, has audited our financial statements for the years ended March 31, 2018 and 2017, as set forth in their report. We have included our financial statements in this prospectus and elsewhere in this registration statement in reliance on Friedman LLP’s report, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to our securities offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the accompanying exhibits and schedules. Some items included in the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract, agreement or any other document are summaries of the material terms of these contracts, agreements or other documents. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved.

A copy of the registration statement and the accompanying exhibits and schedules and any other document we file may be inspected without charge and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We file required periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.jerashholdings.com. You will be able to access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, proxy statements and other information to be filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material will be electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

50

F-1

JERASH HOLDINGS (US), INC.,

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	March 31,
	2018	2018

ASSETS
Current Assets:
Cash	$12,929,375	$8,597,830
Accounts receivable	13,240,000	5,247,090
Accounts receivable - related party	-	50,027
Inventories	20,007,447	20,293,392
Prepaid expenses and other current assets	1,148,119	1,533,868
Advance to suppliers	2,968,753	1,128,079
Total Current Assets	50,293,694	36,850,286

Restricted cash	3,672,891	3,598,280
Property, plant and equipment, net	2,983,853	2,819,715
Total Assets	$56,950,438	$43,268,281

LIABILITIES AND EQUITY

Current Liabilities:
Credit facilities	$7,059,533	$980,195
Accounts payable	1,134,393	4,776,812
Accrued expenses	1,234,796	1,175,427
Income tax payable	175,000	112,000
Other payables	747,011	878,987
Total Current Liabilities	10,350,733	7,923,421

Income tax payable – non current	1,591,000	1,288,000
Total Liabilities	11,941,733	9,211,421

Commitments and Contingencies

Equity
Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 15,000,000 shares authorized; 11,325,000 shares and 9,895,000 shares issued and outstanding as of June 30, 2018 and March 31, 2018, respectively.	11,325	9,895
Additional paid-in capital	14,568,859	2,742,158
Statutory reserve	71,699	71,699
Retained earnings	30,062,765	30,948,006
Accumulated other comprehensive loss	(15,692)	(24,502)
Total Shareholder's Equity	44,698,956	33,747,256

Noncontrolling interest	309,749	309,604
Total Equity	45,008,705	34,056,860

Total Liabilities and Equity	$56,950,438	$43,268,281

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

JERASH HOLDINGS (US), INC.,

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Three Months Ended June 30,
	2018	2017

Revenue, net	$18,363,085	$21,350,158
Cost of goods sold	13,703,294	16,497,614
Gross Profit	4,659,791	4,852,544

Selling, general and administrative expenses	5,184,620	1,417,556
(including stock based compensation of $3,205,980 and $116,578 for the three months ended June 30, 2018 and 2017, respectively)

Total Operating Expenses	5,184,620	1,417,556

(Loss) Income from Operations	(524,829)	3,434,988

Other Income (Expense):
Other income (expense), net	5,580	(6,316)
Total other income(expense), net	5,580	(6,316)

Net (Loss) Income before provision for income taxes	(519,249)	3,428,672

Income tax expense	(366,000)	-

Net (Loss) Income	(885,249)	3,428,672

Net loss attributable to noncontrolling interest	8	2,818
Net (loss) income attributable to Jerash Holdings (US), Inc.'s Common Shareholders	$(885,241)	$3,431,490

Net (Loss) Income	$(885,249)	$3,428,672
Other Comprehensive Income (Loss):
Foreign currency translation gain (loss)	8,963	(22,316)
Total Comprehensive (Loss) Income	(876,286)	3,406,356
Comprehensive (gain) loss attributable to noncontrolling interest	(145)	3,087
Comprehensive (Loss) Income Attributable to Jerash Holdings (US), Inc.'s Common Shareholders	$(876,431)	$3,409,443

(Loss) Earnings Per Share Attributable to Common Shareholders:
Basic	$(0.08)	$0.37
Diluted	$(0.08)	$0.37
Weighted Average Number of Shares:
Basic	10,822,143	9,315,467
Diluted	10,822,143	9,315,467

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

JERASH HOLDINGS (US), INC.,

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE THREE MONTHS ENDED JUNE 30, 2018 AND 2017

(UNAUDITED)

	Preferred Stock		Common Stock		Additional Paid-in	Statutory	Retained	Accumulated Other Comprehensive	Noncontrolling	Total
	Shares	Amount	Shares	Amount	Capital	Reserve	Earnings	Loss	Interest	Equity
Balance at March 31, 2018	-	$-	9,895,000	$9,895	$2,742,158	$71,699	$30,948,006	$(24,502)	$309,604	$34,056,860

Common stock issued net of stock issuance costs of $1,387,879	-	-	1,430,000	1,430	8,620,691	-	-	-	-	8,622,121
Warrants issued to the underwriter	-	-			30	-	-	-	-	30
Stock-based compensation expense for the warrants issued to employees and consultants	-	-	-	-	3,205,980	-	-	-	-	3,205,980
Net loss	-	-	-	-	-	-	(885,241)	-	(8)	(885,249)
Foreign currency translation gain	-	-	-	-	-	-	-	8,810	153	8,963

Balance at June 30, 2018 (unaudited)	-	$-	11,325,000	$11,325	$14,568,859	$71,699	$30,062,765	$(15,692)	$309,749	$45,008,705

Balance at March 31, 2017	-	$-	8,787,500	$8,788	$1,091,212	$71,699	$20,537,889	$(8,395)	$316,597	$22,017,790

Reverse recapitalization	-	-	712,500	712	288	-	-	-	-	1,000
Private placement – common stock and warrants issued, net of stock issuance costs of $379,828	-	-	270,000	270	972,602	-	-	-	-	972,872
Stock-based compensation expense for the warrant issued to the board observer	-	-	-	-	116,578	-	-	-	-	116,578
Net income (loss)	-	-	-	-	-	-	3,431,490	-	(2,818)	3,428,672
Foreign currency translation loss	-	-	-	-	-	-	-	(22,047)	(269)	(22,316)

Balance at June 30, 2017 (unaudited)	-	$-	9,770,000	$9,770	$2,180,680	$71,699	$23,969,379	$(30,442)	$313,510	$26,514,596

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

JERASH HOLDINGS (US), INC.,

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(885,249)	$3,428,672
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	319,310	287,784
Stock-based compensation expense	3,205,980	116,578
Changes in operating assets:
Accounts receivable	(7,986,340)	(15,282,375)
Accounts receivable – related party	50,026	1,677,582
Inventories	295,875	3,566,791
Prepaid expenses and other current assets	78,141	(88,249)
Advance to suppliers	(1,839,199)	-
Changes in operating liabilities:
Accounts payable	(3,642,986)	2,017,779
Accrued expenses	(428,783)	51,737
Other payables	355,199	(21,397)
Income tax payable	366,000	-
Net cash used in operating activities	(10,112,026)	(4,245,098)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(481,807)	(184,898)
Other receivable - related party	-	336,746
Net cash (used in) provided by investing activities	(481,807)	151,848

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term loan	6,075,835	-
Due from shareholders	-	692,500
Change in restricted cash	(72,788)	-
Net proceeds from issuance of Common stock	8,930,300	1,211,707
Warrants issued to the underwriter	30
Net cash provided by financing activities	14,933,377	1,904,207

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(7,999)	(6,203)

NET INCREASE (DECREASE) IN CASH	4,331,545	(2,195,246)

CASH, BEGINNING OF THE PERIOD	8,597,830	3,654,373

CASH, END OF THE PERIOD	$12,929,375	$1,459,127

Non-cash financing activities
Warrants issued to underwriters in connection with the IPO in fiscal 2019 and the private placement in fiscal 2018	$160,732	$107,900
Prepaid stock issuance cost netted with proceeds from the IPO in fiscal 2019 and the private placement in fiscal 2018	$308,179	$239,105

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

JERASH HOLDINGS (US), INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Jerash Holdings (US), Inc. (“Jerash Holdings”) is a corporation established under the laws of the State of Delaware on January 20, 2016. Jerash Holdings is a parent holding company with no operations.

Global Trend Investment Limited (“GTI”) was a limited company that was incorporated in the British Virgin Islands (“BVI”) on July 5, 2000 and was owned by two individuals and a BVI corporation, Merlotte Enterprise Limited, which was wholly owned by the Chairman of the Board of GTI and Jerash Garments and Fashions Manufacturing Company Limited (“Jerash Garments”). Previously, GTI was wholly-owned by Wealth Choice Limited (“WCL”), a BVI corporation, and the Chairman of the Board of Jerash Garments is also one of the beneficial owners of WCL and its subsidiaries. In September 2016, WCL transferred its ownership in GTI and its subsidiaries to Merlotte Enterprise Limited and an individual shareholder, and in October 2016, the individual shareholder transferred approximately 22% of its shares to another individual shareholder.

Jerash Garments is a wholly owned subsidiary of Jerash Holdings and was the wholly owned subsidiary of GTI prior to the Merger described below. Jerash Garments was established in Amman, the Hashemite Kingdom of Jordan (“Jordan”) as a limited liability company on November 26, 2000 with declared capital of 50,000 Jordanian Dinar (“JOD”) (approximately US$70,500).

Jerash for Industrial Embroidery Company (“Jerash Embroidery”) and Chinese Garments and Fashions Manufacturing Company Limited (“Chinese Garments”) were both incorporated in Amman, Jordan as limited liability companies on March 11, 2013 and June 13, 2013, respectively, with declared capital of JOD 50,000 each. Jerash Embroidery and Chinese Garments were initially established under the name of Jerash Garments’ nominated agent but were in fact controlled and fully funded by Jerash Garments. On January 1, 2015, the nominated agent entered into an equity transfer agreement with Jerash Garments, in which the nominated agent agreed to transfer 100% ownership interests of Jerash Embroidery and Chinese Garments to Jerash Garments (the “Equity Transfer”). Subsequent to the Equity Transfer, Jerash Embroidery and Chinese Garments became wholly owned subsidiaries of Jerash Garments. Jerash Garments, Jerash Embroidery and Chinese Garments were effectively controlled by the same controlling shareholders before and after the Equity Transfer. Thus, this transaction is considered a reorganization of entities under common control. The consolidations of Jerash Embroidery and Chinese Garments have been accounted for at their carrying amounts as of the beginning of the first period presented in the accompanying consolidated financial statements.

Victory Apparel (Jordan) Manufacturing Company Limited (“Victory Apparel”) was incorporated as a limited liability company in Amman, Jordan on September 18, 2005 with declared capital of JOD 50,000, as a wholly owned subsidiary of WCL. Jerash Garments is the sole user of the land, building and equipment being held by Victory Apparel and had a lease agreement with Victory Apparel related to the use of these assets before GTI and its subsidiaries were acquired by WCL in March 2012. The land and building were not registered in Victory Apparel’s name, and Jerash Garments continued to hold the land and building in its name in trust for Victory Apparel. The declaration of trust was never registered with the Land Registry of Jordan, and on June 30, 2016, Victory Apparel and Jerash Garments dissolved the sale agreement, resulting in the property and equipment being owned free and clear by Jerash Garments. Victory Apparel has no other operating activities of its own and WCL intends to dissolve the entity.

Although Jerash Garments does not own the equity interest of Victory Apparel, our president, director and significant shareholder, Mr. Choi, is also a director of Victory Apparel and controls all decision-making for Victory Apparel along with our other significant shareholder, Mr. Lee Kian Tjiauw, who has the ability to control Victory Apparel’s financial affairs. In addition, Victory Apparel's equity at risk is not sufficient to permit it to operate without additional subordinated financial support from Mr. Choi. Based on these facts, we concluded that Jerash Garments has effective control over Victory Apparel due to Mr. Choi’s roles at both organizations and therefore Victory Apparel is considered a Variable Interest Entity (“VIE”) under Accounting Standards Codification (“ASC”) 810-10-05-08A. Accordingly, Jerash Garments consolidates Victory Apparel’s operating results, assets and liabilities.

Treasure Success International Limited (“Treasure Success”) was incorporated on July 5, 2016 in Hong Kong, China, whose 100% equity interest was registered under the name of the Chairman of the Board of Jerash Garments, with the primary purpose to employ staff from China to support Jerash Garments' operations. On October 31, 2016, the Chairman of the Board of Jerash Garments transferred his 100% equity interest in Treasure Success to GTI. Treasure Success was inactive until October 2016. Treasure Success was consolidated as a VIE before October 31, 2016. The transfer was accounted for as a transfer between entities under common control.

F-6

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

On May 11, 2017, the shareholders of GTI contributed 100% of their outstanding capital stock in GTI to Jerash Holdings in exchange for an aggregate of 8,787,500 shares of common stock of Jerash Holdings. Immediately prior to this transaction, Jerash Holdings had 712,500 shares of common stock outstanding with a par value of $0.001 per share. Immediately following this transaction, GTI merged with and into Jerash Holdings, with Jerash Holdings being the surviving entity, as a result of which Jerash Holdings became the direct parent of GTI’s wholly owned subsidiaries, Jerash Garments, including its wholly owned subsidiaries, and Treasure Success. The transactions described above are collectively referred to as the “Merger.”

The Merger was accounted for as a reverse recapitalization. Under reverse capitalization accounting, GTI is recognized as the accounting acquirer, and Jerash Holdings is the legal acquirer or accounting acquiree. As such, following the Merger, the historical financial statements of GTI and its subsidiaries are treated as the historical financial statements of the combined company.

Consequently, the consolidated financial statements of Jerash Holdings reflect the operations of the accounting acquirer and a recapitalization of the equity of the accounting acquirer.

Jerash Holdings and its subsidiaries (herein collectively referred to as the “Company”) are engaged in manufacturing customized ready-made outerwear from knitted fabric and exporting produced apparel for large brand-name retailers..

F-7

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared and presented in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures, which are normally included in annual financial statements prepared in accordance with U.S. GAAP, have been omitted pursuant to those rules and regulations. The unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto for the fiscal year ended March 31, 2018.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair presentation of the Company's financial position as of June 30, 2018, its results of operations and its cash flows for the three months ended June 30, 2018 and 2017, as applicable, have been made. The unaudited interim results of operations are not necessarily indicative of the operating results for the full fiscal year or any future periods.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the financial statements of Jerash Holdings, its subsidiaries and VIE. All significant intercompany balances and transactions have been eliminated upon consolidation.

In accordance with accounting standards regarding consolidation of variable interest entities, VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIEs. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

As described in Note 1, management of the Company has concluded that Victory Apparel is a VIE, and that Jerash Garments is considered the primary beneficiary because it absorbs the risks and rewards of Victory Apparel; therefore, GTI consolidates Victory Apparel for financial reporting purposes. Noncontrolling interests result from the consolidation of Victory Apparel, which is 100% owned by WCL.

The following table sets forth the carrying amounts of the assets and liabilities of the VIE, Victory Apparel, which was included in the Company’s consolidated balance sheets:

	June 30, 2018	March 31, 2018
Current assets	$2,062	$2,069
Intercompany receivables*	311,681	311,527
Total assets	313,743	313,596

Third party current liabilities	(3,994)	(3,992)
Total liabilities	(3,994)	(3,992)
Net assets	$309,749	$309,604

* Receivables from Jerash Garments are eliminated upon consolidation.

Victory Apparel did not generate any income but incurred certain expenses for each of the three-month periods ended June 30, 2018 and 2017. The loss was $8 and $2,818 for the three months ended June 30, 2018 and 2017, respectively.

F-8

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company’s most significant estimates include allowance for doubtful accounts, valuation of inventory reserve and useful lives of buildings and other property. Actual results could differ from these estimates.

Cash

The Company considers all highly liquid investment instruments with an original maturity of three months or less from the original date of purchase to be cash equivalents. As of June 30, 2018 and March 31, 2018, the Company had no cash equivalents.

Restricted Cash

Restricted cash consists of cash used as security deposits to obtain credit facilities from a bank and to secure custom clearance under the requirements of local regulations. The Company is required to keep certain amounts on deposit that are subject to withdrawal restrictions. These security deposits at the bank are refundable only when the bank facilities are terminated. The restricted cash is classified as a non-current asset since the Company has no intention to terminate these bank facilities within one year.

Accounts Receivable

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually grants credit to customers with good credit standing for a maximum of 90 days and determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management's best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the unaudited condensed consolidated statements of income and comprehensive income. Actual amounts received may differ from management's estimate of credit worthiness and the economic environment. Delinquent account balances are written off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. No allowance was considered necessary as of June 30, 2018 and March 31, 2018.

Inventories

Inventories are stated at the lower of cost or net realizable value. Inventories include cost of raw materials, freight, direct labor and related production overhead. The cost of inventories is determined using the First in, First-out (“FIFO”) method. The Company periodically reviews its inventories for excess or slow-moving items and makes provisions as necessary to properly reflect inventory value.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, reduced by accumulated depreciation and amortization. Depreciation and amortization expense related to property, plant and equipment is computed using the straight-line method based on estimated useful lives of the assets, or in the case of leasehold improvements, the shorter of the initial lease term or the estimated useful life of the improvements. The useful life and depreciation method are reviewed periodically to ensure that the method and period of depreciation are consistent with the expected pattern of economic benefits from items of property, plant and equipment. The estimated useful lives of depreciation and amortization of the principal classes of assets are as follows:

Useful life
Land	Infinite
Property and buildings	15 years
Equipment and machinery	3-5 years
Office and electronic equipment	3-5 years
Automobiles	5 years
Leasehold improvements	Lesser of useful life and lease term

F-9

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant and Equipment (Continued)

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation or amortization of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the unaudited condensed consolidated statements of income and comprehensive income.

Impairment of Long-Lived Assets

The Company assesses its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Factors which may indicate potential impairment include a significant underperformance related to the historical or projected future operating results or a significant negative industry or economic trend. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by that asset. If impairment is indicated, a loss is recognized for any excess of the carrying value over the estimated fair value of the asset. The fair value is estimated based on the discounted future cash flows or comparable market values, if available. The Company did not record any impairment loss during the three months ended June 30, 2018 and 2017.

Revenue Recognition

The Company adopted Accounting Standards Codification ("ASC") 606 in the first quarter of fiscal year 2019 using the modified retrospective approach. ASC 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity's contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that will result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams in scope of Topic 606 and therefore there was no material changes to the Company’s consolidated financial statements upon adoption of ASC 606.

The table below presents the impact of applying the new revenue recognition standard to the components of total revenue within the unaudited condensed consolidated statement of income and comprehensive income for the three months ended June 30, 2018. The Company evaluated its revenue recognition policy for all revenue streams within the scope of the ASU under previous standards and using the five-step model under the new guidance and concluded that there were no differences in the pattern of revenue recognition:

F-10

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

	Three Months Ended
	June 30, 2018
	(in millions of dollars)
	As reported	Financial Results prior to Adoption of Revenue Recognition Standard	Impact of Adoption of Revenue Recognition Standard
Revenue:
	$18,363,085	$18,363,085	$-

Substantially all of the Company’s revenue is derived from product sales, which consist of sales of the Company’s customized ready-made outerwear for large brand-name retailers. The Company considers purchase orders to be a contract with a customer. Contracts with customers are considered to be short-term when the time between order confirmation and satisfaction of the performance obligations is equal to or less than one year, and virtually all of the Company’s contracts are short-term. The Company recognizes revenue for the transfer of promised goods to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods. The Company typically satisfies its performance obligations in contracts with customers upon shipment of the goods. Generally, payment is due from customers within 30 to 60 days of the invoice date, and the contracts do not have significant financing components. Shipping and handling costs associated with outbound freight are not an obligation of the Company.

All of the Company’s contracts have a single performance obligation satisfied at a point in time and the transaction price is stated in the contract, usually as a price per unit. The transaction price includes estimates of variable consideration that may result in allowances or discounts that are reductions in revenue when the estimates are not fully realized upon completion of the performance obligation. All estimates are based on the Company's historical experience, complete satisfaction of the performance obligation, and the Company's best judgment at the time the estimate is made. Estimates for variable consideration are reassessed each reporting period and are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur upon resolution of uncertainty associated with the variable consideration.

The contract assets are recorded on the Condensed Consolidated Balance Sheet as accounts receivable as of June 30, 2018 and March 31, 2018, respectively. For the three months ended June 30, 2018 and 2017, there was no revenue recognized from performance obligations related to prior periods. As of June 30, 2018, there was no revenue expected to be recognized in any future periods related to remaining performance obligations.

The Company has one revenue generating reportable geographic segment under ASC Topic 280 “Segment Reporting” and derives its sales primarily from its sales of customized ready-made outerwear. The Company believes disaggregation of revenue by geographic region best depicts the nature, amount, timing, and uncertainty of its revenue and cash flows (see Note 12).

Shipping and Handling

Proceeds collected from customers for shipping and handling costs are included in revenues. Shipping and handling costs are expensed as incurred and are included in operating expenses, as a part of selling, general and administrative expenses. Total shipping and handling expenses were $134,882 and $124,951 for the three months ended June 30, 2018 and 2017, respectively.

F-11

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled. Jerash Holdings was incorporated in the State of Delaware and is subject to Federal income tax in the United States of America. GTI was incorporated in the BVI and is not subject to income taxes under the current laws of BVI. Treasure Success was registered in Hong Kong and has no operating profit for current tax liabilities. Jerash Garments, Jerash Embroidery, Chinese Garments and Victory Apparel are subject to the regulations of the Income Tax Department in Jordan. The corporate income tax rate is 14% for the industrial sector. In accordance with the Investment Encouragement Law, Jerash Garments' export sales to overseas customers are entitled to a 100% income tax exemption for a period of 10 years commencing at the first day of production. This exemption has been extended for 5 years until December 31, 2018. Jerash Garments can apply for further extension of the tax exemption upon expiration. The estimated tax savings as a result of the tax exemption of Jerash Garments totaled $425,539 and $504,675 for the three months ended June 30, 2018 and 2017, respectively. Per share effect of the tax exemption was $0.04 and $0.05 for the three months ended June 30, 2018 and 2017, respectively.

Local sales of Jerash Garments are subject to income tax at a fixed rate of 14%. No tax provision was provided for the three months ended June 30, 2018 and 2017 since there was no net income generated from local sales.

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes,” which requires the Company to use the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between financial statement carrying amounts and the tax bases of existing assets and liabilities and operating loss and tax credit carry forwards. Under this accounting standard, the effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized. Deferred income taxes were immaterial, and accordingly, no deferred tax assets or liabilities were recognized as of June 30, 2018 and March 31, 2018.

ASC 740 clarifies the accounting for uncertainty in tax positions. This interpretation requires that an entity recognizes in its financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the consolidated statements of income and comprehensive income. Jordan income tax returns prior to 2015 are not subject to examination by any applicable tax authorities.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted. Under the provisions of the Tax Act, the U.S. corporate tax rate decreased from 35% to 21%. As the Company has a March 31 fiscal year-end, the lower corporate income tax rate will be phased in, resulting in a U.S. statutory federal rate of approximately 31.55% for our fiscal year ended March 31, 2018, and 21% for subsequent fiscal years. Additionally, the Tax Act imposes a one-time transition tax on deemed repatriation of historical earnings of foreign subsidiaries, and future foreign earnings are subject to U.S. taxation. The change has caused the Company to record one-time income tax payable to be paid over 8 years.

The Company has evaluated the impacts of the new Global Intangible Low-Taxed Income (GILTI) tax rules provision of the Tax Act and the application of ASC 740, Income Taxes. Under U.S. GAAP, the Company is allowed to make an accounting policy choice of either (1) treating taxes due on future U.S. inclusions in taxable income related to GILTI as a current-period expense when incurred (the “period cost method”) or (2) factoring such amounts into the Company’s measurement of its deferred taxes (the “deferred method”). The Company has selected the period cost method as its accounting policy with respect to the new GILTI tax rules.

F-12

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar and the Company and its subsidiaries use the Jordanian Dinar (“JOD”) as their functional currency, except for Treasure Success, which uses the Hong Kong Dollar (“HKD”) as its functional currency. The assets and liabilities of the Company have been translated into U.S. dollars using the exchange rates in effect at the balance sheet date, equity accounts have been translated into U.S. dollars at historical rates, and revenue and expenses have been translated into U.S. dollars using average exchange rates in effect during the reporting period. Cash flows are also translated into U.S. dollars at average translation rates for the periods. Therefore, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The value of the JOD against U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Jordan’s political and economic conditions. Any significant revaluation of the JOD may materially affect the Company’s financial condition in terms of reporting in U.S. dollars. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	June 30, 2018	March 31, 2018	June 30, 2017
Period-end spot rate	US$1=JOD 0.7090	US$1=JOD 0.7094	US$1=JOD 0.7096
	US$1=HKD 7.8463	US$1=HKD 7.8490	US$1=HKD 7.8064
Average rate	US$1=JOD 0.7094	US$1=JOD 0.7092	US$1=JOD 0.7096
	US$1=HKD 7.8480	US$1=HKD 7.8091	US$1=HKD7.7882

Stock-Based Compensation

The Company measures compensation expense for stock-based awards to employees, non-employee contractors and directors based upon the awards’ initial grant-date fair value. The estimated grant-date fair value of the award is recognized as expense over the requisite service period using the straight-line method. The fair value of awards to non-employees is then marked-to-market each reporting period until vesting criteria are met.

The Company estimates the fair value of stock warrants using the Black-Scholes model. This model is affected by the Company's stock price on the date of the grant as well as assumptions regarding a number of highly complex and subjective variables. These variables include the expected term of the warrant, the expected risk-free rates of return, the expected volatility of the Company's common stock, and the expected dividend yield, each of which is more fully described below. The assumptions for the expected term and the expected volatility are the two assumptions that significantly affect the grant date fair value.

•	Expected Term: the expected term of a warrant is the period of time that the warrant is expected to be outstanding.

•	Risk-free Interest Rate: the Company bases the risk-free interest rate used in the Black-Scholes model on the implied yield at the grant date of the U.S. Treasury zero-coupon issue with an equivalent term to the stock-based award being valued. Where the expected term of a stock-based award does not correspond with the term for which a zero-coupon interest rate is quoted, the Company's uses the nearest interest rate from the available maturities.

•	Expected Stock Price Volatility: the Company utilizes comparable public company volatility over the same period of time as the life of the warrant.

•	Dividend Yield: Because the Company does not expect to pay a dividend in the foreseeable future, a 0% dividend yield was used in valuing the stock-based awards.

F-13

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive income (loss). The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in JOD or HKD to U.S. dollars is reported in other comprehensive income (loss) in the unaudited condensed consolidated statements of income and comprehensive income.

Fair Value of Financial Instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 - Quoted prices in active markets for identical assets and liabilities.

•	Level 2 - Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the recorded value of its financial assets and liabilities, which consist primarily of cash, including restricted cash, accounts receivable, other receivables, due from related parties, accounts payable, accrued expenses, other payables, income tax payable and credit facilities to approximate the fair value of the respective assets and liabilities at June 30, 2018 and March 31, 2018 based upon the short-term nature of these assets and liabilities.

Concentrations and Credit Risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. As of June 30, 2018 and March 31, 2018, $2,788,427 and $4,192,448 of the Company’s cash were on deposit at financial institutions in Jordan, where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. As of June 30, 2018 and March 31, 2018, $10,108,271 and $4,402,910 of the Company’s cash were on deposit at financial institutions in Hong Kong, which are insured by the Hong Kong Deposit Protection Board subject to certain limitations. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness. As of June 30, 2018 and March 31, 2018, $32,677 and $2,472 of the Company’s cash was on deposit in the United States and are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000.

F-14

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations and Credit Risk (Continued)

Credit risk (Continued)

Accounts receivable are typically unsecured and derived from revenue earned from customers, and therefore are exposed to credit risk. The risk is mitigated by the Company's assessment of its customers' creditworthiness and its ongoing monitoring of outstanding balances.

Customer and vendor concentration risk

Prior to August 2016, substantially all of the Company’s sales were made to end-customers, which are located primarily in the United States (see Note 12) through its affiliate (see Note 9). Thereafter, the Company began selling directly to its customers. The Company’s operating results could be adversely affected by U.S. government policy on exporting business, foreign exchange rate fluctuations, and change of local market conditions. The Company has a concentration of its revenues and purchases with specific customers and suppliers. For the three months ended June 30, 2018, two end-customers accounted for 91% and 8%, respectively of total revenue. For the three months ended June 30, 2017, two end-customers accounted for 82% and 11%, respectively of total revenue. As of June 30, 2018, two customers accounted for 91% and 8% of the total accounts receivable balance, respectively. As of March 31, 2018, two customers accounted for 57% and 22% of the total accounts receivable balance, respectively.

For the three months ended June 30, 2018, the Company purchased approximately 30% and 13% of its raw materials from two major suppliers. For the three months ended June 30, 2017, the Company purchased approximately 92% of its raw materials from one supplier. As of June 30, 2018, accounts payable to the two major suppliers accounted for 23% and 14% of the total accounts payable balance. As of March 31, 2018, there was a net prepaid balance to the major supplier.

A loss of any of these customers or suppliers could adversely affect the operating results or cash flows of the Company.

Risks and Uncertainties

The principal operations of the Company are located in Jordan. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Jordan, as well as by the general state of the Jordanian economy. The Company’s operations in Jordan are subject to special considerations and significant risks not typically associated with companies in North America. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Jordan. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

New Accounting Pronouncements Recently Adopted

As disclosed in Note 2 – Summary of Significant Accounting Policies – Revenue Recognition above, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606) effective April 1, 2018 using the retrospective transition method. This new accounting standard outlines a single comprehensive model to use in accounting for revenue arising from contracts with customers. This standard supersedes existing revenue recognition requirements and eliminates most industry-specific guidance from U.S. GAAP. The core principle of the new accounting standard is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the adoption of this new accounting standard resulted in increased disclosure, including qualitative and quantitative disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. Adoption of this standard did not result in significant changes to the Company’s accounting policies, business processes, systems or controls, or have a material impact on the Company’s financial position, results of operations and cash flows or related disclosures. As such, prior period financial statements were not recast.

F-15

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

New Accounting Pronouncements Recently Adopted (Continued)

In July 2015, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2015-11, “Simplifying the Measurement of Inventory.” ASU No. 2015-11 changes the measurement principle for inventory from the lower of cost or market to the lower of cost and net realizable value. Net realizable value is defined as the estimated selling prices in the ordinary course of business; less reasonably predictable costs of completion, disposal and transportation. For public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2016, including interim reporting periods within those fiscal years. The Company adopted this guidance in the first quarter of its fiscal year ended March 31, 2018 using a prospective application. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU 2016-09, “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” This update addresses several aspects of the accounting for share-based compensation transactions including: (a) income tax consequences when awards vest or are settled, (b) classification of awards as either equity or liabilities, (c) a policy election to account for forfeitures as they occur rather than on an estimated basis and (d) classification of excess tax impacts on the statement of cash flows. The Company adopted this guidance in the first quarter of its fiscal year ended March 31, 2018, which did not have a material impact to the unaudited condensed consolidated financial statements and related disclosures. The amendments requiring recognition of excess tax benefits and tax deficiencies in the income statement will be applied prospectively. The Company does not expect the impact to be material to the consolidated results of operations; however, such determination is subject to change based on facts and circumstances at the time when awards vest or settle.

New Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, "Leases” to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet with a corresponding liability and disclosing key information about leasing arrangements. For public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim reporting periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim reporting periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company is evaluating the impact of the adoption of this revised guidance on its unaudited condensed consolidated financial statements and related disclosures.

In May 2017, the FASB issued ASU 2017-09, “Scope of Modification Accounting,” which amends the scope of modification accounting for share-based payment arrangements, provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting under ASC 718. For all entities, the ASU is effective for annual reporting periods, including interim periods within those annual reporting periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period. The Company does not expect that adoption of this guidance will have a material impact on its unaudited condensed consolidated financial statements and related disclosures.

NOTE 4 – ACCOUNTS RECEIVABLES, NET

The Company’s net accounts receivable is as follows:

	As of	As of
	June 30, 2018	March 31, 2018
Trade accounts receivable	$13,240,000	$5,247,090
Less: allowances for doubtful accounts	-	-
Accounts receivables, Net	$13,240,000	$5,247,090

As of June 30, 2018 and March 31, 2018, the balance of accounts receivable includes $25,015 and $470,659 of factored accounts receivable to be received from Hong Kong and Shanghai Banking Corporation (“HSBC”) under the Factoring Agreement (see Note 10).

F-16

NOTE 5 – INVENTORIES

Inventories consisted of the following:

	As of	As of
	June 30, 2018	March 31, 2018
Raw materials	$6,406,349	$11,497,237
Work-in-progress	1,713,174	2,073,509
Finished goods	11,887,924	6,722,646
Total inventory	$20,007,447	$20,293,392

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consisted of the following:

	As of June 30, 2018	As of March 31, 2018
Land	$61,078	$61,048
Property and buildings	432,562	432,347
Equipment and machinery	4,959,813	4,918,270
Office and electric equipment	510,794	505,356
Automobiles	372,268	372,084
Leasehold improvements	1,602,965	1,552,108
Subtotal	7,939,480	7,841,213
Construction in progress	605,276	217,494
Less: Accumulated Depreciation and Amortization	(5,560,903)	(5,238,992)
Property, Plant and Equipment, Net	$2,983,853	$2,819,715

Depreciation and amortization expense was $319,310 and $287,784 for the three months ended June 30, 2018 and 2017, respectively.

The construction in progress account represents costs incurred for constructing two new sewing workshops. The first one is a 450 square meter workshop in the Tafilah Governorate of Jordan, which is expected to be completed by the end of calendar year 2018. The second one is a 5,000 square meter workshop in Al-Hasa County in the Tafilah Governorate of Jordan, which is expected to be completed by the middle of calendar year 2019.

NOTE 7 – EQUITY

Preferred Stock

The Company has 500,000 authorized shares of preferred stock with a par value of $0.001 per share, and with none issued and outstanding as of June 30, 2018 and March 31, 2018. The preferred stock can be issued by the Board of Directors of Jerash Holdings in one or more classes or one or more series within any class, and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, rights, qualifications, limitations or restrictions of such rights as the Board of Directors may determine from time to time.

Statutory Reserve

In accordance with the Corporate Law in Jordan, Jerash Garments, Jerash Embroidery, Chinese Garments and Victory Apparel are required to make appropriations to certain reserve funds, based on net income determined in accordance with generally accepted accounting principles of Jordan. Appropriations to the statutory reserve are required to be 10% of net income until the reserve is equal to 100% of the entity’s share capital. This reserve is not available for dividend distribution. As of both June 30, 2018 and March 31, 2018, the consolidated balance of the statutory reserve was $71,699.

F-17

NOTE 7 – EQUITY (Continued)

Private placement

On May 15, 2017, the Company conducted the initial closing of a private placement for the sale of an aggregate of 540,000 shares of common stock and warrants exercisable for up to 54,000 shares of common stock to ten accredited investors. Fifty percent of the shares (270,000 shares) purchased in the initial closing were sold by one of the Company’s shareholders at $4.99 per share, the remaining fifty percent of the shares (270,000 shares) were issued by Jerash Holdings. Each share was sold together with one warrant, with each such warrant being immediately exercisable for one-tenth of one share of common stock. 540,000 five-year warrants were issued at $0.01 per warrant to purchase up to 54,000 shares of Jerash Holdings’ common stock at an exercise price per full share equal to $6.25. The Company received aggregate gross proceeds of $1,352,700 for the shares and warrants issued and sold in the initial closing of the private placement and incurred direct expenses related to the offering of $379,828.

On August 18, 2017, the Company conducted the second closing of a private placement, pursuant to which an aggregate of 200,000 shares of common stock and warrants exercisable for up to 20,000 shares of common stock were sold to one accredited investor. Fifty percent of the shares (100,000 shares) purchased in the closing were sold by one of the Company’s shareholders at $4.99 per share and the remaining fifty percent of the shares (100,000 shares) were issued by Jerash Holdings. Each share was sold together with one warrant, with each such warrant being immediately exercisable for one-tenth of one share of common stock. 200,000 five-year warrants were issued at $0.01 per warrant to purchase up to 20,000 shares of Jerash Holdings’ common stock at an exercise price per full share equal to $6.25. The Company received net proceeds of $450,910 for the shares and warrants issued and sold in the closing of this private placement.

On September 27, 2017, the Company conducted the third and final closing of a private placement, pursuant to which an aggregate of 50,000 shares of common stock and warrants exercisable for up to 5,000 shares of common stock were sold to two accredited investors. Fifty percent of the shares (25,000 shares) purchased in the closing were sold by one of the Company’s shareholders at $4.99 per share and the remaining fifty percent of the shares (25,000 shares) were issued by Jerash Holdings. Each share was sold together with one warrant, with each such warrant being immediately exercisable for one-tenth of one share of common stock. 50,000 five-year warrants were issued at $0.01 per warrant to purchase up to 5,000 shares of Jerash Holdings’ common stock at an exercise price per full share equal to $6.25. The Company received net proceeds of $110,179 for the shares and warrants issued and sold in the closing of this private placement.

Initial Public Offering

The registration statement on Form S-1 (File No. 333-222596) for the Company’s initial public offering (the “IPO”) was declared effective on March 14, 2018. On May 2, 2018 the Company issued 1,430,000 shares of common stock at $7.00 per share and received gross proceeds of $10,010,000. The Company incurred underwriting commissions of $477,341, underwriter offering expenses of $250,200 and additional underwriting expenses of $352,159, yielding net proceeds from the IPO of $8,930,300.

Independent Board of Directors

Simultaneous with the closing of the IPO, the Company increased the size of Board of Directors from two to five members and elected three new independent directors who will hold office until the next annual meeting of stockholders. The Company approved an audit committee charter and formed an audit committee of the Board of Directors, whose chair is an “audit committee financial expert.” The Company also approved a compensation committee charter and a nominating and corporate governance committee charter and formed a compensation committee and a nominating and corporate governance committee.

F-18

NOTE 8 – STOCK BASED COMPENSATION

Warrants issued for services

From time to time, the Company issues warrants to purchase its common stock. These warrants are valued using a Black-Scholes model and using the volatility, market price, exercise price, risk-free interest rate and dividend yield appropriate at the date the warrants were issued.

On May 15, 2017, Jerash Holdings issued warrants to the designees of the placement agent in the above private placement to purchase 48,600 units, with each unit consisting of one share of Jerash Holdings common stock and one warrant (with each such warrant being immediately exercisable for one-tenth of one share of its common stock at an exercise price of $6.25 per share for a period of five years from the issuance date), at an exercise price of $5.50 per unit. The fair value of these units was $107,990 and was included in offering costs of the private placement in May 2017.

On May 15, 2017, Jerash Holdings also issued a five-year warrant to purchase up to 50,000 shares of its common stock pursuant to a letter agreement with one of its board advisors. The warrant has an exercise price of $5.00 per share and may be converted by means of “cashless” exercise during the term of the warrant. This warrant may be exercised any time after issuance through and including the five year anniversary of the issuance date. Stock-based compensation expense recognized for the quarters ended June 30, 2017 and 2016 was $116,578 and $0 respectively for this warrant.

On August 1, 2017, warrants to purchase 18,000 units became issuable by Jerash Holdings to the designees of the placement agent in the above private placement, with each unit consisting of one share of Jerash Holdings common stock and one warrant (with each such warrant being immediately exercisable for one-tenth of one share of its common stock at an exercise price of $6.25 per share for a period of five years from the issuance date), at an exercise price of $5.50 per unit. The fair value of these units was $43,122 and was included in offering costs of the private placement in August 2017.

On September 27, 2017, warrants to purchase 4,500 units became issuable by Jerash Holdings to the designees of the placement agent in the above private placement, with each unit consisting of one share of Jerash Holdings common stock and one warrant (with each such warrant being immediately exercisable for one-tenth of one share of its common stock at an exercise price of $6.25 per share for a period of five years from the issuance date), at an exercise price of $5.50 per unit. The fair value of these units was $10,814 and was included in offering costs of the private placement in September 2017.

Simultaneous with the closing of the IPO, the Company issued to the underwriter and its affiliates warrants to purchase 57,200 shares of common stock (“IPO Underwriter Warrants”) at an exercise price of $8.75 per share with an expiration date of May 2, 2023. The shares underlying the IPO Underwriter Warrants are subject to a 180-day lock-up.

During the period ended June 30, 2018, all of the outstanding warrants were fully vested and exercisable other than the 57,200 Underwriter Warrants noted above subject to a 180-day lock-up.

The fair value of these warrants granted was estimated as of the grant date using the Black-Scholes model with the following assumptions:

Common Stock Warrants June 30, 2018
Expected term (in years)	5.0
Risk-free interest rate (%)	2.8%
Expected volatility (%)	52.2%
Dividend yield (%)	0.0%

F-19

NOTE 8 – STOCK BASED COMPENSATION (Continued)

Warrants issued for services (Continued)

Warrant activity is summarized as follows:

	Shares	Weighted Average Exercise Price
Warrants outstanding at March 31, 2018	207,210	$5.69
Granted (Underwriter Warrants for the IPO)	57,200	$8.75
Exercised	-	-
Cancelled	-	-
Warrants outstanding at June 30, 2018	264,410	$6.35

Stock Options

On March 21, 2018 the board of directors (the “board”) of Jerash Holdings adopted the Jerash Holdings (US), Inc. 2018 Stock Incentive Plan (the “Plan”), pursuant to which the Company may grant various types of equity awards. 1,484,250 shares of common stock were reserved for issuance under the Plan. On April 9, 2018, the board approved the issuance of 989,500 nonqualified stock options under the Plan in accordance with the Plan at an exercise price of $7.00 per share, and a term of five years.

During the period ended June 30, 2018, all of the outstanding options were fully vested and exercisable.

The fair value of these options granted was estimated as of the grant date using the Black-Scholes model with the following assumptions:

Stock Options June 30, 2018
Expected term (in years)	5.0
Risk-free interest rate (%)	2.6%
Expected volatility (%)	52.2%
Dividend yield (%)	0.0%

The fair value of each option is $3.24. Stock option activity is summarized as follows:

	Shares	Weighted Average Exercise Price
Stock options outstanding at March 31, 2018	-	-
Granted	989,500	$7.00
Exercised	-	-
Cancelled	-	-
Stock options outstanding at June 30, 2018	989,500	$7.00

Total expense related to the stock options issued was $3,205,980 during the quarter ended June 30, 2018. There were no unrecognized compensation costs at June 30, 2018.

F-20

NOTE 9 – RELATED PARTY TRANSACTIONS

The relationship and the nature of related party transactions are summarized as follow:

Name of Related Party	Relationship to the Company	Nature of Transactions
Ford Glory International Limited (“FGIL”)	Affiliate, subsidiary of FGH	Sales / Purchases
Value Plus (Macao Commercial Offshore) Limited (“VPMCO”)	Affiliate, subsidiary of FGH	Purchases
Yukwise Limited (“Yukwise”)	Common Shareholder	Consulting Services
Multi-Glory Corporation Limited (“Multi-Glory”)	Common Shareholder	Consulting Services

Pursuant to the terms of a sale and purchase agreement between one of the Company’s current individual shareholders and Victory City Investments Limited, the ultimate 51% shareholder of FGIL, dated July 13, 2016 (the “Sale and Purchase Agreement”), and effective since August 1, 2016, all rights, interests and benefits of any contracts that FGIL had at that time with any of the Company’s customers for products manufactured or to be manufactured by the Company, together with the costs and obligations relating to those contracts were transferred to the Company. Thereafter, the Company has been selling directly to the end-customers and no longer through its affiliate, FGIL.

Related party balances:

a.	Accounts receivable – related party:

Accounts receivable from related party in connection with the collection of accounts receivable from end-customers on behalf of the Company due to the support arrangement during the transition period as described below (see a. Sales to related party) consisted of the following:

	As of June 30, 2018	As of March 31, 2018
FGIL	$-	$50,027

Related party transactions:

a.	Sales to related party:

Pursuant to the Sale and Purchase Agreement, the Company has all rights, interests and benefits of the sales agreements signed with end-customers since August 2016, together with the costs and obligations of those agreements. During the transition period, the Company’s affiliate supported the Company to complete the transition with no additional fees charged. For the three months ended June 30, 2018 and 2017, $0 and $18,771,969 of sales was made with the support from FGIL.

b.	Consulting agreements

On January 16, 2018, Treasure Success and Multi-Glory entered into a consulting agreement, pursuant to which Multi-Glory will provide high-level advisory, marketing sales services to the Company for $300,000 per annum. The agreement renews automatically for one-month terms. This agreement became effective as of January 1, 2018. Total consulting fees under this agreement were $75,000 for the three months ended June 30, 2018.

On January 12, 2018, Treasure Success and Yukwise entered into a consulting agreement, pursuant to which Mr. Choi, who wholly owns Yukwise, serves as Chief Executive Officer (CEO) and provides high-level of advisory and general management services for $300,000 per annum. The agreement renews automatically for one-month terms. This agreement became effective as of January 1, 2018. Total advisory and management expenses under this agreement were $75,000 for the three months ended June 30, 2018.

c.	Personal Guarantees

Borrowings under the Credit Facility, as defined below, with HSBC are collateralized by the personal guarantees by Mr. Choi and Mr. Ng Tsze Lun.

F-21

NOTE 10 – CREDIT FACILITIES

Pursuant to a letter agreement dated May 29, 2017, Treasure Success entered into an $8,000,000 import credit facility with HSBC (the “Facility Letter”). In addition, pursuant to an offer letter dated June 5, 2017, HSBC offered to provide Treasure Success with a $12,000,000 factoring facility for certain debt purchase services related to our accounts receivables (the “Factoring Agreement” and together with the Facility Letter, the “Credit Facilities”). The Credit Facilities are guaranteed by Jerash Holdings, Jerash Garments, as well as two of the Company’s individual shareholders. In addition, the Credit Facilities require cash and other investment security collateral of $3,000,000. The Credit Facilities provide that drawings under the Credit Facilities are charged interest at the Hong Kong Interbank Offered Rate (“HIBOR”) plus 1.5% for drawings in Hong Kong dollars, and the London Interbank Offered Rate (“LIBOR”) plus 1.5% for drawings in other currencies. In addition, the Credit Facilities also contain certain service charges and other commissions and fees.

Under the Factoring Agreement, HSBC also provides credit protection and debt services related to each of our preapproved customers. For any approved debts or collections assigned to HSBC, HSBC charges a flat fee of 0.35% on the face value of the invoice for such debt or collection. We may assign debtor payments that are to be paid to HSBC within 90 days, defined as the maximum terms of payment. We may receive advances on invoices that are due within 30 days of the delivery of our goods, defined as the maximum invoicing period.

The Credit Facilities are subject to review at any time and, in any event by May 1, 2018. HSBC has discretion on whether to renew the Facility Letter prior to expiration and the Company is currently negotiating an extension of the Facility Letter on similar terms. Either party may terminate the Factoring Agreement subject to a 30-day notice period. The Company is in the process of negotiating an extension to the Factoring Agreement on similar terms.

As of June 30, 2018 and March 31, 2018, the Company had made $7,059,533 and $980,195 in withdrawals, respectively, under the Credit Facilities, which are due within 120 days of each borrowing date or upon demand by HSBC. As of June 30, 2018, $6,345,846 was outstanding under the Facility Letter and $713,687 was outstanding under the Factoring Agreement.

NOTE 11 – EARNINGS (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted earnings per share for the three months ended June 30, 2018 and 2017:

	Three Months Ended June 30, (in $000s except share and per share information)
	2018	2017
Numerator:
Net (loss) income	$(885)	$3,429

Denominator:
Denominator for basic earnings per share (weighted-average shares)	10,822,143	9,315,467
Denominator for diluted earnings per share (adjusted weighted average shares)	10,822,143	9,315,467
Basic (loss) earnings per share	$(0.08)	0.37

Diluted (loss) earnings per share	$(0.08)	$0.37

NOTE 12 – SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company's business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of the Company’s products. The Company’s major product is outerwear. For the three-month periods ended June 30, 2018 and 2017, outerwear accounted for approximately 99.3% and 99.7% of total revenue, respectively. Based on management's assessment, the Company determined that it has only one operating segment as defined by ASC 280.

F-22

NOTE 12 – SEGMENT REPORTING (Continued)

The following table summarizes sales by geographic areas for the three months ended June 30, 2018 and 2017, respectively.

	For the three months ended
	June 30, 2018	June 30, 2017
United States	$17,809,361	$21,064,500
Jordan	130,213	57,358
Other countries	423,511	228,300
Total	$18,363,085	$21,350,158

All long-lived assets were located in Jordan as of June 30, 2018 and March 31, 2018.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Rent Commitment

The Company leases two manufacturing facilities under operating leases. Operating lease expense amounted to $342,343 and $316,742 for the three months ended June 30, 2018 and 2017, respectively. The Company is currently evaluating the renewal of these leases.

Future minimum lease payments under non-cancelable operating leases are as follows:

Twelve months ended June 30,
2019	$664,956
2020	17,971
2021 and thereafter	-
Total	$682,927

The Company has twenty-five operating leases for its facilities that require monthly payments ranging between $247 and $26,939 and are renewable on an annual basis.

Contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate would not have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

F-23

NOTE 14 – INCOME TAX

The Tax Act imposes a one-time transition tax on deemed repatriation of historical earnings of foreign subsidiaries, and future foreign earnings are subject to U.S. taxation. The change has caused the Company to record a one-time income tax payable to be paid over 8 years. The one-time transition tax was calculated using the Company’s total post-1986 overseas earnings and profits based on a rate of 15.5% for the Company’s cash and cash equivalents and a rate of 8% for its other assets. The Company previously booked a provisional charge of $1.4 million related to the transition tax for all of its foreign subsidiaries, resulting in an increase in income tax expense of approximately $1.4 million for the year ended March 31, 2018. The income tax payable attributable to the transition tax is due over an 8-year period beginning in 2018. The Company revised its estimate of the impact of the transition tax, which resulted in $1,892,000 of transition tax due. Accordingly, the Company booked a current charge to income tax expense of $492,000. At June 30, 2018, $175,000  is reflected as Income tax payable in current liabilities while a noncurrent income tax payable of approximately $1.6 million attributable to the transition tax is reflected in "other liabilities" of the Consolidated Balance Sheet.

The Tax Act has significant complexity and our final tax liability may materially differ from provisional estimates due to additional guidance and regulations that may be issued by the U.S. Treasury Department, the Internal Revenue Service (“IRS”) and state and local tax authorities, and for the Company’s finalization of the relevant calculations required by the new tax legislation.

F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Jerash Holdings (US), Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Jerash Holdings (US), Inc. and Subsidiaries (collectively, the “Company”) as of March 31, 2018 and 2017, and the related consolidated statements of income and comprehensive income, changes in equity and cash flows for each of the years in the two-year period ended March 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2016.

New York, New York

June 28, 2018

F-25

JERASH HOLDINGS (US), INC.,
SUBSIDIARIES AND AFFILIATE

CONSOLIDATED BALANCE SHEETS

	March 31,
	2018	2017

ASSETS
Current Assets:
Cash	$8,597,830	$3,654,373
Accounts receivable	5,247,090	2,776,314
Accounts receivable - related party	50,027	2,343,892
Other receivable - related party	-	336,746
Due from shareholders	-	692,500
Inventories	20,293,392	19,151,609
Prepaid expenses and other current assets	1,533,868	1,303,230
Advance to suppliers	1,128,079	-
Total Current Assets	36,850,286	30,258,664

Restricted cash	3,598,280	478,388
Property, plant and equipment, net	2,819,715	3,160,242
Total Assets	$43,268,281	$33,897,294

LIABILITIES AND EQUITY
Current Liabilities:
Credit facilities	$980,195	$-
Accounts payable	4,776,812	10,253,053
Accrued expenses	1,175,427	464,476
Income tax payable	112,000	-
Other payables	878,987	1,161,975
Total Current Liabilities	7,923,421	11,879,504

Income tax payable-non current	1,288,000	-
Total Liabilities	9,211,421	11,879,504

Commitments and Contingencies

Equity
Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 15,000,000 shares authorized; 9,895,000 shares and 8,787,500 shares issued and outstanding as of March 31, 2018 and 2017 respectively.	9,895	8,788
Additional paid-in capital	2,742,158	1,091,212
Statutory reserve	71,699	71,699
Retained earnings	30,948,006	20,537,889
Accumulated other comprehensive loss	(24,502)	(8,395)
Total Jerash Holdings (US), Inc.'s Shareholders' Equity	33,747,256	21,701,193

Noncontrolling interest	309,604	316,597
Total Equity	34,056,860	22,017,790

Total Liabilities and Equity	$43,268,281	$33,897,294

The accompanying notes are an integral part of these consolidated financial statements.

F-26

JERASH HOLDINGS (US), INC.,
SUBSIDIARIES AND AFFILIATE

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended March 31,
	2018	2017

Revenue, net from related party	$-	$23,350,919
Revenue, net from third parties	69,295,698	38,689,670
Revenue, net	69,295,698	62,040,589
Cost of goods sold	51,342,020	46,636,992
Gross Profit	17,953,678	15,403,597

Selling, general and administrative expenses	6,119,030	4,705,498
Total Operating Expenses	6,119,030	4,705,498

Income from Operations	11,834,648	10,698,099

Other Expense:
Other expense, net	31,369	50,318
Total other expense, net	31,369	50,318

Net Income before provision for income taxes	11,803,279	10,647,781

Income tax expense	1,400,000

Net Income	10,403,279	10,647,781

Net loss attributable to noncontrolling interest	6,838	44,608
Net income attributable to Jerash Holdings (US), Inc.'s
Common Shareholders	$10,410,117	10,692,389

Net Income	$10,403,279	$10,647,781
Other Comprehensive Loss:
Foreign currency translation loss	(16,262)	(39,978)
Total Comprehensive Income	10,387,017	10,607,803
Comprehensive loss attributable to noncontrolling interest	6,993	45,505
Comprehensive Income Attributable to Jerash Holdings (US), Inc.'s Common Shareholders	$10,394,010	$10,653,308

Earnings Per Share Attributable to Common Shareholders:
Basic and diluted	$1.07	$1.22

Weighted Average Number of Shares
Basic and diluted	9,735,651	8,787,500

The accompanying notes are an integral part of these consolidated financial statements.

F-27

JERASH HOLDINGS (US), INC., SUBSIDIARIES AND AFFILIATE

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED MARCH 31, 2018

					Additional			Accumulated Other
	Preferred Stock		Common Stock		Paid-in	Statutory	Retained	Comprehensive	Noncontrolling	Total
	Shares	Amount	Shares	Amount	Capital	Reserve	Earnings	Income (Loss)	Interest	Equity
Balance at March 31, 2016	-	$-	8,787,500	$8,788	$1,091,212	$71,699	$15,153,000	$30,686	$362,102	$16,717,487

Net income	-	-	-	-	-	-	10,692,389	-	(44,608)	10,647,781
Dividend distribution							(5,307,500)			(5,307,500)
Foreign currency translation gain	-	-	-	-	-	-	-	(39,081)	(897)	(39,978)

Balance at March 31, 2017	-	$-	8,787,500	$8,788	$1,091,212	$71,699	$20,537,889	$(8,395)	$316,597	$22,017,790

Reverse recapitalization			712,500	712	288					1,000
Private placement – common stock and warrants issued, net of stock issuance costs of $444,475			395,000	395	1,534,080					1,534,475
Stock-based compensation expense for the warrant issued to the board observer.					116,578					116,578
Net income	-	-	-	-	-	-	10,410,117	-	(6,838)	10,403,279
Dividend distribution	-	-	-	-	-	-		-	-
Foreign currency translation loss	-	-	-	-	-	-	-	(16,107)	(155)	(16,262)

Balance at March 31, 2018	-	$-	9,895,000	$9,895	$2,742,158	$71,699	$30,948,006	$(24,502)	$309,604	$34,056,860

The accompanying Notes are an integral part of these consolidated financial statements.

F-28

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	10,403,279	10,647,781
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,216,973	1,322,946
Stock-based compensation expense	116,578	-
Changes in operating assets:
Accounts receivable	(2,472,680)	(2,778,320)
Account receivable - related party	2,293,190	(2,345,221)
Inventories	(1,151,531)	(2,684,465)
Prepaid expenses and other current assets	(470,441)	(84,682)
Advances to suppliers	(1,128,320)
Changes in operating liabilities:
Accounts payable	(5,472,312)	9,984,792
Accounts payable - related parties	-	(5,871,024)
Accrued expenses	711,332	61
Due to related parties	-	(345,799)
Other payables	(282,472)	(168,807)
Income tax payable	1,400,000	-
Net cash provided by operating activities	5,163,596	7,677,262

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(877,944)	(491,633)
Other receivable - related party	336,746	(336,937)
Net cash used in investing activities	(541,198)	(828,570)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend distribution		(5,307,500)
Proceeds from short-term loan	980,403
Due from shareholders	692,500	(692,500)
Change in restricted cash	(3,120,794)	-
Net proceeds from private placement	1,772,845	-
Net cash provided by (used in) financing activities	324,954	(6,000,000)

EFFECT OF EXCHANGE RATES CHANGES ON CASH	(3,895)	(18,293)

NET INCREASE IN CASH	4,943,457	830,399

CASH, BEGINNING OF THE YEAR	3,654,373	2,823,974

CASH, ENDING OF THE YEAR	$8,597,830	$3,654,373

Non-cash financing activities
Warrants issued to placement agent in connection with the private placement	161,926
Prepaid stock issuance cost netted with proceeds from private placement	239,105

The accompanying notes are an integral part of these consolidated financial statements.

F-29

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Jerash Holdings (US), Inc. (“Jerash Holdings”) is a corporation established under the laws of the State of Delaware on January 20, 2016. Jerash Holdings is a parent holding company with no operations.

Global Trend Investment Limited (“GTI”) was a limited company that was incorporated in the British Virgin Islands (“BVI”) on July 5, 2000 and was owned by two individuals and a BVI corporation, Merlotte Enterprise Limited, which is wholly owned by Choi Lin Hung (“Mr. Choi”), the Company’s President, Chief Executive Officer, Chairman and Treasurer. Previously, GTI was wholly-owned by Wealth Choice Limited (“WCL”), a BVI corporation, and Mr. Choi is also one of the beneficial owners of WCL and its subsidiaries. In September 2016, WCL transferred its ownership in GTI and its subsidiaries to Merlotte Enterprise Limited and an individual shareholder, and in October 2016, the individual shareholder transferred approximately 22% of its shares to another individual shareholder.

Jerash Garments and Fashions Manufacturing Company Limited (“Jerash Garments”) is a wholly owned subsidiary of Jerash Holdings and was the wholly owned subsidiary of GTI prior to the Merger described below. Jerash Garments was established in Amman, the Hashemite Kingdom of Jordan (“Jordan”) as a limited liability company on November 26, 2000 with declared capital of 50,000 Jordanian Dinar (“JOD”) (approximately US$70,500).

Jerash for Industrial Embroidery Company (“Jerash Embroidery”) and Chinese Garments and Fashions Manufacturing Company Limited (“Chinese Garments”) were both incorporated in Amman, Jordan as limited liability companies on March 11, 2013 and June 13, 2013, respectively, with declared capital of JOD 50,000 each. Jerash Embroidery and Chinese Garments were initially established under the name of Jerash Garments’ nominated agent but were controlled and fully funded by Jerash Garments. On January 1, 2015, the nominated agent entered into an equity transfer agreement with Jerash Garments, in which the nominated agent agreed to transfer 100% ownership interests of Jerash Embroidery and Chinese Garments to Jerash Garments (the “Equity Transfer”). Subsequent to the Equity Transfer, Jerash Embroidery and Chinese Garments became wholly owned subsidiaries of Jerash Garments. Jerash Garments, Jerash Embroidery and Chinese Garments were effectively controlled by the same controlling shareholders before and after the Equity Transfer. Thus, this transaction is considered a reorganization of entities under common control. The consolidations of Jerash Embroidery and Chinese Garments have been accounted for at their carrying amounts as of the beginning of the first period presented in the accompanying consolidated financial statements.

Victory Apparel (Jordan) Manufacturing Company Limited (“Victory Apparel”) was incorporated as a limited liability company in Amman, Jordan on September 18, 2005 with declared capital of JOD 50,000, as a wholly owned subsidiary of WCL. Jerash Garments is the sole user of the land, building and equipment being held by Victory Apparel and had a lease agreement with Victory Apparel related to the use of these assets before GTI and its subsidiaries were acquired by WCL in March 2012. The land and building were not registered in Victory Apparel’s name, and Jerash Garments continued to hold the land and building in its name in trust for Victory Apparel. The declaration of trust was never registered with the Land Registry of Jordan, and on June 30, 2016, Victory Apparel and Jerash Garments dissolved the sale agreement, resulting in the property and equipment being owned free and clear by Jerash Garments. Victory Apparel has no other operating activities of its own and WCL intends to dissolve the entity.

Although Jerash Garments does not own the equity interest of Victory Apparel, the Group’s President, Chief Executive Officer, Chairman, Treasurer and significant shareholder, Mr. Choi, is also a director of Victory Apparel and controls all decision-making for Victory Apparel along with the Group’s other significant shareholder, Mr. Lee Kian Tjiauw, who have the ability to control Victory Apparel’s financial affairs. In addition, Victory Apparel's equity at risk is not sufficient to permit it to operate without additional subordinated financial support from Mr. Choi. Based on these facts, the Group concluded that Jerash Garments has effective control over Victory Apparel due to Mr. Choi’s roles at both organizations and therefore Victory Apparel is considered a Variable Interest Entity (“VIE”) under Accounting Standards Codification (“ASC”) 810-10-05-08A. Accordingly, Jerash Garments consolidates Victory Apparel’s operating results, assets and liabilities.

F-30

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Treasure Success International Limited (“Treasure Success”) was incorporated on July 5, 2016 in Hong Kong, China, and was wholly-owned by Mr. Choi, with the primary purpose to employ staff from China to support Jerash Garments' operations. On October 31, 2016, Mr. Choi transferred his 100% equity interest of Treasure Success to GTI. Treasure Success was inactive until October 2016. Treasure Success was consolidated as a VIE before October 31, 2016. The transfer was accounted for as a transfer between entities under common control.

On May 11, 2017, the shareholders of GTI contributed 100% of their outstanding capital stock in GTI to Jerash Holdings in exchange for an aggregate of 8,787,500 shares of common stock of Jerash Holdings. Immediately prior to this transaction, Jerash Holdings had 712,500 shares of common stock outstanding with a par value of $0.001 per share. Immediately following this transaction, GTI merged with and into Jerash Holdings, with Jerash Holdings being the surviving entity, as a result of which Jerash Holdings became the direct parent of GTI’s wholly owned subsidiaries, Jerash Garments, including its wholly owned subsidiaries, and Treasure Success. The transactions described above are collectively referred to as the “Merger.”

The Merger was accounted for as a reverse recapitalization. Under reverse capitalization accounting, GTI is recognized as the accounting acquirer, and Jerash Holdings is the legal acquirer or accounting acquiree. As such, following the Merger, the historical financial statements of GTI and its subsidiaries are treated as the historical financial statements of the combined company.

Consequently, the consolidated financial statements of Jerash Holdings reflect the operations of the accounting acquirer and a recapitalization of the equity of the accounting acquirer.

Jerash Holdings, its subsidiaries and VIE (herein collectively referred to as the “Company”) are engaged in manufacturing customized ready-made outerwear from knitted fabric and exporting produced apparel for large brand-name retailers. The Company is diversifying the range of products to include additional pieces such as trousers and urban styling outerwear and different types of natural and synthetic materials and is also expanding its workforce in Jordan with workers from other countries, including Bangladesh, Sri Lanka, India, Myanmar and Nepal.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of GTI and its subsidiaries and VIE. All significant intercompany balances and transactions have been eliminated in consolidation.

In accordance with accounting standards regarding the consolidation of variable interest entities, VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIEs. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

As described in Note 1, management of the Company has concluded that Victory Apparel is a VIE, and that Jerash Garments is considered the primary beneficiary because it absorbs the risks and rewards of Victory Apparel; therefore, GTI consolidates Victory Apparel for financial reporting purposes. No noncontrolling interests result from the consolidation of Victory Apparel, which is 100% owned by WCL.

The following table sets forth the carrying amounts of the assets and liabilities of the VIE, Victory Apparel, which was included in the Company’s consolidated balance sheets:

	March 31, 2018	March 31, 2017
Current assets	$2,069	$2,096
Intercompany receivables*	311,527	321,317
Total assets	313,596	323,413

Third party current liabilities	(3,992)	(6,815)
Total liabilities	(3,992)	(6,815)
Net assets	$309,604	$316,598

* Receivables from Jerash Garments are eliminated upon consolidation.

F-31

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Victory Apparel did not generate any income but incurred certain expenses for both years ended March 31, 2018 and 2017. The loss was $6,838 and $44,608 for the fiscal years ended March 31, 2018 and 2017, respectively.

Use of Estimates

The preparation of the consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company’s most significant estimates include allowance for doubtful accounts, valuation of inventory reserve and useful lives of buildings and other property. Actual results could differ from these estimates.

Cash

The Company considers all highly liquid investment instruments with an original maturity of three months or less from the original date of purchase to be cash equivalents. As of March 31, 2018, and 2017, the Company had no cash equivalents.

Restricted Cash

Restricted cash consists of cash used as security deposits to obtain credit facilities for the Company from a bank and to secure custom clearance under the requirements of local regulations. The Company is required to keep certain amounts on deposit that are subject to withdrawal restrictions. These security deposits at the bank are refundable only when the bank facilities are terminated. The restricted cash is classified as a non-current asset since the Company has no intention to terminate these bank facilities within one year.

Accounts Receivable

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually grants credit to customers with good credit standing for a maximum of 90 days and determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management's best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Actual amounts received may differ from management's estimate of credit worthiness and the economic environment. Delinquent account balances are written off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. No allowance was considered necessary as of March 31, 2018 and 2017.

Inventories

Inventories are stated at the lower of cost or net realizable value. Inventories include cost of raw materials, freight, direct labor and related production overhead. The cost of inventories is determined using the First in, First-out (“FIFO”) method. The Company periodically reviews its inventories for excess or slow-moving items and makes provisions as necessary to properly reflect inventory value.

F-32

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, reduced by accumulated depreciation and amortization. Depreciation and amortization expense related to property, plant and equipment is computed using the straight-line method based on estimated useful lives of the assets, or in the case of leasehold improvements, the shorter of the initial lease term or the estimated useful life of the improvements. The useful life and depreciation method are reviewed periodically to ensure that the method and period of depreciation are consistent with the expected pattern of economic benefits from items of property, plant and equipment. The estimated useful lives of depreciation and amortization of the principal classes of assets are as follows:

Useful life
Land	Infinite
Property and buildings	15 years
Equipment and machinery	3-5 years
Office and electronic equipment	3-5 years
Automobiles	5 years
Leasehold improvements	Lesser of useful life and lease term

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation or amortization of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and comprehensive income.

Impairment of Long-Lived Assets

The Company assesses its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Factors which may indicate potential impairment include a significant underperformance relative to the historical or projected future operating results or a significant negative industry or economic trend. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by that asset. If impairment is indicated, a loss is recognized for any excess of the carrying value over the estimated fair value of the asset. The fair value is estimated based on the discounted future cash flows or comparable market values, if available. The Company did not record any impairment loss during the years ended March 31, 2018 and 2017.

Revenue Recognition

Revenue from product sales is recognized, net of estimated provisions for sales allowances and returns, when the merchandise is shipped, and title is transferred. Revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists (sales agreements and customer purchase orders are used to determine the existence of an arrangement); (ii) delivery of goods has occurred and risks and benefits of ownership have been transferred (which is when the goods are received by the customer at its designated location in accordance with the sales terms); (iii) the sales price is both fixed and determinable, and (iv) collectability is reasonably assured. Most of the Company’s products are custom-made for large brand-name retailers. Historically, sales returns have been minimal.

Shipping and Handling

Proceeds collected from customers for shipping and handling costs are included in revenues. Shipping and handling costs are expensed as incurred and are included in operating expenses, as a part of selling, general and administrative expenses. Total shipping and handling expenses were $611,481 and $503,818 for the years ended March 31, 2018 and 2017, respectively.

F-33

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled. Jerash Holdings was incorporated in the State of Delaware and is subject to Federal income tax in the United States of America. GTI was incorporated in the BVI and is not subject to income taxes under the current laws of BVI. Treasure Success was registered in Hong Kong and has no operating profit for current tax liabilities. Jerash Garments, Jerash Embroidery, Chinese Garments and Victory Apparel are subject to the regulations of Income Tax Department in Jordan. The Jordanian corporate income tax rate is 14% for the industrial sector. In accordance with the Investment Encouragement Law, Jerash Garments' export sales to overseas customers is entitled to a 100% income tax exemption for a period of 10 years commencing from the first day of production. This exemption has been extended for 5 years until December 31, 2018. Jerash Garments can apply for further extension of the tax exemption upon expiration and expects to receive an extension to December 31, 2019, after which earnings will be subject to the corporate income tax rate for the industrial sector, presently 14%. The estimated tax savings as a result of the tax exemption of Jerash Garments totaled $1.8 and $1.5 million for the years ended March 31, 2018 and 2017, respectively. Per share effect of the tax exemption was $0.18 and $0.17 for the years ended March 31, 2018 and 2017.

Local sales of Jerash Garments are subject to income tax at a fixed rate of 14%. No tax provision was provided for the years ended March 31, 2018 and 2017 since there was no net income generated from local sales.

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”, which requires the Company to use the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between financial statement carrying amounts and the tax bases of existing assets and liabilities and operating loss and tax credit carry forwards. Under this accounting standard, the effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized. Deferred income taxes were immaterial, and accordingly, no deferred tax assets or liabilities were recognized as of March 31, 2018 and 2017.

ASC 740 clarifies the accounting for uncertainty in tax positions. This interpretation requires that an entity recognizes in its financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the consolidated statements of income and comprehensive income. Jordan income tax returns prior to 2015 are not subject to examination by any applicable tax authorities. No significant uncertainty in tax positions relating to income taxes have been incurred during the years ended March 31, 2018 and 2017.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (“Tax Act”). The Tax Act included a broad range of complex provisions impacting the taxation of multi-national companies. The Tax Act makes broad and complex changes to the U.S. corporate income tax system and includes a Transition Toll Tax (the “Transition Tax”), which is a one-time mandatory deemed repatriation tax on accumulated foreign subsidiaries’ previously untaxed foreign earnings. The Toll Charge will be paid over an eight-year period, starting in 2018, and will not accrue interest. The change has caused the Company to record a one-time income tax charge to be paid over 8 years.

The Tax Act also imposed a global intangible low-taxed income tax (“GILTI”), which is a new tax on certain off-shore earnings at an effective rate of 10.5% for tax years beginning after December 31, 2017 (increasing to 13.125% for tax years beginning after December 31, 2025) with a partial offset for foreign tax credits.

F-34

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar (“US$”) and the Company uses the Jordanian Dinar (“JOD”) as its functional currency, except Treasure Success, which uses the Hong Kong Dollar (“HKD”) as its functional currency. The assets and liabilities of the Company have been translated into U.S. dollars using the exchange rates in effect at the balance sheet date, equity accounts have been translated at historical rates, and revenue and expenses have been translated into U.S. dollars using average exchange rates in effect during the reporting period. Cash flows are also translated at average translation rates for the periods, therefore, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The value of JOD against US$ and other currencies may fluctuate and is affected by, among other things, changes in Jordan’s political and economic conditions. Any significant revaluation of JOD may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	March 31, 2018	March 31, 2017
Period-end spot rate	US$1=JOD 0.7094	US$1=JOD 0.7090
	US$1=HKD 7.8490	US$1=HKD 7.7700
Average rate	US$1=JOD 0.7092	US$1=JOD 0.7086
	US$1=HKD 7.8091	US$1=HKD7.7580

Stock-Based Compensation

The Company measures compensation expense for stock-based awards to non-employee contractors and directors based upon the awards’ initial grant-date fair value. The estimated grant-date fair value of the award is recognized as expense over the requisite service period using the straight-line method. The fair value of awards to non-employees is then marked-to-market each reporting period until vesting criteria are met.

The Company estimates the fair value of stock warrants using a Black-Scholes model. This model is affected by the Company's stock price on the date of the grant as well as assumptions regarding a number of highly complex and subjective variables. These variables include the expected term of the warrant, expected risk-free rates of return, the expected volatility of the Company's common stock, and expected dividend yield, each of which is more fully described below. The assumptions for expected term and expected volatility are the two assumptions that significantly affect the grant date fair value.

•	Expected Term: the expected term of a warrant is the period of time that the warrant is expected to be outstanding.

•	Risk-free Interest Rate: the Company bases the risk-free interest rate used in the Black-Scholes model on the implied yield at the grant date of the U.S. Treasury zero-coupon issued with an equivalent term to the stock-based award being valued. Where the expected term of a stock-based award does not correspond with the term for which a zero-coupon interest rate is quoted, the Company uses the nearest interest rate from the available maturities.

•	Expected Stock Price Volatility: the Company utilizes comparable public company volatility over the same period of time as the life of the warrant.

•	Dividend Yield: Because the Company's does not expect to pay a dividend in the foreseeable future, a 0% dividend yield was used in valuing the stock-based awards.

F-35

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. There is no anti-dilutive effect for the years ended March 31, 2018 and 2017.

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in JOD or HKD to US$ is reported in other comprehensive income (loss) in the consolidated statements of income and comprehensive income.

Fair Value of Financial Instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 - Quoted prices in active markets for identical assets and liabilities.

•	Level 2 - Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the recorded value of its financial assets and liabilities, which consist primarily of cash, including restricted cash, accounts receivable, other receivables, due from related parties, due from shareholders, accounts payable, accrued expenses, other payables and short-term loan to approximate the fair value of the respective assets and liabilities at March 31, 2018 and 2017 based upon the short-term nature of these assets and liabilities.

Concentrations and Credit Risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. As of March 31, 2018, and 2017, $4,192,448 and $3,404,508 of the Company’s cash was on deposit at financial institutions in Jordan, where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. As of March 31, 2018, and 2017, $4,402,910 and $249,865 of the Company’s cash was on deposit at financial institutions in Hong Kong, which are insured by the Hong Kong Deposit Protection Board subject to certain limitations. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness. As of March 31, 2018, and 2017, $2,472 and $0 of the Company’s cash was on deposit in the United States and are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company periodically monitors its cash management strategy to ensure that it is not subject to significant undue credit risk.

Accounts receivable are typically unsecured and derived from revenue earned from customers, and therefore are exposed to credit risk. The risk is mitigated by the Company's assessment of its customers' creditworthiness and its ongoing monitoring of outstanding balances.

F-36

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Customer and vendor concentration risk

Prior to August 2016, substantially all of the Company’s sales were made to end-customers, through its affiliate (see Note 8), that are located primarily in the United States (see Note 10). Thereafter, the Company began selling directly to its customers. The Company’s operating results could be adversely affected by the U.S. government policy on exporting business, foreign exchange rate fluctuations, and change of local market conditions. The Company has a concentration of its revenues and purchases with specific customers and suppliers. For the fiscal years ended March 31, 2018 and 2017, one customer accounted for 79% of total revenue. For the fiscal year ended March 31, 2018, two customers accounted for 57% and 22% of the total accounts receivable balance, respectively. As of March 31, 2017, one customer accounted for 94% of the total accounts receivable balance.

For the fiscal year ended March 31, 2018, the Company purchased approximately 43% and 18% of its raw materials from two major suppliers, Onset Time Limited ("ONSET") and Duck San Enterprise Co., Ltd., respectively. For the fiscal year ended March 31, 2017, the Company purchased approximately 64% and 24% of its raw materials from ONSET and Value Plus (Macao Commercial Offshore) Limited (“VPMCO”), respectively (see Note 8). As of March 31, 2018, two suppliers accounted for 78% and 22% of the total advance to vendors balance, respectively. As of March 31, 2017, accounts payable to one major supplier accounted for 96% of the total accounts payable balance.

A loss of either of these customers or suppliers could adversely affect the operating results or cash flows of the Company.

Risks and Uncertainties

The principal operations of the Company are located in Jordan. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Jordan, as well as by the general state of the Jordanian economy. The Company’s operations in Jordan are subject to special considerations and significant risks not typically associated with companies in North America. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Jordan. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

New Accounting Pronouncements Recently Adopted

In July 2015, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2015-11, “Simplifying the Measurement of Inventory”. ASU No. 2015-11 changes the measurement principle for inventory from the lower of cost or market to lower of cost and net realizable value. Net realizable value is defined as the estimated selling prices in the ordinary course of business; less reasonably predictable costs of completion, disposal and transportation. For public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2016, including interim reporting periods within those fiscal years. The Company adopted this guidance in the first quarter of its fiscal year ended March 31, 2018 using a prospective application. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU 2016-09, “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” This update addresses several aspects of the accounting for share-based compensation transactions including: (a) income tax consequences when awards vest or are settled, (b) classification of awards as either equity or liabilities, (c) a policy election to account for forfeitures as they occur rather than on an estimated basis and (d) classification of excess tax impacts on the statement of cash flows. The Company adopted this guidance in the first quarter of its fiscal year ended March 31, 2018, which did not have a material impact on the consolidated financial statements and related disclosures. The amendments requiring recognition of excess tax benefits and tax deficiencies in the income statement will be applied prospectively. The Company does not expect the impact to be material to the consolidated results of operations; however, such determination is subject to change based on facts and circumstances at the time when awards vest or settle.

F-37

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

New Accounting Pronouncements Not Yet Adopted

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. In August 2015, the FASB issued ASU No. 2015-14, “Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date for ASU 2014-09 by one year. For public entities, the guidance in ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods), and for all other entities, ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In May 2016, the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. Preliminarily, the Company plans to adopt Topic 606 using the retrospective transition method and is continuing to evaluate the impact its pending adoption of Topic 606 will have on its consolidated financial statements. The Company believes that its current revenue recognition policies are generally consistent with the new revenue recognition standards set forth in ASU 2014-09. Potential adjustments to input measures are not expected to be pervasive to the majority of the Company’s contracts. While no significant impact is expected upon adoption of the new guidance, the Company will not be able to make that determination until the time of adoption based upon outstanding contracts at that time. The Company will adopt this pronouncement for the year ending March 31, 2019 and all interim periods within.

In February 2016, the FASB issued ASU No. 2016-02, "Leases” to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet with a corresponding liability and disclosing key information about leasing arrangements. For public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim reporting periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim reporting periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company is evaluating the impact of the adoption of this revised guidance on its consolidated financial statements and related disclosures.

In October 2016, the FASB issued ASU No. 2016-17, “Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control”. The amendments affect reporting entities that are required to evaluate whether they should consolidate a variable interest entity in certain situations involving entities under common control. Specifically, the amendments change the evaluation of whether a reporting entity is the primary beneficiary of a variable interest entity by changing how a reporting entity that is a single decision maker of a variable interest entity treats indirect interests in the entity held through related parties that are under common control with the reporting entity. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim reporting periods within fiscal years beginning after December 15, 2017. Early adoption is permitted. The Company does not expect that adoption of this guidance will have a material impact on its consolidated financial statements and related disclosures.

F-38

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In November 2016, the FASB issued ASU No. 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash", which requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this ASU apply to all entities that have restricted cash or restricted cash equivalents and are required to present a statement of cash flows under Topic 230. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The amendments should be applied using a retrospective transition method to each period presented. The adoption of this guidance will increase cash and cash equivalents by the amount of the restricted cash on the Company's consolidated statement of cash flows.

In February 2017, the FASB issued ASU No. 2017-05, “Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets” to clarify the scope of Subtopic 610-20 and to add guidance for partial sales of nonfinancial assets. Subtopic 610-20, which was issued in May 2014 as a part of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), provides guidance for recognizing gains and losses from the transfer of nonfinancial assets in contracts with noncustomers. For public entities, the amendments are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. For all other entities, the amendments in this Update are effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. The Company does not expect that adoption of this guidance will have a material impact on its consolidated financial statements and related disclosures.

In May 2017, the FASB issued ASU 2017-09, “Scope of Modification Accounting”, which amends the scope of modification accounting for share-based payment arrangements, provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting under ASC 718. For all entities, the ASU is effective for annual reporting periods, including interim periods within those annual reporting periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period. The Company does not expect that adoption of this guidance will have a material impact on its consolidated financial statements and related disclosures.

NOTE 4 – ACCOUNTS RECEIVABLES, NET

The Company’s net accounts receivable is as follows:

	As of	As of
	March 31, 2018	March 31, 2017
Trade accounts receivable	$5,247,090	$2,776,314
Less: allowances for doubtful accounts	-	-
Accounts receivables, Net	$5,247,090	$2,776,314

As of March 31, 2018, the balance of accounts receivable also include $470,659 of the factored account receivable to be received from Hong Kong and Shanghai Banking Corporation (“HSBC”) under the Factoring Agreement.  There was no balance from the factored accounts receivable from HSBC as of March 31, 2017.

F-39

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – INVENTORIES

Inventories consisted of the following:

	As of	As of
	March 31, 2018	March 31, 2017
Raw materials	$11,497,237	$9,265,201
Work-in-progress	2,073,509	1,493,258
Finished goods	6,722,646	8,393,150
Total inventory	$20,293,392	$19,151,609

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consisted of the following:

	As of March 31, 2018	As of March 31, 2017
Land	$61,048	$61,078
Property and buildings	432,347	432,562
Equipment and machinery	4,918,270	4,370,095
Office and electric equipment	505,356	472,918
Automobiles	372,084	302,714
Leasehold improvements	1,552,108	1,358,649
Subtotal	7,841,213	6,998,016
Construction in progress	217,494	206,246
Less: Accumulated Depreciation and Amortization	(5,238,992)	(4,044,020)
Property, Plant and Equipment, Net	$2,819,715	$3,160,242

Depreciation and amortization expense was $1,216,973 and $1,322,946 for the fiscal years ended March 31, 2018 and 2017, respectively.

Construction in progress represents costs of the Company’s two sewing workshops; the first one is a 450 square meter workshop in the Tafilah Governorate of Jordan, which is expected to be completed during calendar year 2018. The second one is a 5,000 square meter workshop in Al-Hasa County in the Tafilah Governorate of Jordan, which is expected to be completed in the middle of calendar year 2019.

NOTE 7 – EQUITY

Preferred Stock

The Company has 500,000 authorized shares of preferred stock with a par value of $0.001 per share, and with none issued and outstanding as of March 31, 2018 and March 31, 2017. The preferred stock can be issued by the Board of Directors of Jerash Holdings in one or more classes or one or more series within any class, and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, rights, qualifications, limitations or restrictions of such rights as the Board of Directors may determine from time to time.

F-40

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Statutory Reserve

In accordance with the Corporate Law in Jordan, Jerash Garments, Jerash Embroidery, Chinese Garments and Victory Apparel are required to make appropriations to certain reserve funds, based on net income determined in accordance with generally accepted accounting principles of Jordan. Appropriations to the statutory reserve are required to be 10% of net income until the reserve is equal to 100% of the entity’s share capital. This reserve is not available for dividend distribution. As of both March 31, 2018 and 2017, the consolidated balance of the statutory reserve was $71,699.

Private placement

On May 15, 2017, the Company conducted the initial closing of a private placement for the sale of an aggregate of 540,000 shares of common stock and warrants exercisable for up to 54,000 shares of common stock to ten accredited investors. Fifty percent of the shares (270,000 shares) purchased in the initial closing were sold by one of the Company’s shareholders at $4.99 per share, the remaining fifty percent of the shares (270,000 shares) were issued by Jerash Holdings. Each share was sold together with one warrant, with each such warrant being immediately exercisable for one-tenth of one share of common stock. 540,000 five-year warrants were issued at $0.01 per warrant to purchase up to 54,000 shares of Jerash Holdings’ common stock at an exercise price per full share equal to $6.25. The Company received aggregate gross proceeds of $1,352,700 for the shares and warrants issued and sold in the initial closing of private placement, and incurred direct expenses related to the offering of $379,828.

On August 18, 2017, the Company conducted the second closing of a private placement, pursuant to which an aggregate of 200,000 shares of common stock and warrants exercisable for up to 20,000 shares of common stock were sold to one accredited investor. Fifty percent of the shares (100,000 shares) purchased in the closing were sold by one of the Company’s shareholders at $4.99 per share and the remaining fifty percent of the shares (100,000 shares) were issued by Jerash Holdings. Each share was sold together with one warrant, with each such warrant being immediately exercisable for one-tenth of one share of common stock. 200,000 five-year warrants were issued at $0.01 per warrant to purchase up to 20,000 shares of Jerash Holdings’ common stock at an exercise price per full share equal to $6.25. The Company received net proceeds of $450,910 for the shares and warrants issued and sold in the closing of this private placement.

On September 27, 2017, the Company conducted the third and final closing of a private placement, pursuant to which an aggregate of 50,000 shares of common stock and warrants exercisable for up to 5,000 shares of common stock were sold to two accredited investors. Fifty percent of the shares (25,000 shares) purchased in the closing were sold by one of the Company’s shareholders at $4.99 per share and the remaining fifty percent of the shares (25,000 shares) were issued by Jerash Holdings. Each share was sold together with one warrant, with each such warrant being immediately exercisable for one-tenth of one share of common stock. 50,000 five-year warrants were issued at $0.01 per warrant to purchase up to 5,000 shares of Jerash Holdings’ common stock at an exercise price per full share equal to $6.25. The Company received net proceeds of $110,179 for the shares and warrants issued and sold in the closing of this private placement.

Warrants issued for services

From time to time, the Company issues warrants to purchase its common stock. These warrants are valued using a Black-Scholes model and using the volatility, market price, exercise price, risk-free interest rate and dividend yield appropriate at the date the warrants were issued.

On May 15, 2017, Jerash Holdings issued warrants to the designees of the placement agent in the above private placement to purchase 48,600 units, with each unit consisting of one share of Jerash Holdings common stock and one warrant (with each such warrant being immediately exercisable for one-tenth of one share of its common stock at an exercise price of $6.25 per share for a period of five years from the issuance date), at an exercise price of $5.50 per unit. The fair value of these units was $107,990 and was included in offering costs of the private placement in May 2017.

F-41

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On May 15, 2017, Jerash Holdings also issued a five-year warrant to purchase up to 50,000 shares of its common stock pursuant to a letter agreement with one of its board advisors. The warrant has an exercise price of $5.00 per share and may be converted by means of “cashless” exercise during the term of the warrant. This warrant may be exercised any time after issuance through and including the five-year anniversary of the issuance date. Stock-based compensation expense recognized for the years ended March 31, 2018 and 2017 was $116,578 and $-0- respectively for this warrant.

On August 1, 2017, warrants to purchase 18,000 units became issuable by Jerash Holdings to the designees of the placement agent in the above private placement, with each unit consisting of one share of Jerash Holdings common stock and one warrant (with each such warrant being immediately exercisable for one-tenth of one share of its common stock at an exercise price of $6.25 per share for a period of five years from the issuance date), at an exercise price of $5.50 per unit. The fair value of these units was $43,122 and was included in offering costs of the private placement in August 2017.

On September 27, 2017, warrants to purchase 4,500 units became issuable by Jerash Holdings to the designees of the placement agent in the above private placement, with each unit consisting of one share of Jerash Holdings common stock and one warrant (with each such warrant being immediately exercisable for one-tenth of one share of its common stock at an exercise price of $6.25 per share for a period of five years from the issuance date), at an exercise price of $5.50 per unit. The fair value of these units was $10,814 and was included in offering costs of the private placement in September 2017.

During the year ended March 31, 2018, all of the outstanding warrants were fully vested and exercisable.

The fair value of these warrants granted was estimated as of the grant date using the Black-Scholes model with the following assumptions:

Common Stock Warrants March 31, 2018
Expected term (in years)	5.0
Risk-free interest rate (%)	1.80% - 1.90%
Expected volatility (%)	52.2%
Dividend yield (%)	0.0%

Warrant activity is summarized as follows:

	Shares	Weighted Average Exercise Price
Warrants outstanding at March 31, 2017	-	-
Granted	207,210	$5.69
Exercised	-	-
Cancelled	-	-
Warrants outstanding at March 31, 2018	207,210	$5.69

NOTE 8 – RELATED PARTY TRANSACTIONS

The relationship and the nature of related party transactions are summarized as follow:

Name of Related Party	Relationship to the Company	Nature of Transactions
Ford Glory International Limited, or FGIL	Affiliate, subsidiary of FGH	Sales / Purchases
Value Plus (Macao Commercial Offshore) Limited (“VPMCO”)	Affiliate, subsidiary of FGH	Purchases
Wealth Choice Limited, or WCL	Shareholder of Victory Apparel	Working Capital Advances
Yukwise Limited (“Yukwise”)	Wholly-owned by Mr. Choi	Consulting Services
Multi-Glory Corporation Limited (“Multi-Glory”)	Wholly-owned by a Significant Stockholder	Consulting Services

F-42

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Pursuant to the terms of a sale and purchase agreement between one of the Company’s current individual shareholders and Victory City Investments Limited, the ultimate 51% shareholder of FGIL, dated July 13, 2016 (the “Sale and Purchase Agreement”), and effective since August 1, 2016, all rights, interests and benefits of any contracts that FGIL had at that time with any of the Company’s customers for products manufactured or to be manufactured by the Company, together with the costs and obligations relating to those contracts were transferred to the Company. Thereafter, the Company has been selling directly to end-customers and no longer through its affiliate, FGIL.

Related party balances:

a.	Accounts receivable – related party:

Accounts receivable from related party in connection with the collection of accounts receivable from end-customers on behalf of the Company due to the support arrangement during the transition period consisted of the following:

	As of March 31, 2018	As of March 31, 2017
FGIL	$50,027	$2,343,892

b.	Other receivables – related party:

	As of March 31, 2018	As of March 31, 2017
WCL	$-	$336,746

The balance due from WCL was interest-free and due upon demand. The balance as of March 31, 2017 was fully collected from WCL on June 15, 2017.

c.	Due from shareholders:

	As of March 31, 2018	As of March 31, 2017
Two individual shareholders	$-	$353,175
Merlotte Enterprise Limited	-	339,325
	$-	$692,500

The balance as of March 31, 2017 was fully collected from shareholders on May 8, 2017.

Related party transactions:

a.	Sales to related party:

Prior to August 2016, the Company sold merchandise to end-customers through its affiliate during the ordinary course of business. The sales made to related party consisted of the following:

F-43

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	For the years ended March 31,
	2018	2017
Ford Glory	$-	$23,350,919

Pursuant to the Sale and Purchase Agreement, the Company has all rights, interests and benefits of the sales agreements signed with end-customers since August 2016, together with the costs and obligations of those agreements all belong to the Company. During the transition period, the Company’s affiliate supported the Company to complete the transition with no additional fees charged. For the years ended March 31, 2018 and 2017, $43,997,617 and $32,646,365 of sales were made with the support of Ford Glory.

b.	Purchases from related parties:

Before August 2016, the Company periodically purchased merchandise or raw materials from its affiliates during the ordinary course of business. The purchases from related parties consisted of the following:

	For the years ended March 31,
	2018	2017
VPMCO	$-	$5,161,134
Ford Glory	-	919,459
	$-	$6,080,593

For the year ended March 31, 2017, $2,162,525 and $562,644 of purchases were made with the support of VPMCO and FGIL with no profit earned and no fee charged, respectively.

c.	Consulting agreements

On January 16, 2018, an agreement was made between Treasure Success and Multi-Glory where Ng Tsze Lun, a significant stockholder of the Company, provides the marketing services and advisory to the Company. The agreement amounted to $300,000 per annum with automatic renewal. The agreement was commenced on January 1, 2018. Total consulting fees were $75,000 for the fiscal year ended March 31, 2018.

On January 12, 2018, an agreement was made between Treasure Success and Yukwise where Mr. Choi will provide principle executive and general management services to the Company. The agreement amounted to $300,000 per annum with automatic renewal. This agreement was commenced on January 1, 2018. Total advisory and management expenses were $75,000 for the fiscal year ended March 31, 2018. Mr. Choi wholly owns Yukwise.

d. Personal Guarantees

Borrowings under the Senior Credit Facility, as defined below, with HSBC are collateralized by the personal guarantees by Mr. Choi and Mr. Ng Tsze Lun.

NOTE 9 – CREDIT FACILITIES

Pursuant to a letter agreement dated May 29, 2017, Treasure Success entered into an $8,000,000 import credit facility with HSBC. In addition, pursuant to an offer letter dated June 5, 2017, HSBC offered to provide Treasure Success with a $12,000,000 factoring facility. The import credit and factoring facilities are collectively referred to as the “Senior Credit Facility”. The Senior Credit Facility is guaranteed by Jerash Holdings, Jerash Garments, as well as the Company’s two individual shareholders. In addition, the Senior Credit Facility requires cash and other investment security collateral of $3,000,000. HSBC provided that drawings under the Senior Credit Facility would be charged interest at the Hong Kong Interbank Offered Rate (“HIBOR”) plus 1.5% for drawings in Hong Kong dollars, and the London Interbank Offered Rate (“LIBOR”) plus 1.5% for drawings in other currencies. Applicable LIBOR and HIBOR rates at March 31, 2018 were 1.88% and 0.99%, respectively. The Senior Credit Facility will also contain certain service charges and other commissions and fees. As of March 31, 2018, the Company has drawn $980,195 under the Senior Credit Facility, which are due within 120 days of each borrowing date or upon demand by HSBC.

F-44

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company's business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of the Company’s products. The Company’s major product is outerwear. For the years ended March 31, 2018 and 2017, outerwear accounted for approximately 89.5% and 90.4% of total revenue. Based on management's assessment, the Company has determined that it has only one operating segment as defined by ASC 280.

The following table summarizes sales by geographic areas for the years ended March 31, 2018 and 2017, respectively.

	For the years ended
	March 31, 2018	March 31, 2017
United States	$61,238,605	$55,778,784
Jordan	7,267,732	5,968,607
Other countries	789,361	293,198
Total	$69,295,698	$62,040,589

All long-lived assets were located in Jordan as of March 31, 2018 and 2017.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Rent Commitment

The Company leases two manufacturing facilities under operating leases. Operating lease expense amounted to $1,274,606 and $1,143,252 for the years ended March 31, 2018 and 2017, respectively.

Future minimum lease payments under non-cancelable operating leases are as follows:

Twelve months ended March 31,
2018	$781,166
2019	35,925
2020 and thereafter	-
Total	$817,091

The Company has twenty-four operating leases for its facilities that require monthly payments ranging between $247 and $26,945 and are renewable on an annual basis.

F-45

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate to have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

NOTE 12 – INCOME TAX

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (“Tax Act”). The Tax Act included a broad range of complex provisions impacting the taxation of multi-national companies. The Tax Act makes broad and complex changes to the U.S. corporate income tax system and includes a Transition Toll Tax (the “Transition Tax”), which is a one-time mandatory deemed repatriation tax on accumulated foreign subsidiaries’ previously untaxed foreign earnings. The Toll Charge will be paid over an eight-year period, starting in 2018, and will not accrue interest. The Tax Act also imposed a global intangible low-taxed income tax (“GILTI”), which is a new tax on certain off-shore earnings at an effective rate of 10.5% for tax years beginning after December 31, 2017 (increasing to 13.125% for tax years beginning after December 31, 2025) with a partial offset for foreign tax credits. Generally, accounting for the impacts of newly enacted tax legislation is required to be completed in the period of enactment, however in response to the complexities and ambiguity surrounding the Tax Act, the SEC released Staff Accounting Bulletin No. 118 (“SAB 118”) to provide companies with relief around the initial accounting for the Tax Act. Pursuant to SAB 118, the SEC has provided a one-year measurement period for companies to analyze and finalize accounting for the Tax Act. During the one-year measurement period, SAB 118 allows companies to recognize provisional amounts when reasonable estimates can be made for the impacts resulting from the Tax Act. Jerash will finalize accounting for the Tax Act during the one-year measurement period, and any adjustments to the provisional amounts will be included in income tax expense or benefit in the appropriate period, and disclosed if material, in accordance with guidance provided by SAB 118.

While our accounting for the Tax Act is not complete, we have recognized a provisional charge (based on information available as of June 4, 2018) of approximately $1.4 million related to the Transition Tax. The Transition Tax is a tax on previously untaxed accumulated earnings and profits (“E&P”) of our foreign subsidiaries. To determine the amount of the Transition Tax, we must determine, in addition to other factors, the amount of post-1986 E&P of the relevant subsidiaries, as well as the amount of non-U.S. income taxes paid on such earnings, if any.

The income tax payable attributable to the Transition Tax is due over an eight-year period beginning in 2018. At March 31, 2018, an income tax payable of $1.4 million attributable to the transition tax is reflected in the Consolidated Balance Sheet.

The Tax Act has significant complexity and our final tax liability may materially differ from provisional estimates due to additional guidance and regulations that may be issued by the U.S. Treasury Department, the Internal Revenue Service (“IRS”) and state and local tax authorities, and for Jerash’s finalization of the relevant calculations required by the new tax legislation.

Jerash continues to analyze the provisions of the Tax Act which are effective after December 30, 2017, including but not limited to certain global intangible low-tax income (“GILTI”) from foreign operations.

Under GAAP, companies are allowed to make an accounting policy election to either treat taxes resulting from GILTI as a current-period expense when they are incurred or factor such amounts into the measurement of deferred taxes. The Company has not completed its analysis of the effects of the GILTI provisions and will further consider the accounting policy election within the measurement period as provided under SAB 118.

F-46

JERASH HOLDINGS (US), INC.,

SUBSIDIARIES AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – SUBSEQUENT EVENTS

Initial Public Offering

The registration statement on Form S-1 (File No. 333-222596) for the Company’s IPO was declared effective on March 14, 2018. On May 2, 2018 the Company issued 1,430,000 shares of common stock at $7.00 per share and received gross proceeds of $10,010,000. The Company incurred underwriting commissions of $477,341, underwriter offering expenses of $250,200 and additional underwriting expenses of approximately $352,159, yielding net proceeds from the IPO of approximately $8,930,300.

Independent Board of Directors

Simultaneous with the closing of the IPO, the Company increased the size of Board of Directors from two to five members and elected three new independent directors who will hold office until the next annual meeting of stockholders. The Company approved an audit committee charter and formed an audit committee of the Board of Directors, whose chair is an “audit committee financial expert.”

IPO Underwriter Warrants

Simultaneous with the closing of the IPO, the Company issued to the underwriter and its affiliates warrants to purchase 57,200 shares of common stock (“IPO Underwriter Warrants”) at an exercise price of $8.75 per share with an expiration date of May 2, 2023. The shares underlying the IPO Underwriter Warrants are subject to a 180-day lock-up.

Stock Incentive Plan

On March 21, 2018 the board of directors (the “board”) of Jerash Holdings adopted the Jerash Holdings 2018 Stock Incentive Plan (the “Plan”), pursuant to which the Company may grant various types of equity awards. Under the Plan, and 1,484,250 shares of common stock were reserved for issuance under the Plan. On April 9, 2018, the board approved the issuance of 989,500 nonqualified stock options under the Plan in accordance with the Plan at an exercise price of $7.00 per share, and a term of five years.

The Company has evaluated subsequent events through June 28, 2018, the date on which the financial statements were available to be issued.

F-47

Jerash Holdings (US), Inc.

1,591,750 Shares of Common Stock and
up to 74,000 Shares of Common Stock Underlying Warrants

PROSPECTUS

, 2018

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than brokerage commissions, payable in connection with the registration of the common stock hereunder. None of the following expenses are payable by the selling security holders. All amounts are estimates, except the SEC registration fee.

Amount
SEC registration fee	$1,072
Accountants’ fees and expenses*	50,000
Legal fees and expenses*	50,000
EDGAR filing service*	10,000
Miscellaneous*	5,000
Total*	$116,072

*	Indicates an estimate

Item 14. Indemnification of Directors and Officers.

Jerash Holdings (US), Inc. (the “Company”) is incorporated under the Delaware General Corporation Law (the “DGCL”).

Section 145(a) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those discussed above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; and that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

II-1

Article Twelve of the Company’s certificate of incorporation limits the liability of directors to the fullest extent permitted by the DGCL. The effect of this provision is to eliminate the Company’s rights, and the rights of its stockholders, through stockholder derivative suits on behalf of the Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, the Company’s directors will be personally liable to the Company and its stockholders for monetary damages if they acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived improper benefit from their actions as directors. In addition, the Company’s certificate of incorporation, as amended, provides that the Company has the right to indemnify its directors and officers to the fullest extent permitted by the DGCL.

Item 15. Recent Sales of Unregistered Securities.

Reorganization Transactions

On January 20, 2016, we issued an aggregate of 712,500 shares of our common stock (after giving effect to a stock split effected on May 11, 2017), to five investors in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), for an aggregate purchase price of $1,000. The shares of common stock were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

On May 11, 2017, we issued an aggregate of 8,787,500 shares of our common stock to three investors in a private placement exempt from registration under of the Securities Act, in exchange for 100% of the outstanding capital stock of Global Trend Investments Limited, a limited company incorporated in the British Virgin Islands. On that date, these shares represented 59% of our authorized shares of common stock and 92.5% of our common stock outstanding. The shares of common stock were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

Board Advisor Warrants

On May 15, 2017, we issued a five-year warrant to purchase up to 50,000 shares of our common stock pursuant to a letter agreement with one of our former directors. The warrant has an exercise price of $5.00 per share, and may be converted by means of “cashless” exercise during the term of the warrant. The securities were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

Private Offering Transactions

The following transactions were completed pursuant to the Securities Purchase Agreement, dated as of May 15, 2017:

On May 15, 2017, in connection with the first closing under the Securities Purchase Agreement, we issued an aggregate of 270,000 shares of our common stock, together with five-year warrants to purchase up to 54,000 shares of our common stock at an exercise price of $6.25 per share, to ten accredited investors in a private placement exempt from registration under the Securities Act, for an aggregate purchase price of $1,352,700. The securities sold in this offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act.

On August 18, 2017, in connection with the second closing under the Securities Purchase Agreement, we issued an aggregate of 100,000 shares of our common stock, together with five-year warrants to purchase up to 20,000 shares of our common stock at an exercise price of $6.25 per share, to one accredited investor in a private placement exempt from registration under the Securities Act, for an aggregate purchase price of $501,000. The securities sold in this offering were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act.

On September 27, 2017, in connection with the third and final closing under the Securities Purchase Agreement, we issued an aggregate of 25,000 shares of our common stock, together with five-year warrants to purchase up to 5,000 shares of our common stock at an exercise price of $6.25 per share, to two accredited investors in a private placement exempt from registration under the Securities Act, for an aggregate purchase price of $125,250. The securities sold in this offering were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act.

II-2

In connection with the above transactions, we issued warrants to the designees of our placement agent to purchase a total of 71,100 units, with each unit consisting of one share of our common stock and one warrant (with each such warrant being immediately exercisable for one-tenth (1/10th) of one share of common stock at an exercise price of $6.25 per share for a period of five years from the applicable issuance date), at an exercise price of $5.50 per unit. The Maxim Warrants include “piggy-back” registration rights, which give the holder of the Maxim Warrants the right to include the shares underlying the Maxim Warrants in a registration statement filed by the Company to register the Company’s securities for its own account or for the account of any security holder other than the holder of the Maxim Warrants. The holders of the Maxim Warrants have waived their rights to register shares of common stock in this registration statement. The shares of common stock were not registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

Each of the above transactions was exempt from registration pursuant to Section 4(a)(2) and Regulation D (Rule 506) of the Securities Act. In reliance on this exemption, the registrant considered the following:

•	The company did not engage in any general solicitation or advertising;

•	Each of the investors is sophisticated in matters of finance and business;

•	Each of the investors is an “accredited investor” as defined in Rule 501 of Regulation D;

•	The investors were given access to the type of information regarding the Company that would typically be included in a prospectus used in connection with an offering registered with the Securities and Exchange Commission; and

•	The investors have agreed to hold the securities for their own accounts, and not with a view to distribute the securities.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Index to Exhibits

Exhibit Number	Description	Location

2.1	Equity Contribution Agreement, dated as of May 11, 2017, by and among (i) Jerash Holdings (US), Inc., (ii) Merlotte Enterprises Limited, Lee Kian Tjiauw and Ng Tsze Lun, and (iii) Maxim Partners LLC, Dayspring Capital LLC, HSE Capital Partners, LLC, GH Global Enterprises, LLC and Asset Intelligence Limited	Incorporated herein by reference to Exhibit 2.1 to the Company’s Form S-1, filed with the SEC on June 27, 2017

2.2	Agreement and Plan of Merger, dated as of May 11, 2017, by and between Global Trend Investments Limited and Jerash Holdings (US), Inc.	Incorporated herein by reference to Exhibit 2.2 to the Company’s Form S-1, filed with the SEC on June 27, 2017

3.1	Certificate of Incorporation	Incorporated herein by reference to Exhibit 3.1 to the Company’s Form S-1, filed with the SEC on June 27, 2017

3.2	Certificate of Amendment to the Certificate of Incorporation, dated as of January 13, 2017	Incorporated herein by reference to Exhibit 3.2 to the Company’s Form S-1, filed with the SEC on June 27, 2017

3.3	Certificate of Amendment to the Certificate of Incorporation, dated as of May 11, 2017	Incorporated herein by reference to Exhibit 3.3 to the Company’s Form S-1, filed with the SEC on June 27, 2017

3.4	Certificate of Merger, dated as of May 11, 2017	Incorporated herein by reference to Exhibit 3.4 to the Company’s Form S-1, filed with the SEC on June 27, 2017

3.5	Bylaws	Incorporated herein by reference to Exhibit 3.5 to the Company’s Form S-1, filed with the SEC on June 27, 2017

II-3

4.1	Form of Common Stock Certificate	Incorporated herein by reference to Exhibit 4.1 to the Company’s Form S-1, filed with the SEC on June 27, 2017

5.1	Legal Opinion of Harter Secrest & Emery LLP	Filed herewith

10.1†	Securities Purchase Agreement, dated as of May 15, 2017, by and between Jerash Holdings (US), Inc., Lee Kian Tjiauw and the purchasers signatory thereto.	Incorporated herein by reference to Exhibit 10.1 to Amendment No. 4 to the Company’s Form S-1, filed with the SEC on October 10, 2017

10.2†	Registration Rights Agreement, dated as of May 15, 2017, by and between Jerash Holdings (US), Inc. and the purchasers signatory thereto	Incorporated herein by reference to Exhibit 10.2 to Amendment No. 4 to the Company’s Form S-1, filed with the SEC on October 10, 2017

10.3	Form of Warrant	Incorporated herein by reference to Exhibit 10.3 to the Company’s Form S-1, filed with the SEC on June 27, 2017

10.4	Letter Agreement for Banking Facilities, dated as of May 29, 2017, by and between The Hongkong and Shanghai Banking Corporation Limited and Treasure Success International Limited	Incorporated herein by reference to Exhibit 10.4 to the Company’s Form S-1, filed with the SEC on June 27, 2017

10.5	Letter Agreement for Invoice Discounting / Factoring Agreement, dated as of June 5, 2017, by and between The Hongkong and Shanghai Banking Corporation Limited, Treasure Success International Limited, Choi Lin Hung, Ng Tsze Lun, Jerash Garments and Fashions Manufacturing Company Limited, and Jerash Holdings (US), Inc.	Incorporated herein by reference to Exhibit 10.5 to the Company’s Form S-1, filed with the SEC on June 27, 2017

10.6+	Consulting Agreement, dated as of May 26, 2017, by and between Jerash Holdings (US), Inc., and LogiCore Strategies, LLC	Incorporated herein by reference to Exhibit 10.6 to the Company’s Form S-1, filed with the SEC on June 27, 2017

10.7+	Unified Employment Agreement for Expatriate Staff in the Textile, Garment and Clothing Industry between Jerash Garments of Fashions Manufacturing Company Limited and Wei Yang dated as of January 5, 2017	Incorporated herein by reference to Exhibit 10.7 to Amendment No. 3 to the Company’s Form S-1, filed with the SEC on September 29, 2017

10.8	Sale Agreement, dated as of March 31, 2006, by and between Jerash Garments and Fashions Manufacturing Company Limited and Victory Apparel (Jordan) Manufacturing Company Limited	Incorporated herein by reference to Exhibit 10.8 to Amendment No. 3 to the Company’s Form S-1, filed with the SEC on September 29, 2017

10.9	Dissolution of Agreement, dated as of June 30, 2016, between Jerash Garments and Fashions Manufacturing Company Limited and Victory Apparel (Jordan) Manufacturing Company Limited	Incorporated herein by reference to Exhibit 10.9 to Amendment No. 3 to the Company’s Form S-1, filed with the SEC on September 29, 2017

10.10	Rental Agreement, dated as of October 3, 2016, by and between Ford Glory International Limited and Treasure Success International Limited	Incorporated herein by reference to Exhibit 10.10 to Amendment No. 1 to the Company’s Form S-1, filed with the SEC on August 21, 2017

10.11	Guarantee of Mr. Choi Lin Hung and Mr. Ng Tsze Lun dated May 31, 2017	Incorporated herein by reference to Exhibit 10.11 to Amendment No. 3 to the Company’s Form S-1, filed with the SEC on September 29, 2017

10.12	Invoice Discounting/Factoring Agreement dated August 21, 2017, by and between The Hongkong and Shanghai Banking Corporation Limited and Treasure Success International Limited	Incorporated herein by reference to Exhibit 10.12 to Amendment No. 3 to the Company’s Form S-1, filed with the SEC on September 29, 2017

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10.13+	Consulting Agreement, dated January 12, 2018, by and between Treasure Success International Limited and Yukwise Limited	Incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K, filed with the SEC on January 16, 2018

10.14+	Consulting Agreement, dated January 16, 2018, by and between Treasure Success International Limited and Multi-Glory Corporation Ltd.	Incorporated herein by reference to Exhibit 10.18 to the Company’s Form S-1, filed with the SEC on January 18, 2018

10.15	Form of Subscription Agreement	Incorporated herein by reference to Exhibit 10.14 to Amendment No. 1 to the Company’s Form S-1, filed with the SEC on March 5, 2018

10.16	Form of Lock-Up Agreement - Officers, Directors and 5% or greater shareholders	Incorporated herein by reference to Exhibit 10.16 to Amendment No. 1 to the Company’s Form S-1, filed with the SEC on March 5, 2018

10.17	Form of Underwriter’s Warrant	Incorporated herein by reference to Exhibit 10.15 to Amendment No. 2 to the Company’s Form S-1, filed with the SEC on March 9, 2018

10.18	Jerash Holdings (US), Inc. 2018 Stock Incentive Plan	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2018

10.19+	Form of Option Award Notice and Agreement (Employee)	Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2018

10.20+	Form of Option Award Notice and Agreement (Consultant)	Incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2018

21.1	Subsidiaries of Jerash Holdings (US), Inc.	Incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on June 28, 2018

23.1	Consent of Friedman LLP	Filed herewith

24.1	Power of Attorney for Wei Yang	Incorporated herein by reference to the signature page of the Company’s Registration Statement on Form S-1, filed with the SEC on June 27, 2017

24.2	Power of Attorney for Richard J. Shaw, Gary J. Haseley, Sean Socha and Mak Chi Yan	Included on signature page

+	Indicates a management contract or compensatory plan, contract or arrangement.
†	Jerash Holdings (US), Inc. has requested confidential treatment of certain information contained in this exhibit. Such information was filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment under 17 C.F.R. §§ 200.80(b)(6) and 230.406.

(b) Financial Statement Schedules

No financial statement schedules are provided, because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

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1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That:

i.	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii.	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kowloon, in Hong Kong, on this 7th day of September, 2018.

JERASH HOLDINGS (US), INC.

By:	/s/ Choi Lin Hung
Choi Lin Hung
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Jerash Holdings (US), Inc., a Delaware corporation, do hereby constitute and appoint Choi Lin Hung as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Choi Lin Hung	Chairman, Chief Executive Officer, President and Treasurer	September 7, 2018
Choi Lin Hung	(Principal Executive Officer)

/s/ Richard J. Shaw	Chief Financial Officer	September 7, 2018
Richard J. Shaw	(Principal Financial and Accounting Officer)

*	Vice President, Secretary and Director	September 7, 2018
Wei Yang

Director
Gary J. Haseley

/s/ Sean Socha	Director	September 7, 2018
Sean Socha

/s/ Mak Chi Yan	Director	September 7, 2018
Mak Chi Yan

By:	/s/ Choi Lin Hung
Choi Lin Hung
Attorney-in-fact